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Annual Meeting of Shareholders Proxy Statement 2021

JPMorgan Chase & Co.
383 Madison Avenue
New York, New York 10179-0001
April 7, 2021
Dear fellow shareholders:
We are pleased to invite you to attend the annual meeting of shareholders to be held in a virtual meeting format only, via the Internet, on May 18, 2021 at 10:00 a.m. Eastern Time. Shareholders are provided an opportunity to ask questions about topics of importance to the Firm’s business and affairs, to consider matters described in the proxy statement and to receive an update on the Firm’s activities and performance.
We hope that you will attend the meeting. We encourage you to designate the persons named as proxies on the proxy card to vote your shares even if you are planning to attend. This will ensure that your common stock is represented at the meeting.
This proxy statement explains more about the matters to be voted on at the annual meeting, about proxy voting, and other information about how to participate. Please read it carefully. We look forward to your participation.
Sincerely,
James Dimon
Chairman and Chief Executive Officer

A Letter from Jamie Dimon, Our Chairman and CEO, and Stephen B. Burke, Our Lead Independent Director
April 7, 2021
Dear fellow shareholders:
As we reflect and consider future plans, we are keenly focused on the lessons from 2020. A year into the pandemic, COVID-19 has affected many of us personally, the world is still fighting to combat the spread, and we are only beginning to address its economic fallout. Events brought into sharp focus societal gaps, including with respect to racial equity and access to health care. Yet, throughout 2020, as unprecedented events unfolded, we were there to support our clients and customers, employees, and communities. We did this by staying true to our fundamental business principles and commitment to building long-term value for our shareholders.

While substantial work lies ahead, we are pleased with how we have responded thus far. The Firm’s performance demonstrated the strength of our complete, global, and diversified business model. Despite the challenging environment, we generated record revenue, while adding to our credit reserves to be prepared for future challenges. We gained market share in our businesses, demonstrated strong expense discipline, continued to achieve high customer satisfaction scores, maintained a fortress balance sheet, and paid dividends and returned excess capital to shareholders through share repurchases.

The Board recognizes that continued strong performance requires vigilant focus on our core business principles – exceptional client service; operational excellence; integrity, fairness and responsibility; and a great team and culture. Through our oversight of the Firm’s strategic planning process, we hold management accountable for abiding by these principles, while navigating change and driving innovation. This includes thoughtful investments in technology and acquisitions that will enhance our product offerings, and deepen engagement with clients, customers, and communities in which we live and work. In 2020, we particularly emphasized innovations to expand digital banking capabilities for people navigating the new remote environment. We also emphasized the need to support our clients and customers, protect employees, and assist our communities while managing risks associated with the pandemic. To provide close oversight, the Board met more often, received more frequent updates, and paid particular attention to how circumstances informed the Firm’s overall strategy.

With respect to our team, success is not possible without a first-rate management team. Identifying, developing, and nurturing senior leaders is one of the Board’s highest priorities. To set ourselves up for success, your Board regularly reviews succession planning for the CEO and the Operating Committee. We also meet with members of the Operating Committee and other senior leaders. This year, the Firm expanded the Operating Committee to include the heads of several of our largest businesses, to give them greater responsibility and broader exposure to firmwide issues. This expansion has also given the Board more opportunities to get to know a broad range of leaders who currently, and in the future will, execute the firm’s strategy and enhance our strong culture.

The Board also knows that our success is driven by the success of all our people and our reputation as a firm. Our culture is built on our core values of respect, integrity and inclusion, and we are focused on being an employer of choice for all talent. We are committed to hiring and retaining employees from all races, ethnicities, genders, sexual orientations, abilities, backgrounds, experiences and locations. In addition, this year, the Firm announced that we would invest $30 billion over the next five years to advance racial equity and help combat systemic racism within the communities in which we work. Management has detailed plans on how the firm will leverage its expertise in business, policy, and philanthropy to meet these goals. We have also developed a framework to hold management accountable for meeting these goals.

We also continued to take important steps to promote sustainability and reduce our environmental impact. Our 2020 initiatives included a commitment to align certain financing activities with the goals of the Paris Agreement, financing of more than $220 billion for transactions that advance the United Nations Sustainable Development goals and completion of the Firm’s inaugural green bond issuance of $1 billion.

Your dedicated directors are committed to these objectives and to maintaining a vital Board in the future. This year, we remained focused on our Board’s future. In December, we were fortunate to add Phebe Novakovic, Chairman and CEO of General Dynamics, to our Board and are pleased to nominate her for election by shareholders at the annual meeting. She brings to the Board an impressive combination of skills, experience and personal qualities that will serve our shareholders, the Firm, and the Board well.

We would also like to take this opportunity to again thank Lee Raymond, who retired from the Board in December 2020. We benefited greatly from his insights and contributions as a director and a trusted advisor. We all share his optimism about JPMorgan’s future and Steve Burke is honored to succeed Lee as Lead Independent Director in working with our Board and management to deliver on that.

We look forward to continuing to deliver value to our customers, shareholders, and stakeholders. On behalf of the entire board, we are grateful for your support of the Board and the Firm.

James Dimon
Chairman and Chief Executive Officer
Stephen B. Burke
Lead Independent Director

Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

DATE	Tuesday, May 18, 2021

TIME	10:00 a.m. Eastern Time

ACCESS
The 2021 Annual Meeting will be held in a virtual meeting format only, via the Internet. If you plan to participate in the virtual meeting, please see “Information about the annual shareholder meeting.” Shareholders will be able to attend, vote, examine the stockholders list and submit questions (both before, and for a portion of, the meeting) from any location via the Internet. Shareholders may participate online by logging in at www.virtualshareholdermeeting.com/JPM2021.
We encourage you to submit your proxy prior to the annual meeting.

RECORD DATE	March 19, 2021

MATTERS TO BE	•Election of Directors
VOTED ON
•Advisory resolution to approve executive compensation
•Approval of Amended and Restated Long-Term Incentive Plan effective May 18, 2021
•Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021
•Shareholder proposals, if they are properly introduced at the meeting
•Any other matters that may properly be brought before the meeting
By order of the Board of Directors
John H. Tribolati
Secretary
April 7, 2021

YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE PROMPTLY.
JPMorgan Chase & Co. uses the Securities and Exchange Commission (“SEC”) rule permitting companies to furnish proxy materials to their shareholders via the Internet. In accordance with this rule, on or about April 7, 2021, we sent to shareholders of record at the close of business on March 19, 2021, a Notice of Internet Availability of Proxy Materials (“Notice”), which includes instructions on how to access our 2021 Proxy Statement and 2020 Annual Report online, and how to vote online for the 2021 Annual Shareholder Meeting.
If you received a Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice.
To be admitted to the annual meeting at www.virtualshareholdermeeting.com/JPM2021, you must enter the control number found on your proxy card, voting instruction form or Notice you previously received. See “Information about the annual shareholder meeting” on page 107. At the virtual meeting site, you may follow the instructions to vote, access the stockholders list and ask questions before or during the meeting.
If you hold your shares through a broker, your shares will not be voted unless (i) you provide voting instructions or (ii) the matter is one for which brokers have discretionary authority to vote. Of the matters to be voted on at the annual meeting, the only one for which brokers have discretionary authority to vote is Proposal 4, the ratification of the independent registered public accounting firm. See “What is the voting requirement to approve each of the proposals?” on page 109.

Table of Contents	RECOMMENDATIONS

This proxy statement contains forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe” or other words of similar meaning. Forward-looking statements provide JPMorgan Chase & Co.’s (“JPMorgan Chase” or the “Firm”) current expectations or forecasts of future events, circumstances, results or aspirations, and are subject to significant risks and uncertainties. These risks and uncertainties could cause the Firm’s actual results to differ materially from those set forth in such forward-looking statements. Certain of such risks and uncertainties are described in JPMorgan Chase’s Annual Report on Form 10-K for the year ended December 31, 2020 ("2020 Form 10-K"). JPMorgan Chase does not undertake to update the forward-looking statements included in this proxy statement to reflect the impact of circumstances or events that may arise after the date the forward-looking statements were made.
No websites that are cited or referred to in this proxy statement shall be deemed to form part of, or to be incorporated by reference into, this proxy statement.

PROXY SUMMARY
2021 Proxy summary
This summary highlights information in this proxy statement. This summary does not contain all the information you should consider, and you should read the entire proxy statement carefully before voting. Terms not defined in the text of this proxy statement can be found in the “Glossary of selected terms and acronyms” on page 121.
Your vote is important. For more information on voting and attending the annual meeting, see “Information about the annual shareholder meeting” on page 107. This proxy statement has been prepared by our management and approved by the Board of Directors, and is being sent or made available to our shareholders on or about April 7, 2021.
Annual meeting overview: Matters to be voted on

MANAGEMENT PROPOSALS

The Board of Directors recommends you vote FOR each director nominee and FOR the following proposals (for more information see page referenced):

1.	Election of Directors	10
2.	Advisory resolution to approve executive compensation	37
3.	Approval of Amended and Restated Long-Term Incentive Plan effective May 18, 2021	84
4.	Ratification of independent registered public accounting firm	92

SHAREHOLDER PROPOSALS (if they are properly introduced at the meeting)

The Board of Directors recommends you vote AGAINST each of the following shareholder proposals (for more information see page referenced):

5.	Improve shareholder written consent	99
6.	Racial equity audit and report	101
7.	Independent board chairman	103
8.	Political and electioneering expenditure congruency report	105

2021 PROXY STATEMENT	1	JPMORGAN CHASE & CO.

PROXY SUMMARY

The Firm demonstrated strong financial performance in 2020

The Firm continued to build upon its strong momentum from prior years amid the unprecedented health and economic consequences of COVID-19. In 2020, the Firm reported record revenue1 of $122.9 billion and net income of $29.1 billion, or $8.88 per share, with return on common equity ("ROE") of 12% and return on tangible common equity ("ROTCE")2 of 14%, while adding $12.2 billion of credit reserves during the year to absorb potential future losses and returning $16.3 billion of capital to shareholders (including common dividends and net share repurchases). We gained market share in our businesses, demonstrated strong expense discipline, continued to achieve high customer satisfaction scores and maintained a fortress balance sheet.

JPMORGAN CHASE & CO.

$29.1B	$8.88	12%	14%	$81.75	$66.11	$16.3B
NET INCOME	EARNINGS PER SHARE (“EPS”)	ROE	ROTCE[2]	BOOK VALUE PER SHARE (“BVPS”)	TANGIBLE BOOK VALUE PER SHARE (“TBVPS”)[2]	NET CAPITAL DISTRIBUTIONS[3]

CONSUMER & COMMUNITY BANKING		CORPORATE & INVESTMENT BANK		COMMERCIAL BANKING		ASSET & WEALTH MANAGEMENT

$8.2B NET INCOME	15% ROE	$17.1B NET INCOME	20% ROE	$2.6B NET INCOME	11% ROE	$3.0B NET INCOME	28% ROE

•Revenue[1] of $51.3B
•Average deposits of $851.4B (up 22%); average loans of $448.3B (down 6%)
•Primary bank relationships for over 75% of Consumer Banking checking households
•Maintained #1 market share in Card, based on U.S. sales and outstandings
•Largest active digital and mobile customer base among U.S. banks, customers up 5% and 10% respectively[4]
•Added $7.8B of credit reserves

•Record net income on record revenue[1] of $49.3B
•Record Investment Banking ("IB") fees of $9.5B (up 25%); record Markets revenue of $29.5B (up 41%)
•#1 in Markets revenue; #1 in IB fees for 12 consecutive years
•#2 custodian globally as measured by assets under custody of $31T (up 15%)
•#1 in USD Payments volume
•Added $2.4B of credit reserves

•Revenue[1] of $9.3B
•Record gross IB revenue[5] of $3.3B (up 22%), surpassing long-term target of $3B, including record year for both Middle Market Banking & Specialized Industries ("MMBSI") and Corporate Client Banking & Specialized Industries ("CCBSI")
•Record Middle Market expansion market revenue of $911M (up 13%), approaching $1B target
•Average deposits of $237.6B (up 38%); average loans of $218.9B (up 5%)
•Added $1.7B of credit reserves

•Record net income[6] on record revenue[1,6] of $14.2B; pre-tax margin of 28%
•Record assets under management ("AUM")[6] of $2.7T (up 17%) and client assets[6] of $3.7T (up 18%)
•80% of 10-year long-term mutual fund AUM[6] performing in top two quartiles
•Record average deposits[6] of $162.0B (up 20%); record average loans[6] of $166.3B (up 13%)

EXCEPTIONAL CLIENT FRANCHISES	FORTRESS BALANCE SHEET & PRINCIPLES	LONG-TERM SHAREHOLDER VALUE

1The Firm reviews the results of the lines of business on a managed basis. Refer to Additional notes, Note 1, on page 114 for a definition of managed basis.
2ROTCE and TBVPS are each non-GAAP financial measures; refer to Note 1 on page 113 for a further discussion of these measures.
3Refer to Note 2 on page 39.
4Refer to Notes 2 and 3 on page 69.
5Refer to Additional notes, Note 3, on page 114.
6Refer to Additional notes, Note 4, on page 114.

JPMORGAN CHASE & CO.	2	2021 PROXY STATEMENT

PROXY SUMMARY

The Firm has demonstrated sustained, strong financial performance over time

We have generated strong financial results over time, significantly increasing net income by over 50% over the past 10 years while adding substantial credit reserves and capital. Over this period we increased average common equity by over 35% to $237 billion, and average tangible common equity ("TCE")1 by over 50% to $191 billion to support growth in the businesses and maintain a fortress balance sheet. We have maintained strong ROE and ROTCE1 over time.
We have also delivered sustained growth in EPS, BVPS and TBVPS1 over the past 10 years, reflecting compound annual growth rates of 8%, 6% and 8%, respectively over the period.

1Average TCE, ROTCE and TBVPS are each non-GAAP financial measures; refer to Note 1 on page 113 for a further discussion of these measures.
2Excluding the impact of the enactment of the Tax Cuts and Jobs Act (“TCJA”) of $(2.4) billion and a legal benefit of $406 million (after-tax) in 2017, adjusted net income would have been $26.5 billion, adjusted ROTCE would have been 13% and adjusted EPS would have been $6.87. Adjusted net income, adjusted ROTCE and adjusted EPS are each non-GAAP financial measures; refer to Notes on non-GAAP financial measures, Note 2, on page 113 for a further discussion of these measures.

2021 PROXY STATEMENT	3	JPMORGAN CHASE & CO.

PROXY SUMMARY

Total shareholder return (“TSR”)

TSR1 was (6)% in 2020, following a TSR of 47% in 2019 and (7)% in 2018, for a combined three-year TSR of 30%. The graph below shows our TSR expressed as the cumulative return to shareholders over the past decade. As illustrated, a $100 investment in JPMorgan Chase common stock on December 31, 2010 would be valued at $393 as of December 31, 2020, which significantly outperformed the financial services industry over the period, as measured by the S&P Financials Index and the KBW Bank Index.

Performance for the period ended December 31, 2020	JPMorgan Chase	S&P Financials Index	KBW Bank Index
1-YEAR	(6)%	(2)%	(10)%
3-YEAR	30%	13%	0%
5-YEAR	122%	69%	53%
10-YEAR	293%	178%	137%

$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
JPM Outperformance
$393
$278
$237

1TSR shows the actual return of the stock price, with dividends reinvested.

JPMORGAN CHASE & CO.	4	2021 PROXY STATEMENT

PROXY SUMMARY

We are committed to strong corporate governance practices

Our Board reviews its composition for the right mix of experience, refreshment, skills and diversity

•We seek directors with experience and demonstrated success in executive fields relevant to the Firm’s businesses and operations who contribute to the Board’s effective oversight of management and its diversity across a range of attributes
•Our directors have a well-balanced tenure with a mix of experience and fresh perspectives

A strong Lead Independent Director role facilitates independent Board oversight of management

•The Firm’s Corporate Governance Principles (“Governance Principles”) require the independent directors to appoint a Lead Independent Director if the role of the Chairman is combined with that of the CEO
•The Board reviews its leadership structure annually as part of its self-assessment process
•Responsibilities of the Lead Independent Director include:

presides at Board meetings in the Chairman’s absence or	presides over executive sessions of independent directors
when otherwise appropriate	engages and consults with major shareholders and other
acts as liaison between independent directors and the	constituencies, where appropriate
Chairman/CEO	guides the annual performance review of the Chairman/ CEO
provides advice and guidance to the CEO on executing long-term strategy	guides the annual independent director consideration of Chairman/CEO compensation
advises the CEO of the Board’s information needs	guides the full Board in its consideration of CEO succession
meets one-on-one with the Chairman/CEO following executive sessions of independent directors	guides the self-assessment of the Board
has the authority to call for a Board meeting or a meeting of independent directors	approves agendas and adds agenda items for Board meetings and meetings of independent directors

Our Board provides independent oversight of the Firm’s business and affairs

•Sets the cultural “tone at the top”
•Reviews the Firm’s strategic objectives and plans
•Evaluates the CEO’s performance and oversees talent management for other senior executives
•Oversees the Firm’s financial performance and condition
•Oversees the Firm’s risk management and internal control frameworks

We actively engage with shareholders

•We regularly engage with shareholders throughout the year on a wide variety of topics, such as strategy, financial and operating performance, competitive environment, regulatory landscape and environmental, social and governance (“ESG”) matters
•In 2020, our shareholder engagement initiatives included:
–Shareholder Outreach Program: In approximately 100 engagements with nearly 60 shareholders representing approximately 45% of the Firm’s outstanding common stock, we solicited feedback on strategy, financial and operating performance, governance, executive compensation and environmental and social matters, among others. Some of our directors, including our new Lead Independent Director, participated in engagements with several large shareholders.
–Meetings/Conferences: Senior management hosted approximately 40 investor meetings, and presented at approximately 10 investor conferences and at the Firm's 2020 Investor Day
–Annual Shareholder Meeting: We hosted the Firm's first virtual annual meeting with over 400 shareholders participating, representing an increase of over 800% from the previous annual meeting

Our governance practices promote Board effectiveness and shareholder interests

•Annual Board and committee assessment •Robust shareholder rights: –proxy access –right to call a special meeting –right to act by written consent
•Majority voting for all director elections
•Stock ownership requirements for directors
•100% Principal Standing Committee independence
•Executive sessions of independent directors at each regular Board meeting

2021 PROXY STATEMENT	5	JPMORGAN CHASE & CO.

PROXY SUMMARY

New this year

To meet the unique challenges of 2020, the Firm enhanced existing programs and launched new efforts to demonstrate our continued commitment to shareholders, employees, clients, customers and stakeholders. These efforts are part of our response to some key ESG matters.

The Firm's response to COVID-19

•At the onset of the pandemic, the Firm invoked resiliency plans to allow its businesses to remain operational and implemented alternative work arrangements globally, with the majority of its global workforce working from home, which has continued into 2021
•The Firm implemented health and safety protocols and provided additional benefits to employees during the pandemic, including:
◦enhanced office hygiene measures;
◦over $100 million in special payments to employees whose job requires them to continue working onsite, with a focus on those with compensation of less than $60,000;
◦additional paid days off to manage personal needs;
◦additional support for employees with childcare needs; and
◦expanded healthcare and well-being resources
•Additionally, the Firm responded to increased market volatility, client demand for credit and liquidity, distress in certain industries/sectors and the ongoing impacts to consumers and businesses
•The Firm supported clients and customers by providing assistance primarily in the form of payment deferrals on loans and extending credit, including through participation in the Small Business Administration's ("SBA") Paycheck Protection Program ("PPP")
•The Firm has committed $250 million to help address humanitarian needs and long-term economic challenges posed by the pandemic on the communities in which the Firm operates

Our Path Forward – $30 billion commitment to advance racial equity

Building on existing investments to maintain a culture of respect and inclusion and advance racial equity, in 2020, we announced that we will commit $30 billion over the next five years to advance racial equity and combat systemic racism within the communities in which we work. We will harness our expertise in business, policy and philanthropy and will work to:
•Promote affordable housing and homeownership for underserved communities through new home purchase loans and refinancing loans for Black and Latinx households and financing of affordable rental units
•Grow Black and Latinx-owned businesses by providing additional loans to small businesses and supplier opportunities
•Improve financial health and access to banking in Black and Latinx communities
•Accelerate investment in employees and build a more diverse and inclusive workforce by holding executives accountable for progress on diversity, equity and inclusion priorities

Advancing climate solutions

Climate change is a critical issue, and JPMorgan Chase strives to do our part in collaboration with clients, shareholders, policymakers and other stakeholders. Last year, a shareholder proposal concerning climate change risk reporting received support from 48.6% of our shareholders. The Firm has embarked on numerous initiatives that are responsive to that proposal and underscore our ongoing efforts to advance sustainability in our operations and financing activities. We continue to undertake credit and environmental due diligence for clients in different sectors in line with our internal risk policy and standard requirements, evaluating necessary information to make well informed and commercial risk decisions relative to our risk tolerances. In 2020, the Firm:
•Committed to align our financing activities in three sectors—oil and gas, electric power and automotive manufacturing—with the goals of the Paris Agreement.
•Launched the Center for Carbon Transition to engage clients on their long-term business strategies and provide centralized access to sustainability-focused financing, research and advisory solutions
•Promoted sustainable development by completing the Firm's inaugural green bond issuance of $1 billion
•Sourced renewable energy for 100% of our global power needs and committed to become carbon neutral in our operations
•Enhanced our policy and industry engagement through participation in the Climate Leadership Council and Rocky Mountain Institute's Center for Climate-Aligned Finance

JPMORGAN CHASE & CO.	6	2021 PROXY STATEMENT

PROXY SUMMARY

Proposal 1: Election of Directors – page 10

The Board of Directors has nominated the 10 individuals listed below. All are independent other than our CEO. If elected at our annual meeting, all nominees are expected to serve until next year’s annual meeting.

Nominee/Director of JPMorgan Chase since[1]	Age	Principal Occupation	Other Public Company Boards (#)	Committee Membership[2]

Linda B. Bammann Director since 2013	65	Retired Deputy Head of Risk Management of JPMorgan Chase & Co.[3]	0	Risk (Chair); Compensation & Management Development

Stephen B. Burke (Lead Independent Director) Director since 2004	62	Retired Chairman and Chief Executive Officer of NBCUniversal, LLC	1	Compensation & Management Development (Chair); Corporate Governance & Nominating

Todd A. Combs Director since 2016	50	Investment Officer at Berkshire Hathaway Inc. President and CEO of GEICO	0	Corporate Governance & Nominating (Chair); Compensation & Management Development

James S. Crown Director since 2004	67	Chairman and Chief Executive Officer of Henry Crown and Company	1	Public Responsibility (Chair); Risk

James Dimon Director since 2004	65	Chairman and Chief Executive Officer of JPMorgan Chase & Co.	0

Timothy P. Flynn Director since 2012	64	Retired Chairman and Chief Executive Officer of KPMG International	2	Audit (Chair)

Mellody Hobson Director since 2018	52	Co-CEO and President of Ariel Investments, LLC	1	Public Responsibility; Risk

Michael A. Neal Director since 2014	68	Retired Vice Chairman of General Electric Company and Retired Chairman and Chief Executive Officer of GE Capital	0	Audit; Public Responsibility

Phebe N. Novakovic Director since 2020	63	Chairman and Chief Executive Officer of General Dynamics Corporation	1	Audit

Virginia M. Rometty Director since 2020	63	Retired Executive Chairman, President and Chief Executive Officer of International Business Machines Corporation	0	Compensation & Management Development; Corporate Governance & Nominating

1Director of a heritage company of the Firm as follows: Bank One Corporation: Mr. Burke (2003–2004), Mr. Crown (1996–2004), Mr. Dimon, Chairman of the Board (2000–2004); First Chicago Corp.: Mr. Crown (1991–1996).
2Principal standing committee
3Retired from JPMorgan Chase & Co. in 2005

2021 PROXY STATEMENT	7	JPMORGAN CHASE & CO.

PROXY SUMMARY

Proposal 2: Advisory resolution to approve executive compensation – page 37

We are submitting an advisory resolution to approve the compensation of our Named Executive Officers (“NEOs”).

We believe shareholders should consider three key factors in their evaluation of this year’s proposal:

1. How we think about pay decisions
The Firm’s How We Do Business Principles ("Business Principles") and strategic framework form the basis of our Operating Committee ("OC") members’ strategic priorities. The Compensation & Management Development Committee ("CMDC") references those strategic priorities and the Firm’s compensation philosophy to assess OC members’ performance and to determine their respective total compensation levels and pay mix.
2. How we performed against our business strategy
We continued to deliver strong multi-year financial performance, invest in our future, strengthen our risk and control environment, and reinforce our culture and values, including our long-standing commitment to serve our customers, employees and communities, and conduct business in a responsible way to drive inclusive growth.
3. How performance determined pay in 2020
In determining OC member pay, the CMDC took into account performance across four broad performance dimensions: Business Results; Risk, Controls & Conduct; Client/Customer/Stakeholder; and Teamwork & Leadership. CEO pay is strongly aligned to the Firm’s short-, medium- and long-term performance, with approximately 83% of the CEO’s variable pay deferred into equity, of which 100% is in at-risk performance share units ("PSUs"). Other NEO pay is also strongly aligned to Firm and line of business ("LOB") performance, with a majority of variable pay deferred into equity, of which 50% is in at-risk PSUs.

Disciplined performance assessment process to determine pay

The CMDC uses a balanced discretionary approach to determine annual compensation, which includes a disciplined assessment of performance against the aforementioned four broad dimensions over a sustained period of time. For 2020, compensation awarded to the OC members also represents a balance between the outstanding efforts and performance of the Firm during COVID-19 with the impact of the pandemic on the Firm's other stakeholders.
The table below summarizes the salary and incentive compensation awarded to our NEOs for 2020 performance.

		Incentive Compensation
Name and principal position	Salary	Cash	Restricted stock units	Performance share units	Total

James Dimon Chairman and CEO	$1,500,000	$5,000,000	$—	$25,000,000	$31,500,000

Daniel Pinto[1] Co-President and Co-Chief Operating Officer; CEO Corporate & Investment Bank	8,240,290	—	8,129,855	8,129,855	24,500,000

Gordon Smith Co-President and Co-Chief Operating Officer; CEO Consumer & Community Banking	750,000	8,700,000	6,525,000	6,525,000	22,500,000

Mary Callahan Erdoes CEO Asset & Wealth Management	750,000	8,100,000	6,075,000	6,075,000	21,000,000

Jennifer Piepszak Chief Financial Officer	750,000	4,500,000	3,375,000	3,375,000	12,000,000

1Mr. Pinto, who is based in the U.K., received a fixed allowance of $7,635,000 paid in British pound sterling and a salary of £475,000.

JPMORGAN CHASE & CO.	8	2021 PROXY STATEMENT

PROXY SUMMARY

Proposal 3: Approval of Amended and Restated Long-Term Incentive Plan effective May 18, 2021 – page 84

We are seeking approval of our Amended and Restated Long-Term Incentive Plan (the “2021 Plan”), to renew the term of the Amended and Restated Long-Term Incentive Plan approved by shareholders on May 15, 2018 (the “2018 Plan”) by four years, to a term date of May 31, 2025, and to authorize approximately 29 million additional shares, bringing the total number of shares authorized under the Plan to 85 million shares (which is unchanged from the 2018 Plan). During our annual shareholder outreach program and discussion of our equity compensation practices, our shareholders indicated a preference for more frequent requests for approval of a smaller quantity of shares, as opposed to requesting larger quantities less frequently. As a result, the Compensation & Management Development Committee and the Board considered this feedback in determining the number of shares to request for authorization under the 2021 Plan.
The 2021 Plan would also continue to incorporate our compensation program for non-employee directors, with certain established retainers (both cash and equity) and certain limitations on future changes to those retainers (which are unchanged from the 2018 Plan).

Proposal 4: Ratification of Firm’s independent registered public accounting firm – page 92

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Firm’s independent registered public accounting firm to audit the Consolidated Financial Statements of JPMorgan Chase and its subsidiaries for the year ending December 31, 2021. A resolution is being presented to our shareholders requesting ratification of PwC’s appointment.

2021 PROXY STATEMENT	9	JPMORGAN CHASE & CO.

Corporate Governance

Proposal 1: Election of Directors

Our Board of Directors has nominated 10 directors, who, if elected by shareholders at our annual meeting, will be expected to serve until next year’s annual meeting.	RECOMMENDATION: Vote FOR all nominees

JPMORGAN CHASE & CO.	10	2021 PROXY STATEMENT

CORPORATE GOVERNANCE | ELECTION OF DIRECTORS
Key factors for shareholder consideration

1
Director nominees, Director independence, recruitment & re-nomination
•Nominees have executive experience and skills aligned with the Firm’s business and strategy
•Ongoing recruitment and refreshment promote a balance of experience and fresh perspective
•Since the 2020 Annual Meeting, a new director has been nominated for election, and one director retired

Pages 12-21

2	Board Governance
	•Lead Independent Director facilitates independent oversight of management •Board conducts an annual self-assessment and review of its leadership structure •Board sets the cultural “tone at the top”	•Board carries out a significant portion of its oversight responsibilities through its committees, allowing more in-depth attention devoted to overseeing key issues

Pages 22-27

3	Board oversight of the business and affairs of the Firm
•Board actively oversees the business and affairs of the Firm based on sound governance practices and effective leadership structure •Board reviews the strategic objectives and plans of the Firm
•Board oversees the Firm’s financial performance and condition
•Board oversees the Firm’s risk management and internal control frameworks
•Board evaluates CEO performance and compensation, and oversees talent management for other senior executives

Pages 28-29

4	Board engagement with the Firm’s stakeholders

•We reached out to over 100 of our largest shareholders, representing over 50% of the Firm’s outstanding common stock, and proxy advisory firms. In approximately 100 engagements with nearly 60 shareholders representing approximately 45% of the Firm’s outstanding common stock, we received feedback on strategy, financial and operating performance, governance, executive compensation, and environmental and social matters, among other matters. Some of our directors, including our new Lead Independent Director, participated in discussions with several large shareholders
•The Board engages with, and reviews feedback from, our stakeholders, including shareholders, employees, customers, suppliers and communities in which we work

Pages 30-31

2021 PROXY STATEMENT	11	JPMORGAN CHASE & CO.

ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director nominees	Board governance	Board oversight	Board engagement
1. Director nominees
Our Directors
JPMorgan Chase seeks director candidates who uphold the highest standards, are committed to the Firm’s values and are strong independent stewards of the long-term interests of shareholders, employees, customers, suppliers and communities in which we work. The Board, including the Corporate Governance & Nominating Committee (“Governance Committee”), considers Board composition holistically, with a focus on recruiting directors who have the qualities required to effectively oversee the Firm, including its present and future strategy. The Board seeks directors with experience in executive fields who will bring experienced and fresh perspectives and insight, and come together to effectively challenge and provide independent oversight of management. The Board looks for candidates with a diversity of experience, perspectives and viewpoints, including diversity with respect to gender, race, ethnicity and nationality.
The individuals presented on the following pages have been nominated for election because they possess the skills, experience, personal attributes and tenure needed to guide the Firm’s strategy, and to effectively oversee the Firm’s risk management and internal control framework, and management’s execution of its responsibilities.
In the biographical information about our director nominees that follows, the ages indicated are as of May 18, 2021, and the other information is as of the date of this proxy statement. There are no family relationships among the director nominees or between the director nominees and any executive officer. Unless otherwise stated, all nominees have been continuously employed by their present employers for more than five years.
All of the nominees are currently directors of the Firm. Other than Ms. Novakovic, who was elected to the Board effective December 2020, each was elected to the Board by our shareholders at our 2020 annual meeting.
Each nominee has agreed to be named in this proxy statement and, if elected, to serve a one-year term expiring at our 2022 annual meeting.
Directors are expected to attend our annual shareholder meetings. Nine of the ten directors serving on our Board at the time of the 2020 annual meeting attended the meeting. One director was unable to attend due to a prior professional obligation.
COMPOSITION OF BOARD NOMINEES

JPMORGAN CHASE & CO.	12	2021 PROXY STATEMENT

CORPORATE GOVERNANCE | ELECTION OF DIRECTORS

Director nominees	Board governance	Board oversight	Board engagement
ATTRIBUTES AND SKILLS OF THE NOMINEES
When selecting and recruiting candidates, the Board considers a wide range of attributes, executive experience and skills.

All of our nominees possess: integrity, judgment, strong work ethic, strength of conviction, collaborative approach to engagement, inquisitiveness, independent perspective and willingness to appropriately challenge management

FINANCE AND ACCOUNTING
•Knowledge of or experience in accounting, financial reporting or auditing processes and standards is important to effectively oversee the Firm’s financial position and condition and the accurate reporting thereof, and to assess the Firm’s strategic objectives from a financial perspective
10 Nominees

FINANCIAL SERVICES
•Experience in or with the financial services industry, including investment banking, global financial markets or consumer products and services, allows Board members to evaluate the Firm’s business model, strategies and the industry in which we compete
7 Nominees

INTERNATIONAL BUSINESS OPERATIONS	•Experience in diverse geographic, political and regulatory environments enables the Board to effectively oversee the Firm as it serves customers and clients across the globe	9 Nominees

LEADERSHIP OF A LARGE, COMPLEX ORGANIZATION	•Executive experience managing business operations and strategic planning allows Board members to effectively oversee the Firm’s complex worldwide operations	10 Nominees

MANAGEMENT DEVELOPMENT, SUCCESSION PLANNING, AND COMPENSATION
•Experience in senior executive development, succession planning and compensation matters helps the Board to effectively oversee the Firm’s efforts to recruit, retain and develop key talent and provide valuable insight in determining compensation of the CEO and other executive officers
10 Nominees

PUBLIC COMPANY GOVERNANCE
•Knowledge of public company governance matters, policies and best practices assists the Board in considering and adopting applicable corporate governance practices, interacting with stakeholders and understanding the impact of various policies on the Firm’s functions
10 Nominees

TECHNOLOGY
•Experience with or oversight of innovative technology, cybersecurity, information systems/data management, fintech or privacy is important in overseeing the security of the Firm’s operations, assets and systems as well as the Firm’s ongoing investment in and development of innovative technology
8 Nominees

REGULATED INDUSTRIES	•Experience with regulated businesses, regulatory requirements and relationships with global regulators is important because the Firm operates in a heavily regulated industry	10 Nominees

RISK MANAGEMENT AND CONTROLS
•Skills and experience in assessment and management of business and financial risk factors allow the Board to effectively oversee risk management and understand the most significant risks facing the Firm
10 Nominees

2021 PROXY STATEMENT	13	JPMORGAN CHASE & CO.

ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director nominees	Board governance	Board oversight	Board engagement

Age: 65
Director since: 2013
Committees:
•Risk Committee (Chair)
•Compensation & Management Development Committee
Director Qualification Highlights:
•Financial services
•Regulated industries
•Risk management and controls
Linda B. Bammann Retired Deputy Head of Risk Management of JPMorgan Chase & Co.

Through her service on other boards, including as Chair of the Business and Risk Committee of the Federal Home Loan Mortgage Corporation and her management tenure at JPMorgan Chase and Bank One Corporation, Ms. Bammann has developed insight and wide-ranging experience in financial services and extensive expertise in risk management and regulatory issues.

Career Highlights
JPMorgan Chase & Co., a financial services company (merged with Bank One Corporation in July 2004)
•Deputy Head of Risk Management (2004–2005)
•Chief Risk Management Officer and Executive Vice President, Bank One Corporation (2001–2004)
•Senior Managing Director, Banc One Capital Markets (2000–2001)

Other Public Company Directorships Within the Past Five Years
•None
Other Experience
•Former Board Member, Risk Management Association
•Former Chair, Loan Syndications and Trading Association
•Board Member, Travis Mills Foundation
Education
•Graduate of Stanford University
•M.A., Public Policy, University of Michigan

Age: 62
Director since: 2004
Committees:
•Compensation & Management Development Committee (Chair)
•Corporate Governance & Nominating Committee
Director Qualification Highlights:
•Finance and accounting
•Leadership of a large, complex organization
•Regulated industries
Stephen B. Burke (Lead Independent Director) Retired Chairman and Chief Executive Officer of NBCUniversal, LLC
Mr. Burke’s roles at Comcast Corporation and his prior work at other large global media corporations have given him broad exposure to the challenges associated with managing large and diverse businesses. In these roles, he has dealt with a variety of issues including audit and financial reporting, risk management, executive compensation, sales and marketing, technology and operations. These experiences have also provided Mr. Burke a background in regulated industries and international business. Mr. Burke retired from his executive and board positions at NBCUniversal and Comcast in 2020.

Career Highlights
Comcast Corporation/NBCUniversal, LLC, leading providers of entertainment, information and communication products and services
•Senior Advisor, Comcast Corporation (since 2021)
•Chairman of NBCUniversal, LLC and NBCUniversal Media, LLC (2020)
•Senior executive officer of Comcast Corporation (2011-2020)
•Chief Executive Officer and President of NBCUniversal, LLC and NBCUniversal Media, LLC (2011-2019)
•Chief Operating Officer, Comcast (2004–2011)
•President, Comcast Cable Communications Inc. (1998–2010)
Other Public Company Directorships Within the Past Five Years •Berkshire Hathaway Inc. (since 2009) Education •Graduate of Colgate University •M.B.A., Harvard Business School

JPMORGAN CHASE & CO.	14	2021 PROXY STATEMENT

CORPORATE GOVERNANCE | ELECTION OF DIRECTORS

Director nominees	Board governance	Board oversight	Board engagement

Age: 50
Director since: 2016
Committees:
•Corporate Governance & Nominating Committee (Chair)
•Compensation & Management Development Committee
Director Qualification Highlights:
•Financial services
•Regulated industries
•Risk management and controls
Todd A. Combs President and Chief Executive Officer of GEICO and Investment Officer at Berkshire Hathaway Inc.

Mr. Combs’ roles have provided him with extensive experience in financial markets, risk assessment and regulatory matters. His service on three of Berkshire Hathaway’s subsidiary boards has given him expertise and insight into matters such as corporate governance, strategy, succession planning and compensation.

Career Highlights
Berkshire Hathaway Inc., a holding company whose subsidiaries engage in a number of diverse business activities including finance, insurance and reinsurance, utilities and energy, freight rail transportation, manufacturing, retailing and other services
•President and CEO, GEICO (since 2020)
•Investment Officer (since 2010)
Castle Point Capital Management
•CEO and Managing Member (2005–2010)

Other Public Company Directorships Within the Past Five Years •None Education •Graduate of Florida State University •M.B.A., Columbia Business School

Age: 67
Director since: 2004
Committees:
•Public Responsibility Committee (Chair)
•Risk Committee
Director Qualification Highlights:
•Financial services
•Management development and succession planning
•Risk management and controls

James S. Crown Chairman and Chief Executive Officer of Henry Crown and Company

Mr. Crown’s position with Henry Crown and Company and his service on other public company boards have given him extensive experience with risk management, audit and financial reporting, investment management, capital markets activity and executive compensation matters.

Career Highlights
Henry Crown and Company, a privately owned investment company that invests in public and private securities, real estate, and operating companies
•Chairman and Chief Executive Officer (since 2018)
•President (2002–2017)
•Vice President (1985–2002)

Other Public Company Directorships Within the Past Five Years
•General Dynamics (since 1987) — Lead Director since 2010
Other Experience
•Chairman of the Board of Trustees, Aspen Institute
•Trustee, Museum of Science and Industry
•Trustee, University of Chicago
•Member, American Academy of Arts and Sciences
•Former member, President’s Intelligence Advisory Board
Education
•Graduate of Hampshire College
•J.D., Stanford University Law School

2021 PROXY STATEMENT	15	JPMORGAN CHASE & CO.

ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director nominees	Board governance	Board oversight	Board engagement

Age: 65
Director since: 2004 and Chairman of the Board since 2006
Director Qualification Highlights:
•Financial services
•Leadership of a large, complex organization
•Management development and succession planning
•Regulated industries
James Dimon Chairman and Chief Executive Officer of JPMorgan Chase & Co.

Mr. Dimon is an experienced leader in the financial services industry and has extensive international business expertise. As CEO, he is knowledgeable about all aspects of the Firm’s business activities. His work has given him substantial insight into the regulatory process.

Career Highlights
JPMorgan Chase & Co., a financial services company (merged with Bank One Corporation in July 2004)
•Chairman of the Board (since 2006) and Director (since 2004); Chief Executive Officer (since 2005)
•President (2004–2018)
•Chief Operating Officer (2004–2005)
•Chairman and Chief Executive Officer at Bank One Corporation (2000–2004)

Other Public Company Directorships Within the Past Five Years
•None
Other Experience
•Member of Board of Deans, Harvard Business School
•Director, Catalyst
•Member, Business Roundtable
•Member, Business Council
•Trustee, New York University School of Medicine
Education
•Graduate of Tufts University
•M.B.A., Harvard Business School

Age: 64 Director since: 2012 Committees: •Audit Committee (Chair) Director Qualification Highlights: •Finance and accounting •Leadership of a large, complex organization •Risk management and controls	Timothy P. Flynn Retired Chairman and Chief Executive Officer of KPMG International

Through his leadership positions at KPMG, Mr. Flynn gained perspective on the evolving business and regulatory environment, expertise in many of the issues facing complex, global companies, and extensive experience in financial services, auditing matters and risk management.

Career Highlights
KPMG International, a global professional services organization providing audit, tax and advisory services
•Chairman, KPMG International (2007–2011)
•Chairman, KPMG LLP (2005–2010)
•Chief Executive Officer, KPMG LLP (2005–2008)
•Vice Chairman, Audit and Risk Advisory Services, KPMG LLP (2001–2005)

Other Public Company Directorships Within the Past Five Years
•United Healthcare (since 2017)
•Wal-Mart Stores, Inc. (since 2012)
•Alcoa Corporation (2016–2021)
•Chubb Corporation (2013–2016)
Other Experience
•Member of Board of Trustees, The University of St. Thomas
•Former Trustee, Financial Accounting Standards Board
•Former Member, World Economic Forum’s International Business Council
•Former Board Member, International Integrated Reporting Council
Education
•Graduate of The University of St. Thomas

JPMORGAN CHASE & CO.	16	2021 PROXY STATEMENT

CORPORATE GOVERNANCE | ELECTION OF DIRECTORS

Director nominees	Board governance	Board oversight	Board engagement

Age: 52
Director since: 2018
Committees:
•Public Responsibility Committee
•Risk Committee
Director Qualification Highlights:
•Financial services
•Management development and succession planning
•Regulated industries

Mellody Hobson Co-CEO and President of Ariel Investments, LLC

Ms. Hobson’s roles at Ariel Investments, LLC, as well as on public company boards, have provided her with significant experience in financial services and financial markets, corporate governance, strategic planning, operations, regulatory issues and international business.

Career Highlights
Ariel Investments, LLC, a global asset management firm
•Co-CEO (since 2019)
•President and Director (since 2000)
•Chairman of the Board of Trustees of Ariel Investment Trust, a registered investment company (since 2006)
Regular contributor and analyst on finance, the markets and economic trends for CBS News

Other Public Company Directorships Within the Past Five Years
•Starbucks Corporation — Chair (since 2021); Vice Chair (2018-2021); member (since 2005)
•DreamWorks Animation SKG, Inc. (2004–2016)
•The Estée Lauder Companies Inc. (2005–2018)
Other Experience
•Chair, After School Matters
•Ex Officio / Former Chair, The Economic Club of Chicago
•Executive Committee of the Board of Governors, Investment Company Institute
•Vice Chair, World Business Chicago
•Former regular contributor and analyst on finance, the markets and economic trends for CBS news
Education
•Graduate of the School of Public and International Affairs at Princeton University

Age: 68
Director since: 2014
Committees:
•Audit Committee
•Public Responsibility Committee
Director Qualification Highlights:
•Financial services
•International business operations
•Leadership of large, complex organization

Michael A. Neal Retired Vice Chairman of General Electric Company and Retired Chairman and Chief Executive Officer of GE Capital

Mr. Neal has extensive experience managing large, complex businesses in regulated industries around the world. During his career with General Electric and GE Capital, Mr. Neal oversaw the provision of financial services and products to consumers and businesses of all sizes globally. His professional background has provided him with extensive expertise and insight in risk management, strategic planning and operations, finance and financial reporting, government and regulatory relations, and management development and succession planning.

Career Highlights General Electric Company, a global industrial and financial services company •Vice Chairman (2005–2013) •Chairman and Chief Executive Officer, GE Capital (2007–2013)
Other Public Company Directorships Within the Past Five Years
•None
Other Experience
•Trustee, The GT Foundation of the Georgia Institute of Technology
Education
•Graduate of the Georgia Institute of Technology

2021 PROXY STATEMENT	17	JPMORGAN CHASE & CO.

ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director nominees	Board governance	Board oversight	Board engagement

Age: 63 Director since: 2020 Committees: •Audit Committee Director Qualification Highlights: •International Business Operations •Leadership of a large complex organization •Technology	Phebe N. Novakovic Chairman and Chief Executive Officer of General Dynamics

Ms. Novakovic's leadership roles at General Dynamics, as well as her tenure with the Office of Management and Budget and as Special Assistant to the Secretary and Deputy Secretary of Defense, have provided her with significant experience in international business operations, leadership of a large complex organization, and regulated industries and regulatory issues.

Career Highlights
General Dynamics, a global aerospace and defense company
•Chairman and Chief Executive Officer (since 2013)
•President and Chief Operating Officer (2012)
•Executive Vice President, Marine Systems (2010-2012)
•Senior Vice President, Planning and Development (2005-2012)
•Vice President (2002-2005)

Other Public Company Directorships Within the Past Five Years
•General Dynamics - Chairman since 2013; member since 2012
•Abbott Laboratories (2010-2021)
Other Experience
•Chairman of the Board of Directors, Association of the United States Army
•Chairman of the Board of Trustees, Ford's Theatre
•Trustee, Northwestern University
•Director, Northwestern Memorial Healthcare
•Member, Business Roundtable
Education
•Graduate of Smith College
•M.B.A., University of Pennsylvania Wharton School

Age: 63
Director since: 2020
Committees:
•Corporate Governance & Nominating Committee
•Compensation & Management Development Committee
Director Qualification Highlights:
•Leadership of a large, complex organization
•Public company governance
•Technology
Virginia M. Rometty Retired Executive Chairman, President and Chief Executive Officer of International Business Machines Corporation (“IBM”)
During her tenure spanning four decades at IBM, Mrs. Rometty has gained extensive expertise in technology, and in all aspects of leading a complex global business, including succession planning, public company governance, as well as operational and regulatory issues. Mrs. Rometty retired from the President and Chief Executive Officer roles at IBM on April 6, 2020 and as Executive Chairman of the Board on December 31, 2020.

Career Highlights IBM, a global information technology company •Executive Chairman (2020) •Chairman, President and Chief Executive Officer (2012-2020)
Other Public Company Directorships Within the Past Five Years
•IBM (2012-2020)
Other Experience
•Co-Chair, OneTen
•Member, Business Roundtable
•Member, Council on Foreign Relations
•Member, Peterson Institute for International Economics
•Vice Chairman, Board of Trustees, Northwestern University
•Board of Trustees, Memorial Sloan-Kettering Cancer Center
•Former Member, President’s Export Council
Education
•Graduate of Northwestern University

JPMORGAN CHASE & CO.	18	2021 PROXY STATEMENT

CORPORATE GOVERNANCE | ELECTION OF DIRECTORS

Director nominees	Board governance	Board oversight	Board engagement
Director independence
All of the Firm’s non-management Board members are independent, under both the NYSE corporate governance listing standards and the Firm’s independence standards as set forth in its Governance Principles.
To be considered independent, a director must have no disqualifying relationships, as defined by the NYSE, and the Board must have affirmatively determined that he or she has no material relationships with JPMorgan Chase, either directly or as a partner, shareholder or officer of another organization that has a relationship with the Firm.
In assessing the materiality of relationships with the Firm, the Board considers relevant facts and circumstances. Given the nature and broad scope of the products and services provided by the Firm, there are from time to time ordinary course of business transactions between the Firm and a director, his or her immediate family members, or principal business affiliations. These may include, among other relationships: extensions of credit; provision of other financial and financial advisory products and services; business transactions for property or services; and charitable contributions made by the JPMorgan Chase Foundation or the Firm to a nonprofit organization of which a director is an officer. The Board reviews these relationships to assess their materiality and determine if any such relationship would impair the independence and judgment of the relevant director. The Board considered:
•Consumer credit: credit cards issued to directors Bammann, Crown, Flynn, Hobson, Neal, Novakovic and their immediate family members
•Wholesale credit: extensions of credit and other financial and financial advisory products and services provided to: Berkshire Hathaway Inc., for which Mr. Combs is an Investment Officer, and its subsidiaries; Henry Crown and Company, for which Mr. Crown is Chairman and Chief Executive Officer, and other Crown family-owned entities; Ariel Investments, LLC, for which Ms. Hobson is Co-Chief Executive Officer and President, and its subsidiaries and funds; certain entities wholly-owned by Ms. Hobson’s spouse; and General Dynamics Corporation, for which Ms. Novakovic is Chairman and Chief Executive Officer, and its subsidiaries
•Goods and services: commercial office space leased by the Firm from subsidiaries of companies in which Mr. Crown and members of his immediate family have indirect ownership interests; purchases from Berkshire Hathaway subsidiaries of private aviation services, professional services related to the Firm’s corporate-owned aircraft, and merchandising fixtures for retail branches; and purchases from General Dynamics subsidiaries of corporate aircraft and associated maintenance services and parts
The Board, having reviewed the relevant relationships between the Firm and each director and nominee, determined, in accordance with the NYSE’s listing standards and the Firm’s independence standards, that each non-management director (Linda B. Bammann, Stephen B. Burke, Todd A. Combs, James S. Crown, Timothy P. Flynn, Mellody Hobson, Michael A. Neal, Phebe N. Novakovic and Virginia M. Rometty) had only immaterial relationships with JPMorgan Chase and accordingly is independent. James A. Bell and Laban P. Jackson, Jr., who retired in May 2020, and Lee R. Raymond who retired in December 2020, had only immaterial relationships with JPMorgan Chase and accordingly were independent directors.
All directors who served on the Audit and Compensation & Management Development Committees of the Board were also determined to meet the additional independence and qualitative criteria of the NYSE listing standards applicable to directors serving on those committees. For more information about the committees of the Board, see pages 24-26.

2021 PROXY STATEMENT	19	JPMORGAN CHASE & CO.

ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director nominees	Board governance	Board oversight	Board engagement
Director recruitment
The Governance Committee oversees the ongoing evaluation of candidates for Board membership and the candidate nomination process.

Candidate recommendations
The Governance Committee solicits candidate recommendations from shareholders, directors, and management and has been assisted by a third-party advisor in identifying qualified candidates

Assessment
In evaluating prospective directors, among other items, the Governance Committee considers:
•The Firm’s Governance Principles
•The Firm’s strategy, risk profile and current Board composition
•Candidate’s specific skills and experiences based on the needs of the Firm
•Candidate diversity

Candidate meetings The potential nominee meets with the Governance Committee, Lead Independent Director, Chairman of the Board, other members of the Board and senior management, as appropriate

Full Board consideration The candidate is put forward for consideration by the full Board

Our By-laws also permit a shareholder group of up to 20 shareholders who have continuously owned at least 3% of the Firm’s outstanding shares for at least three years to nominate up to 20% of the Board (but in any event at least two directors). For further information, see page 112. All candidates recommended to the Governance Committee are evaluated based on the same standards.
Recent Board Refreshment
Since our last annual shareholders meeting, the Board, using the process described above and taking into account, among other factors, shareholders’ interest in board refreshment and adding directors with experience in technology and leadership of large, complex organizations, elected Phebe N. Novakovic to the Board effective December 2020. Ms. Novakovic has been among a select group of individuals considered as part of the Governance Committee’s evaluation of prospective Board members in recent years and has been an active participant at Firm events, including as a featured speaker. Based on her background and the support of several directors familiar with Ms. Novakovic's diligence, efforts and effectiveness, Mr. Dimon suggested that the Governance Committee consider Ms. Novakovic as a prospective candidate. After members of the Board met with Ms. Novakovic and the Governance Committee reviewed her qualifications, as well as her constructive personal attributes and her independence, Ms. Novakovic was recommended for election to the Board. For information on Ms. Novakovic’s qualifications, see page 18.

JPMORGAN CHASE & CO.	20	2021 PROXY STATEMENT

CORPORATE GOVERNANCE | ELECTION OF DIRECTORS

Director nominees	Board governance	Board oversight	Board engagement
Director re-nomination
The Governance Committee also oversees the re-nomination process. In determining whether to re-nominate a director for election at our annual meeting, the Governance Committee reviews each director, considering:
Retirement Policy
Our Governance Principles require a non-management director to offer not to stand for re-election in each calendar year following a year in which the director will be 72 or older. The Board (other than the affected director) then determines whether to accept the offer. The Board believes that the appropriate mix of experience and fresh perspectives is an important consideration in assessing Board composition, and the best interests of the Firm are served by taking advantage of all available talent, and evaluations as to director candidacy should not be determined solely on age.
None of our director nominees will be 72 or older this year.
For a description of the annual Board and committee self-assessment process, see page 27.

2021 PROXY STATEMENT	21	JPMORGAN CHASE & CO.

ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director nominees	Board governance	Board oversight	Board engagement
2. Board governance
Strong governance practices
Our Board is guided by the Firm’s Governance Principles, and we adhere to the Commonsense Corporate Governance Principles and the Investor Stewardship Group’s Corporate Governance Principles for U.S. Listed Companies. Our sound governance practices include:

Annual election of all directors by majority vote
100% principle standing committee independence
Lead Independent Director with clearly-defined responsibilities
Executive sessions of independent directors at each regular Board meeting
Annual Board and committee self-assessment guided by Lead Independent Director
No poison pill
Ongoing director education
Robust shareholder engagement process, including participation by our Lead Independent Director

Semi-annual Board review of investor feedback
Ongoing consideration of Board composition and refreshment, including diversity in director succession
Strong director attendance: each director attended 75% or more of total meetings of the Board and committees on which he or she served during 2020
Stock ownership requirements for directors
Board oversight of corporate responsibility and ESG matters
Robust anti-hedging and anti-pledging policies
Direct Board access to management
Our Board’s leadership structure
The Board’s leadership structure is designed to promote Board effectiveness and to appropriately allocate authority and responsibility between the Board and management.
The Board believes it is important to retain flexibility to determine its leadership structure based on the particular composition of the Board, the individuals serving in leadership positions, the needs and opportunities of the Firm as they change over time and the additional factors described on the following page. The Board has separated the Chairman and CEO positions in the past and may do so again in the future if it believes that doing so would be in the best interest of the Firm and its shareholders.
Based on consideration of the factors described on the following page, our Board has determined that combining the roles of Chairman and CEO is the most effective leadership structure for the Board at this time. The Board believes the present structure provides the Firm and the Board with strong leadership, appropriate independent oversight of management, continuity of experience that complements ongoing Board refreshment, and the ability to communicate their business and strategy to shareholders, clients, employees, regulators and the public in a single voice.
As required by the Firm’s Governance Principles when the role of the Chairman is combined with that of the CEO, the independent directors appointed a Lead Independent Director. Our Lead Independent Director focuses on the Board’s priorities and processes, facilitates independent oversight of management and promotes open dialogue among the independent directors during Board meetings, at executive sessions without the presence of the CEO and between Board meetings.
In September 2020, the independent directors of the Board unanimously elected Stephen B. Burke as Lead Independent Director, succeeding Lee R. Raymond, effective January 1, 2021. In electing Mr. Burke as Lead Independent Director, the Board confirmed its March 2020 determination that its leadership structure, with a combined CEO and Chairman and Lead Independent Director, remains in the best interests of the Firm and its shareholders. The directors also considered the Board’s ongoing succession planning for the Lead Independent Director, the skills and attributes required of the role, and Mr. Burke’s background and experience, including his in-depth knowledge of the Firm and its businesses, strong interpersonal skills, demonstrated independent judgment and financial and operational track record as CEO of NBCUniversal. Mr. Raymond announced his resignation from the Board in December 2020, effective at the end of the year.

JPMORGAN CHASE & CO.	22	2021 PROXY STATEMENT

CORPORATE GOVERNANCE | ELECTION OF DIRECTORS

Director nominees	Board governance	Board oversight	Board engagement
Factors the Board considers in reviewing its leadership structure
The Board reviews its leadership structure not less than annually, and conducted its most recent review in March 2021, considering the following factors:
•The current composition of the Board
•The respective responsibilities for the positions of Chairman and Lead Independent Director (see table below for detailed information)
•The people currently in the roles of Chairman and Lead Independent Director and their record of strong leadership and performance in their roles
•The policies and practices in place to provide independent Board oversight of management (including Board oversight of CEO performance and compensation, regular executive sessions of the independent directors, Board input into agendas and meeting materials, and Board self-assessment)
•The Firm’s circumstances, including its financial performance
•The views of our stakeholders, including shareholders
•Trends in corporate governance, including practices at other public companies, and studies on the impact of leadership structures on shareholder value
•Such other factors as the Board determines
Respective duties and responsibilities of the Chairman and Lead Independent Director

CHAIRMAN OF THE BOARD:	calls Board and shareholder meetings
presides at Board and shareholder meetings
approves Board meeting schedules, agendas and materials, subject to the approval of the Lead Independent Director
LEAD INDEPENDENT DIRECTOR:	presides at Board meetings in the Chairman’s absence or when otherwise appropriate acts as liaison between independent directors and the Chairman/CEO presides over executive sessions of independent directors
engages and consults with major shareholders and other constituencies, where appropriate provides advice and guidance to the CEO on executing long-term strategy guides the annual performance review of the Chairman/CEO
advises the CEO of the Board’s information needs
guides the annual independent director consideration of Chairman/CEO compensation meets one-on-one with the Chairman/CEO following executive sessions of independent directors guides the Board in its consideration of CEO succession
has the authority to call for a Board meeting or a meeting of independent directors guides the self-assessment of the Board
approves agendas and adds agenda items for Board meetings and meetings of independent directors

2021 PROXY STATEMENT	23	JPMORGAN CHASE & CO.

ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director nominees	Board governance	Board oversight	Board engagement
Board meetings

13 Board Meetings Communication between meetings as appropriate	8 Executive sessions of independent directors Led by Lead Independent Director	43 Meetings of Principal Standing Committees	18 Meetings of Specific Purpose Committees

The Board conducts its business as a group and through a well-developed committee structure in adherence to our Governance Principles. The Board has established practices and processes to actively manage its information flow, set meeting agendas and promote sound, well-informed decisions.
Board members have direct access to management and regularly receive information from and engage with management during and outside of formal Board meetings.
In addition, the Board and each committee has the authority and resources to seek legal or other expert advice from sources independent of management.
The full Board met 13 times in 2020. For more information on committees, see below. Each director attended 75% or more of the total meetings of the Board and the committees on which he or she served in 2020.
Committees of the Board
A significant portion of our Board’s oversight responsibilities is carried out through its five independent, principal standing committees: Audit Committee, CMDC, Governance Committee, Public Responsibility Committee ("PRC") and Risk Committee. Allocating responsibilities among committees allows more in-depth attention devoted to the Board’s oversight of the business and affairs of the Firm.
Committees meet regularly in conjunction with scheduled Board meetings and hold additional meetings as needed. Each committee reviews reports from senior management and reports its actions to, and discusses its recommendations with, the full Board.
Each principal standing committee operates pursuant to a written charter. These charters are available on our website at jpmorganchase.com/about/governance/board-committees. Each charter is reviewed at least annually as part of the Board’s and each respective committee’s self-assessment.
The Governance Committee annually reviews the allocation of responsibility among the committees as part of the Board and committee self-assessment. For more information about the self-assessment process, see page 27.
Each committee has oversight of specific areas of business activities and risk, and engages with the Firm’s senior management responsible for those areas.
All committee chairs are appointed at least annually by our Board. Committee chairs are responsible for:
•Calling meetings of their committees
•Approving agendas for their committee meetings
•Presiding at meetings of their committees
•Serving as a liaison between committee members and the Board, and between committee members and senior management, including the CEO
•Working directly with the senior management responsible for committee mandates
The Board determined each member of the Audit Committee in 2020 (Timothy P. Flynn, Todd A. Combs, Michael A. Neal and Phebe N. Novakovic) to be an audit committee financial expert in accordance with the definition established by the SEC, and that Ms. Bammann, the chair of the Risk Committee, has experience in identifying, assessing and managing risk exposures of large, complex financial firms in accordance with rules issued by the Board of Governors of the Federal Reserve System (“Federal Reserve”).

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CORPORATE GOVERNANCE | ELECTION OF DIRECTORS

Director nominees	Board governance	Board oversight	Board engagement
Key oversight responsibilities

BOARD OF DIRECTORS

Audit	CMDC	Risk	PRC	Governance

16 meetings in 2020
Oversees:
•The independent registered public accounting firm’s qualifications and independence
•The performance of the internal audit function and the independent public accounting firm
•Management’s responsibilities to assure that there is an effective system of controls
•Internal control framework
•Integrity of financial statements
•Compliance with the Firm’s ethical standards, policies, plans and procedures, and with laws and regulations
•Reputational risks and conduct risks within its scope of responsibility

7 meetings in 2020
Oversees:
•Development of and succession for key executives
•Compensation principles and practices
•Compensation and qualified benefit programs
•Operating Committee performance assessments and compensation
•Firm’s Business Principles, culture and significant employee conduct issues and any related actions
•Reputational risks and conduct risks within its scope of responsibility

7 meetings in 2020
Oversees:
•Management’s responsibility to implement an effective global risk management framework reasonably designed to identify, assess and manage the Firm’s risks, including:
–Strategic risk
–Market risk
–Credit and investment risk
–Operational risk
•Applicable primary risk management policies
•Risk appetite results and breaches
•The Firm’s capital and liquidity planning and analysis
•Reputational risks and conduct risks within its scope of responsibility

4 meetings in 2020
Oversees:
•Community investing and fair lending practices
•Political contributions, major lobbying priorities and principal trade association memberships related to public policy
•Sustainability, including ESG policies and activities
•Consumer practices, including consumer experience, consumer complaint resolution and consumer issues related to disclosures, fees or the introduction of major new products
•Reputational risks and conduct risks within its scope of responsibility

9 meetings in 2020
Oversees:
•Proposed nominees for election to the Board
•Corporate governance practices applicable to the Firm
•The framework for the Board’s self-assessment
•Shareholder matters
•Board composition and nominees
•Reputational risks and conduct risks within its scope of responsibility

For more information about committee responsibilities, see Committee Charters available at: jpmorganchase.com/about/governance/board-committees.
Other Standing Committees
The Board has two additional standing committees:
Stock Committee: The committee is responsible for implementing the declaration of dividends, authorizing the issuance of stock, administering the dividend reinvestment plan and implementing share repurchase plans. The committee acts within Board-approved limitations and capital plans.
Executive Committee: The committee may exercise all the powers of the Board that lawfully may be delegated, but with the expectation that it would not take material actions absent special circumstances.
The Board may establish additional standing committees as needed.
Specific Purpose Committees
The Board establishes Specific Purpose Committees as appropriate to address specific issues. The Board currently has two such committees, the Markets Compliance Committee and the Omnibus Committee.
The Markets Compliance Committee provides oversight in connection with certain markets-related matters, including the Federal Reserve Consent order and the Deferred Prosecution Agreement entered into with the U.S. Department of Justice to resolve its precious metals and U.S. Treasuries investigations. It oversees and provides guidance to management with respect to relevant aspects of the company’s control agenda and oversees and monitors progress under plans developed by management with respect to these matters.
The Omnibus Committee reviews matters delegated by the Board.
As the Firm achieves its objectives in a specific area, the work of the relevant Specific Purpose Committee will be concluded and, subject to regulatory consent where applicable, the committee will be disbanded.
Additional Specific Purpose Committees may be established from time to time in the future to address particular issues.

2021 PROXY STATEMENT	25	JPMORGAN CHASE & CO.

ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director nominees	Board governance	Board oversight	Board engagement
Current Board committee membership

Director	Audit	CMDC	Governance	PRC	Risk	Specific Purpose[1]
Linda B. Bammann		Member			Chair	B
Stephen B. Burke[2]		Chair	Member			A
Todd A. Combs		Member	Chair			A
James S. Crown				Chair	Member	B
James Dimon
Timothy P. Flynn	Chair
Mellody Hobson				Member	Member	A
Michael A. Neal	Member			Member		B
Phebe N. Novakovic	Member
Virginia M. Rometty		Member	Member			A
1The Board’s Specific Purpose Committees in 2020 were:
A – Markets Compliance Committee
B – Omnibus Committee
2Lead Independent Director
Ms. Novakovic was elected by the Board effective December 2020 and all other directors of the Firm were elected by shareholders in 2020. Ms. Novakovic joined the Audit Committee, and Ms. Rometty joined the CMDC and Governance Committee in January 2021. All of the directors of the Firm comprise the full Boards of JPMorgan Chase Bank, National Association (the “Bank”) and an intermediate holding company, JPMorgan Chase Holdings LLC (the “IHC”). Mr. Burke is the independent Chairman of the Board of the Bank; IHC does not have a Chairman of the Board.

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CORPORATE GOVERNANCE | ELECTION OF DIRECTORS

Director nominees	Board governance	Board oversight	Board engagement
Board and Committee self-assessment
The Board conducts an annual self-assessment aimed at enhancing its effectiveness. Through regular assessment of its policies, procedures and performance, the Board identifies areas for further consideration and improvement. In assessing itself, the Board takes a multi-year perspective. The Board self-assessment is guided by the Lead Independent Director and is conducted in phases.

Determine self-assessment framework The Governance Committee reviews and provides feedback on the annual self-assessment framework.

Conduct Board and Committee assessments
The Board reviews the actions taken in response to the previous year’s self-assessment and reviews the Board’s performance against regulatory requirements including its responsibilities under the OCC’s “Heightened Standards” for large national banks.
Board discussion topics include: strategic priorities; board structure; how the board spends its time; oversight of and interaction with management; oversight of culture; diversity and talent and related risk controls framework; and committee effectiveness.
Each principal standing committee conducts a self-assessment that includes a review of performance against committee charter requirements and focuses on committee agenda planning and the flow of information received from management. Committee discussion topics include committee composition and effectiveness, leadership, and the content and quality of meeting materials.

Hold one-on-one discussions
The directors hold private individual discussions with the General Counsel using a discussion guide that frames the self-assessment.
The General Counsel and Lead Independent Director review feedback from the individual discussions.

Present action items to full Board
The General Counsel and Lead Independent Director report the feedback received to the Board.
Appropriate action plans are developed to address the feedback received. Throughout the year, the Board and Committees partner with management to execute and evaluate progress on action items.

Director education
Our director education program assists Board members in fulfilling their responsibilities. The director education program commences with an orientation program when a new director joins the Board. Ongoing education is provided through “deep dive” presentations from LOBs, discussions and presentations by subject matter experts and other opportunities, including events that take directors out of the boardroom and provide client, employee and other perspectives that can have a significant impact on the Firm. The program provides education on the Firm’s products, services and lines of business; cybersecurity and technology; significant and emerging risks; and relevant laws, regulations and supervisory requirements and other topics identified by the Board, including ESG issues.

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ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director nominees	Board governance	Board oversight	Board engagement
3. Board oversight
The Board is responsible for oversight of the business and affairs of the Firm. It is also responsible for setting the cultural “tone at the top.” Among its core responsibilities, the Board oversees:
Strategy
The Board of Directors oversees management’s formulation and implementation of the Firm’s strategic initiatives. Annual strategic plans include evaluation of performance against the prior year’s initiatives, assessment of the current operating environment, refinement of existing strategies and development of new strategic initiatives. Throughout the year, the CEO and CFO provide updates on the Firm’s overall strategic direction, and senior management provides updates on the strategic opportunities and performance, priorities and implementation of strategies in their respective LOBs and Corporate Functions. These management presentations and financial plans are the foundation of active dialogue with, and feedback from, the Board about the strategic risks and opportunities facing the Firm and its businesses.
Executive performance and talent management
The CMDC reviews the Firm’s performance periodically during the course of the year, and formally, at least annually. The CMDC’s review of the CEO’s performance is presented to the Board in connection with the Board’s review of executive officer annual compensation.
Succession planning for the CEO and other members of the OC is considered at least annually. The CMDC also discusses at least annually the talent pipeline for specific critical roles. The Board has numerous opportunities to meet with, and assess development plans for, members of the OC and other high potential senior management leaders. This occurs through various means, including informal meetings, presentations to the Board and its committees, and Board dinners. For further information, see Compensation discussion and analysis (“CD&A”) on page 37.
Financial performance and condition
Throughout the year, the Board reviews the Firm’s financial performance and condition, including overseeing management’s execution against the Firm’s capital, liquidity, strategic and financial operating plans.
Reports on the Firm’s financial performance and condition are presented at each regularly scheduled Board meeting. The Firm’s annual Comprehensive Capital Analysis and Review (“CCAR”) submission, which contains the Firm’s proposed plans to make capital distributions, such as dividend payouts, stock repurchases and other capital actions, is reviewed and approved prior to its submission to the Federal Reserve. In addition, the Audit Committee assists the Board in the oversight of the Firm’s financial statements and internal control framework. The Audit Committee also assists the Board in the appointment, retention, compensation, evaluation and oversight of the Firm’s independent registered public accounting firm. For further information, see “Risk management and internal control framework” below.
Risk management and internal
control framework
Risk is an inherent part of JPMorgan Chase’s business activities. When the Firm extends a consumer or wholesale loan, advises customers and clients on their investment decisions, makes markets in securities or offers other products or services, the Firm takes on some degree of risk. The Firm’s overall objective is to manage its businesses, and the associated risks, in a manner that balances serving the interests of its clients, customers and investors and protects the safety and soundness of the Firm.
The key risk areas of the Firm are managed on a Firmwide basis. Certain risks, such as strategic risk, are overseen by the full Board. Board committees support the Board’s oversight responsibility by overseeing the risk categories related to such committee’s specific area of focus.
Committee chairs report significant matters discussed at committee meetings to the full Board. Issues escalated to the full Board may be dealt with in several ways, as appropriate: oversight of risk may remain with the particular principal standing committee of the Board, the Board may establish or direct a Specific Purpose Committee to oversee management’s addressing of such risk matters, or the Board may ask management to present more frequently to the full Board on the issue.
Conduct risk is the risk that any action or inaction by an employee or employees could lead to unfair client or customer outcomes, impact the integrity of the markets in which the Firm operates or compromise the Firm’s reputation. Conduct risk is overseen by each of the five principal standing committees of the Board, with each committee overseeing conduct risks within that committee's scope of responsibility. Each LOB and Corporate Function is accountable for identifying and managing its conduct risk to promote a culture consistent with the Business Principles. The full set of Business Principles is included in “How We Do

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Director nominees	Board governance	Board oversight	Board engagement
Business — The Report,” which is posted on our website at jpmorganchase.com/about/governance. For more information about the Firm’s risk management, see the “Firmwide risk management” section of the 2020 Form 10-K.
Environmental, social and
governance matters
As noted throughout this Proxy, oversight of ESG matters is an important part of the Board's work, and ESG matters are considered in setting the policies and principles that govern our business. More specifically, the Board oversees a range of matters including:
•the Firm’s governance-related policies and practices;
•our systems of risk management and controls;
•our investment in our employees;
•the manner in which we serve our customers and support our communities; and
•how we advance sustainability in our business and operations.

In particular, the Board’s PRC provides oversight of the Firm’s positions and practices on public responsibility matters such as community investment, fair lending, consumer practices, sustainability and other public policy issues that reflect the Firm’s values and impact its reputation among all of its stakeholders. In the past year, in addition to the work of the PRC, the Board members contributed to discussions regarding the Firm’s approach to COVID-19, racial equity and climate change, as discussed on page 6.
The Firm is committed to being transparent about our approach to and performance on ESG topics. One way we do this is by publishing an annual ESG Report, which provides information on how we are addressing the ESG matters that we and our stakeholders view as among the most important to our business. We continually monitor the evolving disclosure landscape and evaluate which frameworks best address our stakeholders' interest. As of 2020, our ESG disclosures are informed by the Global Reporting Initiative, Sustainability Accounting Standards Board and the Task Force on Climate-Related Financial Disclosures ("TCFD"). The ESG information page on our website provides links to numerous JPMorgan Chase publications, documents, policies and other sources of information about various ESG topics, which are available at jpmorganchase.com/about/governance/esg.

2021 PROXY STATEMENT	29	JPMORGAN CHASE & CO.

ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director nominees	Board governance	Board oversight	Board engagement
4. Board engagement
The Board, as a group or as a subset of one or more directors, meets periodically throughout the year with the Firm’s shareholders, employees, regulators, community and business leaders, and other persons interested in our strategy, business practices, governance, culture and performance. For more information, see the CD&A on pages 37-71.

To contact our Board of Directors, any Board member, including the Lead Independent Director, any committee chair, or the independent directors as a group, email correspondence to the Office of the Secretary at corporate.secretary@jpmchase.com, or mail to: JPMorgan Chase & Co., Attention (name of Board member(s)), Office of the Secretary, 4 New York Plaza, New York, NY 10004-2413.
Shareholders and other interested parties
We have an active and ongoing approach to engagement on a wide variety of topics (e.g., strategy, performance, competitive environment, governance) throughout the year. We interact with and receive feedback from our shareholders and other interested parties. Our shareholder engagement efforts are outlined below.

How we communicate:	Who we engage:	How we engage:

•Annual Report •Proxy Statement •SEC filings •Press releases •Firm website •ESG, TCFD Climate and Corporate Responsibility Reports	•Institutional shareholders •Retail shareholders •Investors •Proxy advisory firms •ESG rating firms •Industry thought leaders •Community and business leaders	•Quarterly earnings calls •Investor meetings and conferences •Shareholder Outreach Program •Annual Shareholder Meeting

Semiannual Shareholder Outreach Program:
•Twice a year, we conduct a comprehensive formal Shareholder Outreach Program focused on topics including corporate governance, shareholder rights, executive compensation as well as the Firm's social and environmental impact.
•We reach out to over 100 of our largest shareholders as well as proxy advisory firms. In these meetings, management shares information and provides updates on aforementioned topics, addresses questions and solicits shareholders' perspectives and feedback. Directors participate in these meetings as appropriate.
•Following each Shareholder Outreach Program, shareholders' areas of focus and feedback are provided to the Board.

2020 Engagements

•Senior Management
◦Hosted approximately 40 investor meetings
◦Presented at approximately 10 investor conferences as well as the Firm's 2020 Investor Day
◦Met with shareholders and other interested parties around the world
•Shareholder Outreach Program
◦Approximately 100 engagements with nearly 60 shareholders representing approximately 45% of the Firm's outstanding common stock
◦Directors participated as appropriate
◦Frequently discussed topics included:
▪The Firm's strategy, financial and operating performance and risk management in light of COVID-19
▪Board composition
▪Board and management succession planning
▪Enhancements to the executive compensation program and disclosures
▪The Firm's sustainability efforts, including its Paris-aligned financing commitment
▪The Firm's efforts to advance racial equity, including its $30 billion commitment

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CORPORATE GOVERNANCE | ELECTION OF DIRECTORS

Director nominees	Board governance	Board oversight	Board engagement
Employees
Our Board is committed to maintaining a strong corporate culture that, based on our core values of respect, integrity and inclusion, instills and enhances a sense of personal accountability on the part of all of the Firm’s employees.
In addition to discussions at Board meetings with senior management about these efforts, our directors participate in meetings with employees to emphasize this commitment. These meetings include employee town halls, lines of business and leadership team events, annual senior leaders’ meetings and informal sessions with members of the OC and other senior leaders.
Regulators
Our Board and senior leaders commit significant time to meeting with regulators. These interactions help us learn first-hand from regulators about matters of importance to them and their expectations of us. It also gives the Board and management a forum for keeping our regulators well-informed about the Firm’s performance and business practices.
Stakeholders
We share a fundamental commitment to all of our stakeholders, including our customers, suppliers and communities in which we work. As we strive to deliver value, management engages with our stakeholders on a range of issues in a variety of ways. These may include participation in consumer advisory panels, town halls and meetings with policy advocacy groups and nonprofit organizations. We actively seek feedback on key topics to help us better understand what is important to our stakeholders and find ways to deliver value while also navigating financial, legal and regulatory considerations. In recent years, we have engaged in extensive stakeholder outreach pertaining to, among other topics, human capital management including diversity, equity and inclusion, climate change risk and ESG-related disclosures.
Management shares insights and feedback from these relationships and engagements with the Board, providing the Board with valuable insights. Board members are also provided opportunities to engage with stakeholders through client events, town halls, business resource groups ("BRG"), and shareholder discussions.

2021 PROXY STATEMENT	31	JPMORGAN CHASE & CO.

DIRECTOR COMPENSATION | CORPORATE GOVERNANCE
Director compensation
The Governance Committee is responsible for reviewing director compensation and making recommendations to the Board. In making its recommendations, the Governance Committee annually reviews the Board’s responsibilities and the compensation practices of peer firms, which include the same group of peer firms referenced with respect to the compensation of our NEOs. For more information see “Evaluating market practices” on page 45.
The Board believes a best practice is to link director compensation to the Firm’s performance; therefore, a significant portion of director compensation is paid in common stock.
This year we are also seeking shareholder approval of a proposed new Amended and Restated Long-Term Incentive Plan (“LTIP”), which includes our non-employee director compensation plan. The Firm's current LTIP, which was approved by the shareholders in 2018, also included non-employee director compensation. There has been no increase in non-employee director compensation since 2017. For additional information on the proposed new LTIP, see page 84.
Annual compensation
For each calendar year of service on the Board, each non-employee director receives an annual cash retainer of $100,000 and if the non-employee director is on the board at the time when annual performance year equity awards are granted, an annual grant of deferred stock units valued at $250,000. Compensation paid during 2020, including additional cash compensation paid for certain committee and other service, is described in the following tables.
Each deferred stock unit included in the annual grant to directors represents the right to receive one share of the Firm’s common stock and dividend equivalents payable in deferred stock units for any dividends paid. Deferred stock units have no voting rights. In January of the year immediately following a director’s termination of service, deferred stock units are distributed in shares of the Firm’s common stock in either a lump sum or in annual installments for up to 15 years as elected by the director.
The following table summarizes the 2020 annual compensation for non-employee directors for service on the Boards of the Firm, the Bank and J.P. Morgan Securities plc. There is no additional compensation paid for service on the Board of IHC.

Compensation	Amount ($)
Board retainer	$100,000
Lead Independent Director retainer	30,000
Audit and Risk Committee chair retainer	25,000
Audit and Risk Committee member retainer	15,000
All other committees chair retainer	15,000
Deferred stock unit grant	250,000
Bank Board retainer	15,000
Bank Board’s chair retainer	25,000
J.P. Morgan Securities plc Board retainer	110,000
The Board may periodically ask directors to serve on one or more Specific Purpose Committees or other committees that are not one of the Board’s principal standing committees or to serve on the board of directors of a subsidiary of the Firm. Any compensation for such service is included in the “2020 Director compensation table” on the next page.

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CORPORATE GOVERNANCE | DIRECTOR COMPENSATION
2020 Director compensation table
The following table shows the compensation for each non-employee director in 2020.

Director	Fees earned or paid in cash ($)[1]	2020 Stock award ($)[2]	Other fees earned or paid in cash ($)[3]	Total ($)
Linda B. Bammann	$140,000	$250,000	$15,000	$405,000
James A. Bell[4]	53,461	250,000	15,396	318,857
Stephen B. Burke	115,000	250,000	77,500	442,500
Todd A. Combs	109,272	250,000	15,000	374,272
James S. Crown	124,272	250,000	15,000	389,272
Timothy P. Flynn	136,181	250,000	78,462	464,643
Mellody Hobson	115,000	250,000	52,500	417,500
Laban P. Jackson, Jr.[5]	43,915	250,000	81,950	375,865
Michael A. Neal	115,000	250,000	15,000	380,000
Phebe N. Novakovic	6,793	-	1,019	7,812
Lee R. Raymond	145,000	250,000	52,500	447,500
Virginia M. Rometty	61,813	-	9,272	71,085
1Includes fees earned, whether paid in cash or deferred, for service on the Board of Directors. For additional information on each director’s service on committees of JPMorgan Chase, see “Committees of the Board” on pages 24-26.
2On January 21, 2020, each non-employee director who was on the board at the time when annual performance year equity awards were granted, received an annual grant of deferred stock units valued at $250,000, based on a grant date fair market value of the Firm’s common stock of $137.38 per share. The aggregate number of stock and option awards outstanding at December 31, 2020, for each current director is included in the “Security ownership of directors and executive officers” table on page 82 under the columns “SARs/Options exercisable within 60 days” and “Additional underlying stock units,” respectively. All such awards are vested.
3Includes fees paid to the non-employee directors for their service on the Board of Directors of the Bank or who are members of one or more Specific Purpose Committees. A fee of $2,500 is paid for each Specific Purpose Committee meeting attended (with the exception of the Omnibus Committee). Also includes for Mr. Flynn and Mr. Jackson, pro-rated compensation during 2020 in consideration of their services as directors of J.P. Morgan Securities plc, the Firm’s principal operating subsidiary outside the U.S. and a subsidiary of the Bank, which began on June 3, 2020, for Mr. Flynn and ended on June 8, 2020, for Mr. Jackson.
4Mr. Bell retired from the Board in May 2020 on the eve of the 2020 annual meeting. Retainers for Board and committee service were pro-rated. Other fees paid to Mr. Bell include an amount for a commemorative item for his service on the Board and an amount to cover taxes for the item.
5Mr. Jackson retired from the Board in May 2020 on the eve of the 2020 annual meeting. Retainers for Board and committee service were pro-rated. Other fees paid to Mr. Jackson include an amount for a commemorative item for his service on the Board and an amount to cover taxes for the item.
Stock ownership: no sales, no hedging, no pledging
As stated in the Governance Principles and further described in “Anti-hedging/anti-pledging provisions” on page 33, each director agrees to retain all shares of the Firm’s common stock he or she purchased on the open market or received pursuant to his or her service as a Board member for as long as he or she serves on our Board.
Shares held personally by a director may not be held in margin accounts or otherwise pledged as collateral, nor may the economic risk of such shares be hedged.
As detailed on page 82 under “Security ownership of directors and executive officers,” Mr. Crown has ownership of certain shares attributed to him that arise from the business of Henry Crown and Company, an investment company where Mr. Crown serves as Chairman and CEO, and trusts of which Mr. Crown serves as trustee (the “Attributed Shares”). Mr. Crown disclaims beneficial ownership of such Attributed Shares, except to the extent of his pecuniary interest. The Attributed Shares are distinct from shares Mr. Crown or his spouse own individually, or shares held in trusts for the benefit of his children (the “Crown Personally Held Shares”). The Firm has reviewed the potential pledging of the Attributed Shares with Mr. Crown, recognizes Mr. Crown’s distinct obligations with respect to Henry Crown and Company and the trusts, and believes such Attributed Shares may be prudently pledged or held in margin loan accounts. Crown Personally Held Shares are not and may not be held in margin accounts or otherwise pledged as collateral, nor may the economic risk of such shares be hedged.
Deferred compensation
Each year, non-employee directors may elect to defer all or part of their cash compensation. A director’s right to receive future payments under any deferred compensation arrangement is an unsecured claim against JPMorgan Chase’s general assets. Cash amounts may be deferred into various investment equivalents, including deferred stock units. Upon retirement from the Board, compensation deferred into stock units will be distributed in stock; all other deferred cash compensation will be distributed in cash. Deferred compensation will be distributed in either a lump sum or in annual installments for up to 15 years as elected by the director commencing in January of the year following the director’s retirement from the Board.
Reimbursements and insurance
The Firm reimburses directors for their expenses in connection with their Board service or pays such expenses directly. The Firm also pays the premiums on directors’ and officers’ liability insurance policies and on travel accident insurance policies covering directors as well as employees of the Firm.

2021 PROXY STATEMENT	33	JPMORGAN CHASE & CO.

OTHER CORPORATE GOVERNANCE POLICIES AND PRACTICES | CORPORATE GOVERNANCE
Other corporate governance policies and practices
Shareholder rights
The Firm’s Certificate of Incorporation and By-laws provide shareholders with important rights, including:
•Proxy access, which enables eligible shareholders to include their nominees for election as directors in the Firm’s proxy statement. For further information, see page 112, “Shareholder proposals and nominations for the 2022 annual meeting.”
•The ability to call a special meeting by shareholders holding at least 20% of the outstanding shares of our common stock (net of hedges)
•The ability of shareholders holding at least 20% of the outstanding shares of our common stock (net of hedges) to seek a corporate action by written consent without a meeting on terms substantially similar to the terms applicable to call special meetings
•Majority election of directors
•No “poison pill” in effect
•No super-majority vote requirements in our Certificate of Incorporation or By-laws
The Firm’s Certificate of Incorporation and By-laws are available on our website at jpmorganchase.com/about/governance.
Policies and procedures for approval of related party transactions
The Firm has adopted a written Transactions with Related Persons Policy (“Policy”), which sets forth the Firm’s policies and procedures for reviewing and approving transactions with related persons – our directors, executive officers, their respective immediate family members and 5% shareholders. The transactions covered by the Policy include any financial transaction, arrangement or relationship in which the Firm is a participant, the related person has or will have a direct or indirect material interest and the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year.
After becoming aware of any transaction which may be subject to the Policy, the related person is required to report all relevant facts with respect to the transaction to the General Counsel of the Firm. Upon determination by the General Counsel that a transaction requires review under the Policy, the material facts of the transaction and the related person’s interest in the transaction are provided to the Governance Committee. The transaction is then reviewed by the disinterested members of the Governance Committee, who determine whether approval or ratification of the transaction shall be granted. In reviewing a transaction, the Governance Committee considers facts and circumstances that it deems relevant to its determination, such as:
management’s assessment of the commercial reasonableness of the transaction; the materiality of the related person’s direct or indirect interest in the transaction; whether the transaction may involve an actual, or the appearance of, a conflict of interest; any controls associated with the transaction; and, if the transaction involves a director, the impact of the transaction on the director’s independence.
Certain types of transactions are pre-approved in accordance with the terms of the Policy. These include transactions in the ordinary course of business involving financial products and services provided by, or to, the Firm, including loans, provided such transactions are in compliance with the Sarbanes-Oxley Act of 2002, Federal Reserve Board Regulation O and other applicable laws and regulations.
Transactions with directors, executive officers and 5% shareholders
Our directors and executive officers, and some of their immediate family members and affiliated entities, and BlackRock, Inc. and affiliated entities ("BlackRock") and The Vanguard Group and affiliated entities ("Vanguard"), beneficial owners of more than 5% of our outstanding common stock, were customers of, or had transactions with or involving, JPMorgan Chase or our banking or other subsidiaries in the ordinary course of business during 2020. Additional transactions may be expected to take place in the future.
Any outstanding loans to the foregoing persons and entities and any other transactions involving the Firm’s financial products and services (such as banking, brokerage, investment, investment banking, and financial advisory products and services) provided to such persons and entities: (i) were made in the ordinary course of business, (ii) were made on substantially the same terms (including interest rates and collateral (where applicable)), as those prevailing at the time for comparable transactions with persons and entities not related to the Firm (or, where eligible with respect to executive officers, immediate family members and affiliated entities, on such terms as are available under our employee benefits or compensation programs) and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.
The fiduciary committees for the JPMorgan Chase Retirement Plan and for the JPMorgan Chase 401(k) Savings Plan (each, a “Plan”) entered into agreements with BlackRock giving it discretionary authority to manage certain assets on behalf of each Plan. Pursuant to these agreements, fees of approximately $6.4 million were paid by the Plans to BlackRock. in 2020. JPMorgan Chase UK Retirement Plan paid BlackRock approximately $790,000 for the portfolio management services provided to its Trustee, JPMorgan Pension Trustees Limited. Subsidiaries of the Firm have subscribed to information services and received consulting

JPMORGAN CHASE & CO.	34	2021 PROXY STATEMENT

CORPORATE GOVERNANCE | OTHER CORPORATE GOVERNANCE POLICIES AND PRACTICES
services from BlackRock, including and related to select market data, analytics and modeling, and paid BlackRock approximately $890,000 in 2020 for the services. JPMorgan Chase paid BlackRock approximately $6.8 million in 2020 to access its Aladdin® platform.
Certain J.P. Morgan mutual funds and subsidiaries entered into a sub-transfer agency agreement with Vanguard and paid Vanguard approximately $380,000 in 2020 for services rendered, primarily accounting, recordkeeping and administrative services.
In 2019, the Firm, as administrative agent and lender, entered into a senior secured reserve-based revolving loan facility (the "RBL") with Sable Land Company, LLC ("Sable"), which was partially owned by funds managed by The Energy and Minerals Group ("EMG"). Former Director Lee Raymond's son serves as Chief Executive Officer of EMG and held one of three EMG board seats on Sable's board. The RBL was entered into in the ordinary course of business, on terms prevailing in the market and, at the time, did not involve more than normal risk of collectability or present other unfavorable features. The Firm's maximum exposure during the period was $470 million of the aggregate $700 million RBL commitments. Prior to the bankruptcy noted below, EMG owned approximately 47% of Sable, and Director Raymond and his son together owned, directly or indirectly, less than 2% of Sable. In June 2020, Sable filed for Chapter 11 bankruptcy and the RBL lenders (including the Firm) provided super-priority debtor-in possession financing, and in January 2021, pursuant to a consensual plan of reorganization, the lenders exchanged this financing and the RBL loans for a $315 million senior-secured bankruptcy exit facility and 100% of the equity of reorganized Sable. EMG supported the plan although its equity in Sable was cancelled.
In January 2019, the Firm entered into agreements for the sale and redevelopment of a retail bank branch property in California to modernize the branch and monetize excess development rights. Following a solicitation and review of proposals from several major real estate developers, a company not affiliated with the Firm or its directors or executive officers was selected to lead the project. The development company is expected to make the purchase through an existing legal entity as a result of which Director James Crown and members of his immediate family are expected to hold indirect equity interests in the property which in the aggregate would exceed 10%. The purchase price will depend upon the development rights attained and is anticipated to exceed $32 million. The transaction has not been consummated and closing is subject to completion of the development entitlements process and satisfaction of other contractual conditions precedent. The transaction is not material to the overall investment holdings of Mr. Crown and members of his immediate family, and it was negotiated with the unaffiliated development company in the ordinary course of business.
In December 2020, as part of the Firm’s plan to invest $30 billion to advance racial equity, the Firm approved co-
investment of up to $200 million on a deal-by-deal basis in Black and Latinx-owned businesses alongside Project Black (the “Co-Invest Program”). Project Black is a private equity initiative of Ariel Alternatives, LLC, an affiliate of Ariel Investments, LLC, of which Director Mellody Hobson is Co-CEO and President. The purpose of the Co-Invest Program is to facilitate co-investments by the Firm in businesses that (i) are Black or Latinx-owned prior to any investment by Project Black or the Firm, or (ii) will become Black or Latinx-owned by virtue of the investment by Project Black and that will be managed so as to increase diversity into the acquired company’s leadership and management. In connection with the Co-Invest Program, the Firm will neither receive fees from nor pay fees to Ariel Investments, LLC or any of its affiliates. The Co-Invest Program is not material to Mellody Hobson or Ariel Investments, LLC.
Compensation & Management Development Committee interlocks and insider participation
The members of the CMDC are listed on page 26. No member of the CMDC is or ever was a JPMorgan Chase officer or employee, other than Linda B. Bammann, who joined the CMDC on January 1, 2021, and previously served as an officer of JPMorgan Chase 15 years before joining the CMDC and 8 years before joining the Board. No JPMorgan Chase executive officer is, or was during 2020, a member of the board of directors or compensation committee (or other committee serving an equivalent function) of another company that has, or had during 2020, an executive officer serving as a member of our Board or the CMDC. All of the members of the CMDC, and/or some of their immediate family members and affiliated entities, were customers of, or had transactions with or involving, JPMorgan Chase or our banking or other subsidiaries in the ordinary course of business during 2020. Additional transactions may be expected to take place in the future. Any outstanding loans to the directors serving on the CMDC and their immediate family members and affiliated entities, and any transactions involving other financial products and services provided by the Firm to such persons and entities, were made in accordance with the standards stated above for transactions with directors, executive officers and 5% shareholders.
Political activities and lobbying
JPMorgan Chase believes that responsible corporate citizenship demands a commitment to a healthy and informed democracy through civic and community involvement. Because of the potential impact public policy can have on our businesses, employees, communities and customers, we engage with policymakers in order to advance and protect the long-term interests of the Firm.
The PRC oversees the Firm’s significant policies and practices regarding political contributions, major lobbying priorities

2021 PROXY STATEMENT	35	JPMORGAN CHASE & CO.

OTHER CORPORATE GOVERNANCE POLICIES AND PRACTICES | CORPORATE GOVERNANCE
and principal trade association memberships that relate to the Firm’s public policy objectives.
The Firm’s policies and practices related to political activities:
•Prohibit contributions of corporate funds to candidates, political party committees and political action committees ("PACs")
•Provide that the Firm restrict U.S. trade organizations and groups organized under Section 501(c)(4) of the Internal Revenue Code of which it is a member from using the Firm’s dues payments for any election-related activity
•Prohibit corporate funds from being used to make contributions to SuperPACs and political committees organized under Section 527 of the Internal Revenue Code to promote the election or defeat of candidates for office
•Prohibit the use of corporate funds to make independent political expenditures, including electioneering communications
The Firm discloses on its website contributions made by the Firm’s PACs and contributions of corporate funds made in connection with ballot initiatives.
In January 2021, violence at the U.S. Capitol prompted a six month pause of all contributions from our PAC. During this time, we will re-evaluate our PAC mission, governance and giving strategies. Conclusions stemming from our review will be publicly disclosed.
For further information regarding the Firm’s policy engagement, political contributions and lobbying activity, see our website at jpmorganchase.com/about/governance/political-engagement-and-public-policy.
Code of Conduct
The Code of Conduct is a collection of principles designed to assist employees and directors in making decisions about their conduct in relation to the Firm’s business.
Employees and directors are trained on the principles, obligations, and requirements under the Code of Conduct. They must annually affirm that they have read, understand, and are in compliance with the Code of Conduct. They are required to raise concerns about misconduct and report any potential or actual violations of the Code of Conduct, any internal Firm policy, or any law or regulation applicable to the Firm’s business. The Code of Conduct prohibits intimidation or retaliation against anyone who raises an issue or concern in good faith or assists with an investigation.
Employees and directors can report potential or actual violations of the Code of Conduct to management, Human Resources, the Office of the General Counsel, or via the JPMC Conduct Hotline, either by phone, online or mobile. The Hotline is anonymous, except in certain non-U.S. jurisdictions where anonymous reporting is prohibited. It is available 24/7 globally, with translation services. It is maintained by a third party service provider.
Employees in Human Resources and Global Security follow specific procedures when handling employee-initiated complaints. Suspected violations of the Code of Conduct, other Firm policy or the law are investigated by the Firm and may result in an employee being cleared of the suspected violation or in an escalating range of actions, including termination of employment, depending upon the facts and circumstances. Compliance and Human Resources report periodically to the Audit Committee on the Code of Conduct program. The CMDC periodically reviews reports from management regarding significant conduct issues and any related employee actions.
Code of Ethics for Finance Professionals
The Code of Ethics for Finance Professionals, a supplement to the Code of Conduct, applies to the CEO, CFO, Chairman, Controller and all other professionals of the Firm worldwide serving in a finance, accounting, treasury, tax or investor relations role. The purpose of our Code of Ethics is to promote honest and ethical conduct and adherence with the law in connection with the maintenance of the Firm’s financial books and records and the preparation of our financial statements. It also addresses the reporting of potential conflicts of interest and any suspected violations or other matters that would compromise the integrity of the Firm’s financial statements.
Supplier Code of Conduct
The Supplier Code of Conduct outlines the Firm’s expectation that suppliers demonstrate the highest standards of business conduct, integrity and adherence to the law. The Supplier Code of Conduct applies to our suppliers, vendors, consultants, contractors and other third parties working on behalf of the Firm, as well as to the owners, officers, directors, employees and contractors of these supplier organizations and entities. The Supplier Code provides specific guidance regarding suppliers’ responsibility to comply with all applicable laws and regulations and to have policies ensuring such compliance, their duty to escalate concerns, handle information properly and maintain accurate records, address potential conflicts of interest, and operate responsibly with respect to competition laws, taxes, anti-corruption, political activity, environmental, social and human rights, and other matters.

JPMORGAN CHASE & CO.	36	2021 PROXY STATEMENT

Executive Compensation

Proposal 2: Advisory resolution to approve executive compensation

Approve the Firm’s compensation practices and principles and their implementation for 2020 for the compensation of the Firm’s Named Executive Officers as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any related material contained in this proxy statement.
RECOMMENDATION: Vote FOR approval of this advisory resolution to approve executive compensation

2021 PROXY STATEMENT	37	JPMORGAN CHASE & CO.

OVERVIEW

We believe our compensation philosophy promotes an equitable and well-governed, long-term approach to compensation, including pay-for-performance practices that attract and retain top talent, are responsive to and aligned with shareholders, and encourage a shared success culture in support of our Business Principles and strategic framework

OUR LONG- TERM APPROACH TO EXECUTIVE COMPENSATION: DISCIPLINED PERFORMANCE ASSESSMENT TO DETERMINE PAY
The Firm’s Board of Directors believes that JPMorgan Chase’s long-term success as a premier financial services firm depends in large measure on the talents of our employees and a proper alignment of their compensation with performance and sustained shareholder value. The Firm’s compensation programs play a significant role in our ability to attract, retain and properly motivate the highest quality workforce.
The foundations of our compensation practices are a focus on performance within a controlled environment, alignment with the interests of shareholders, sensitivity to the relevant marketplace and a long-term view consistent with our Business Principles and strategic framework.
The Compensation Discussion and Analysis that follows describes our compensation philosophy and pay-for-performance framework, and discusses how compensation for the Firm’s Named Executive Officers is aligned with the Firm’s long-term performance and with our shareholders’ interests.

PROPOSAL 2 – ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION
As required by Section 14A of the Securities Exchange Act of 1934, as amended, this proposal seeks a shareholder advisory vote to approve the compensation of our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:
“Resolved, that shareholders approve the Firm’s compensation practices and principles and their implementation for 2020 for the compensation of the Firm’s Named Executive Officers as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any related material contained in this proxy statement.”
This advisory vote will not be binding upon the Board of Directors. However, the Compensation & Management Development Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

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EXECUTIVE COMPENSATION | COMPENSATION DISCUSSION AND ANALYSIS
Compensation Discussion and Analysis
The following CD&A is organized around three key factors for shareholders to consider:

1
HOW WE THINK ABOUT PAY DECISIONS
The Firm’s Business Principles and strategic framework form the basis of our OC members’ strategic priorities. The CMDC references those strategic priorities and the Firm’s compensation philosophy to assess OC members’ performance and to determine their respective total compensation levels and pay mix

Pay Determination
The CMDC uses informed judgement to determine OC members’ pay based on four broad performance dimensions over the long-term (see section 2 below), and after considering competitive market practices
PSU Payout The PSU calculation links the ultimate payout of awards to pre-established absolute and relative ROTCE goals, subject to risk and control features

2020 PSU Award Design and Disclosures
As part of its review of the PSU design in 2020, the CMDC considered the strong (92%) support our Say on Pay resolution received at our annual meeting of shareholders in May 2020 and decided to maintain the same design, including the several enhancements made in the previous year. Several executive compensation disclosure enhancements requested by shareholders have also been maintained

Pages 40-52

2	HOW WE PERFORMED AGAINST OUR BUSINESS STRATEGY
2020 Business Results The Firm continued to build upon its strong momentum from prior years amid the unprecedented health and economic consequences of COVID-19
Risk, Controls & Conduct
•Continued to invest in our cyber defense capabilities, training and partnerships
•Continued to enhance risk, controls and conduct information provided to managers to use during performance reviews and employee conduct inquiry & investigation processes
Client/Customer/Stakeholder
•Examples of external recognition[3] we received in 2020 include:
•CCB: #1 primary bank within Chase footprint
•CIB: #1 in Markets revenue and Investment Banking fees
•CB: #1 multifamily lender
•AWM: Best Private Bank in the World
•Continued to make investments in enhancing client/customer experience through new and expanded digital capabilities, and to promote inclusive, sustainable growth and opportunity in communities where we operate
Teamwork & Leadership
•Continued to invest in succession planning; diversity, equity and inclusion; leadership and employee growth; and benefits & wellness best practices, including COVID-19 support
•Dedicated to a culture that enables leaders and their teams to grow and succeed
•Expanded the Operating Committee, which includes diverse representation

	$29.1B NET INCOME	$8.88 EPS

12% | 14% ROE ROTCE[1]
$16.3B NET CAPITAL DISTRIBUTIONS[2]

Pages 53-64

3
HOW PERFORMANCE DETERMINED PAY IN 2020
After considering the Firm’s consistently strong 2020 and multi-year performance against its business strategy under Mr. Dimon’s stewardship, the Board awarded him $31.5 million in total compensation for 2020 (unchanged from 2019). For 2020, compensation awarded to the OC members also represents a balance between the outstanding efforts and performance of the Firm during COVID-19 with the impact of the pandemic on the Firm's other stakeholders

Pages 65-71

1ROTCE is a non-GAAP financial measure; refer to Note 1 on page 113 for a further discussion of this measure.
2Reflects common dividends and common stock repurchases, net of common stock issued to employees.
3For external recognition sources for CCB, CIB and AWM, refer to pages 68-70; CB recognition is from S&P Global Market Intelligence as of December 31, 2020.
4Total compensation range for Other NEOs includes Mr. Pinto. Pay mix components for Other NEOs exclude Mr. Pinto. The terms and conditions of Mr. Pinto’s compensation reflect the requirements of E.U. and U.K. regulations. Refer to Note 1 on page 46 for additional information on Mr. Pinto’s pay mix.

2021 PROXY STATEMENT	39	JPMORGAN CHASE & CO.

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION

1
How we think about pay decisions
The Firm’s Business Principles and strategic framework form the basis of our OC members’ strategic priorities. The CMDC references those strategic priorities and the Firm’s compensation philosophy to assess OC members’ performance and to determine their respective total compensation levels and pay mix.

Business Principles

The Firm’s Business Principles and culture are fundamental to our success in the way we do business over the long-term.

Exceptional Client Service	A Commitment to Integrity, Fairness and Responsibility	Operational Excellence	Great Team and Winning Culture

Strategic Framework

Guided by our Business Principles, our strategic framework provides holistic direction for the Firm and focuses on three primary strategic tenets:
•Operating exceptional client franchises;
•Maintaining our fortress balance sheet and principles; and
•Adding long-term shareholder value.
Each year, the Operating Committee reviews the strategic framework to consider enhancements to the framework and its underlying tenets and priorities, and to adapt to changes in the competitive and market landscape if necessary, by considering the Firm’s strengths and challenges and the Firm’s performance over the prior year. In 2020, the CMDC approved the Firm’s strategic framework as the priorities of the CEO, including the 11 strategic priorities listed below.

Exceptional Client Franchises	•Customer centric and easy to do business with •Relevant to our customers	•Focus on safety and security •Powerful brands

Fortress Balance Sheet and Principles	•Capital and liquidity •Risk governance and controls	•Culture and conduct

Long-Term Shareholder Value	•Continuously investing in the future while maintaining expense discipline •Focus on customer experience and innovation	•Talent and Diversity •Local community engagement

Businesses and functions develop strategic initiatives that map to the strategic framework and are designed to reinforce the Firm’s operating principles to be complete, global, diversified, and at scale.

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EXECUTIVE COMPENSATION | COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Also guided by our Business Principles, our compensation philosophy is fundamental to our goal to attract, retain, and motivate our workforce in a competitive market.

Paying for performance and aligning with shareholders’ interests	Encouraging a shared success culture		Attracting and retaining top talent

Integrating risk management and compensation	No special perquisites and non-performance based compensation	Maintaining strong governance	Transparency with shareholders

Performance Assessment

In accordance with our compensation philosophy, the CMDC uses a balanced and disciplined approach to assess OC member performance throughout the year against four broad dimensions:
•Business Results, including absolute and relative performance over multiple years
•Risk, Controls & Conduct, including feedback received from the Firm’s risk and control professionals
•Client/Customer/Stakeholder, including our engagement in communities and commitment to provide economic opportunity to underserved communities
•Teamwork & Leadership, including creating a diverse, inclusive, respectful and accountable environment and developing employees, managers and leaders

Pay Determination and Pay Mix

Following the performance assessment process, the CMDC determines the total compensation for each OC member, as well as their respective pay mix. Pay mix may include salary, cash incentive, Restricted Stock Units ("RSUs") and formula-based PSUs. Pay levels and pay mix are determined in the context of competitive market practices.

In summary, the CMDC believes that the disciplined and holistic process it follows for determining OC member pay is appropriately balanced by the formula used in our PSU program that ultimately determines OC member payout.
DISCIPLINED DISCRETION TO DETERMINE PAY	FORMULA TO DETERMINE PAYOUT

2021 PROXY STATEMENT	41	JPMORGAN CHASE & CO.

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION

How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2020
Our compensation philosophy, pay practices and governance process
Our pay-for-performance compensation program is designed to align the long-term interests of our employees with those of our shareholders by emphasizing sustained value and reinforcing personal accountability.
COMPENSATION PHILOSOPHY
Our compensation philosophy provides the guiding principles that drive compensation-related decisions across all levels of the Firm. We believe our compensation philosophy promotes an equitable and well-governed approach to compensation, which includes pay-for-performance practices that attract and retain top talent in a competitive market, is responsive to and aligned with shareholders, reinforces our culture and Business Principles, and integrates risk, controls and conduct considerations.

PAYING FOR PERFORMANCE AND ALIGNING WITH SHAREHOLDERS’ INTERESTS
•In making compensation-related decisions, we focus on risk-adjusted performance (the Firm’s risk and control professionals help contextualize the risk taken to achieve the return) and reward behaviors that generate sustained value for the Firm. This means that compensation should not be overly formulaic, rigid or focused on the short-term.
•A majority of OC member incentive compensation should be in equity that vests over multiple years to align with sustained performance.

ENCOURAGING A SHARED SUCCESS CULTURE
•Teamwork and leadership should be encouraged and rewarded to foster a culture that supports our Business Principles.
•Contributions should be considered across the Firm, within business units, and at an individual level when evaluating an employee’s performance.

ATTRACTING AND RETAINING TOP TALENT
•Our long-term success depends on the talents of our employees. Our compensation philosophy plays a significant role in our ability to attract, properly motivate and retain top talent.
•Competitive and reasonable compensation should help attract and retain the best talent to grow and sustain our business.

INTEGRATING RISK MANAGEMENT AND COMPENSATION
•Risk management, compensation recovery, and repayment policies should be robust and designed to encourage behaving with standards of integrity that are required by our culture and Business Principles. Excessive risk-taking should be deterred.
•Conduct matters should be reviewed following Firmwide frameworks.
•Recoupment policies should include recovery of cash and equity compensation.
•Our pay practices must comply with applicable rules and regulations, both in the U.S. and globally.

NO SPECIAL PERQUISITES AND NON-PERFORMANCE BASED COMPENSATION
•Compensation should be straightforward and consist primarily of cash and equity incentives.
•We do not have special supplemental retirement or other special benefits just for executives, nor do we have any change-in-control agreements, golden parachutes, merger bonuses, or other special severance benefit arrangements for executives.

MAINTAINING STRONG GOVERNANCE
•Strong corporate governance is fostered by independent Board oversight of our executive compensation program by the CMDC, including defining the Firm’s compensation philosophy, reviewing and approving the Firm’s overall incentive compensation pools, and approving compensation for our OC, including the terms of compensation awards; CEO compensation is subject to full Board ratification.
•We have a rigorous process in place to review risk, control and conduct issues at the Firm, line of business, functional, and regional levels, which can impact compensation pools as well as reduce compensation at the individual level, in addition to other employee actions.

TRANSPARENCY WITH SHAREHOLDERS
•Transparency to shareholders regarding our executive compensation program is important. We disclose all material terms of our executive pay program and any actions on our part in response to significant events, as appropriate.

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EXECUTIVE COMPENSATION | COMPENSATION DISCUSSION AND ANALYSIS

How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2020
The effectiveness of our compensation program is dependent upon the alignment of sound pay-for-performance practices with our compensation philosophy. Highlighted below are pay practices that are integral to our compensation program, as well as certain pay practices that we chose not to implement.
WE ADOPT SOUND PAY PRACTICES

Principles-based compensation philosophy – Guiding principles that drive compensation-related decision-making across all levels of the Firm	Competitive benchmarking – We evaluate pay levels and pay practices against relevant market data
Robust anti-hedging/anti-pledging provisions – Strict prohibition on hedging and pledging of unvested awards and shares owned outright	Responsible use of equity – We used less than 1% of weighted average diluted shares in 2020 for employee compensation
Strong clawback provisions – Comprehensive recovery provisions that enable us to cancel or reduce unvested awards and require repayment of previously awarded compensation, if appropriate	Risk, controls and conduct impact pay – We consider material risk, controls and conduct issues and make adjustments to compensation, if appropriate
Pay at risk – OC member compensation is predominantly “at-risk” and contingent on the achievement of performance goals that are integrally linked to shareholder value and safety and soundness	Strong share holding requirements – OC members are required to retain significant portions of net shares received from awards to increase ownership over the long-term
Majority of variable pay is in deferred equity – Most OC member variable compensation is deferred in the form of PSUs and RSUs that vest over three years[1]	Robust shareholder engagement – Each year we provide the Board with feedback from our shareholders on a variety of topics, including our compensation programs and practices

WE AVOID POOR PAY PRACTICES

No golden parachute agreements – We do not provide additional payments or benefits as a result of a change-in-control event	No guaranteed bonuses – We do not provide guaranteed bonuses, except for select individuals at hire

No special severance – We do not provide special severance. All employees, including OC members, participate at the same level of severance, based on years of service, capped at 52 weeks up to a maximum credited salary
No special executive benefits •No private club dues or tax gross-ups for benefits •No 401(k) Savings Plan matching contribution •No special health or medical benefits •No special pension credits

GOVERNANCE RESPONSIBILITIES OF THE CMDC
The CMDC oversees our compensation programs throughout the year, which enables the programs to be proactive in addressing both current and emerging developments or challenges. Key committee responsibilities related to compensation programs include:
•Periodically reviewing and approving a statement of the Firm’s compensation philosophy, principles and practices
•Reviewing the Firm’s compensation practices and the relationship among risk, risk management and compensation (including safety and soundness and avoiding practices that could encourage excessive risk-taking)
•Adopting pay practices and approving any necessary formulas, performance metrics or pool calculations in compliance with applicable U.S. and global regulatory, statutory or governance requirements
•Reviewing and approving overall incentive compensation pools (including equity/cash mix)
•Reviewing the business-aligned incentive compensation plan governance, design and evaluation framework

•Reviewing over multiple meetings and approving compensation for our OC and, for the CEO, making a compensation recommendation to the Board for consideration and ratification by the independent directors
•Reviewing compensation for employees who are material risk-takers identified under Federal Reserve standards (“Tier 1 employees”), U.K. and/or European Union standards (“Identified Staff”) or other similar standards, collectively “Designated Employees”
•Reviewing and approving the design and terms of compensation awards, including recovery/clawback provisions
The CMDC continues to retain the discretion to make awards and pay amounts that may not qualify as tax deductible.
1PSUs are also subject to a two-year hold after each vesting for a combined holding period of five years. The terms and conditions of Mr. Pinto’s compensation reflect the requirements of E.U. and U.K. regulations. Refer to Note 1 on page 46 for additional information on Mr. Pinto’s pay mix.

2021 PROXY STATEMENT	43	JPMORGAN CHASE & CO.

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION

How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2020
Performance assessment starts with planning and priority-setting
The CMDC uses a disciplined pay-for-performance framework to make decisions about the compensation of our OC members, so that their compensation is commensurate with the overall performance of the Firm, their respective businesses, and their individual performance. The cycle starts with establishing strategic plans, budgets and priorities at those same levels, with the key elements and timing summarized below:

OC STRATEGIC PLANNING	At their annual strategy meeting typically held in the summer, the Operating Committee defines the Firm's strategic framework, establishes strategic priorities for the Firm, lines of business (“LOB”), and functions, and evaluates progress against the prior year’s strategic priorities.	Q3

BOARD STRATEGY REVIEW	Following the OC strategy meeting, the Board reviews Firm and business unit strategies, business plans and preliminary budgets for the upcoming year.	Q3

PRIORITY SETTING	OC members establish Firm, business/function and individual performance priorities, which are shared with the Board.	Q4

BUDGET/STRATEGIC FRAMEWORK	The Board reviews multi-year Firm and business/function budgets against strategic priorities, and the CMDC approves the Firm’s multi-year strategic framework as the goals and objectives for the CEO.	Q4- Q1

EXTERNAL COMMUNICATION	Key strategic initiatives and medium-term financial targets are communicated externally.	Q1

RISK & CONTROL REVIEW	Assessments of workforce conduct-related matters occur throughout the year. The outcomes of these assessments may result in compensation impacts, negative performance ratings, or other appropriate employment actions or decisions.	Q1- Q4
	Feedback on OC members is provided by the Firm's risk and control professionals.	Q4

PERFORMANCE ASSESSMENTS	OC members prepare individual self-assessments. At year-end, the Board and CMDC are provided with OC members’ individual self-assessments in support of their holistic assessment throughout the cycle of OC member performance against strategic priorities. Individual performance of our NEOs is discussed in greater detail on pages 66-71.	Q4

Throughout the performance assessment process, the Board and CMDC engage in regular discussions with the CEO and the Head of Human Resources ("HR") about individual OC members’ performance, as appropriate.
This approach (rather than determining pay levels during a single year-end process) enables the CMDC and the Board to make balanced and informed OC member pay decisions that are aligned with long-term performance against four broad dimensions, which consider short-, medium- and long-term priorities that drive sustained shareholder value, while accounting for risk, controls and conduct objectives:

Business Results	Risk, Controls & Conduct	Client / Customer / Stakeholder	Teamwork & Leadership

To promote a proper pay-for-performance alignment, the CMDC does not assign relative weightings to these dimensions, and also considers other relevant factors, including market practices.

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EXECUTIVE COMPENSATION | COMPENSATION DISCUSSION AND ANALYSIS

How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2020
Pay determination and pay mix
EVALUATING MARKET PRACTICES
In order to effectively attract, properly motivate and retain our senior executives, the CMDC periodically reviews market data relating to pay levels, pay mix and pay practices.
In evaluating market data for OC members, the CMDC benchmarks against our primary financial services peer group, which consists of large financial services companies with which the Firm directly competes for both talent and business. The following companies comprise our primary financial services peer group, which remains unchanged from last year:
•American Express
•Bank of America
•Citigroup
•Goldman Sachs
•Morgan Stanley
•Wells Fargo
Given the diversity of the Firm’s businesses, the CMDC may also periodically reference the pay plans and practices of other financial services companies as well as leading large, global firms across multiple industries. The CMDC considers the size, presence, brand and reputation of the companies, and the nature and mix of their businesses in using this data. These companies include some or all of the following: 3M, Alphabet, Amazon, Apple, AT&T, Barclays, BlackRock, BNY Mellon, Boeing, Capital One Financial, Chevron, Coca-Cola, Comcast, Credit Suisse, CVS Health, Deutsche Bank, ExxonMobil, Facebook, General Electric, HSBC, IBM, Johnson & Johnson, Merck, Microsoft, Oracle, PayPal, PepsiCo, Pfizer, Procter & Gamble, UBS, United Technologies, Verizon, Wal-Mart and Walt Disney. Although these reference companies are not part of our primary financial services peer group, we believe that their practices can provide a relevant point of reference for maintaining a competitive talent and compensation program.
DISCIPLINED PROCESS TO DETERMINE PAY
Pay level
In determining total compensation levels for individual OC members, the CMDC evaluates various pay scenarios in light of the following considerations to inform their judgment:
•Performance, based on the four broad assessment dimensions as discussed on pages 53-64, including risk and control
•Value of the position to the organization and shareholders over time (i.e., “value of seat”)
•Leadership and the example they set for others by acting with integrity and strengthening the Firm’s culture, including diversity, inclusion and respect
•External talent market (i.e., market data)
While market data provides the CMDC with useful information regarding our competitors, the CMDC does not target specific positioning (e.g., 50th percentile), nor does it use a formulaic approach in determining competitive pay levels. Instead, the CMDC uses a range of data as a reference, which is considered in the context of each executive’s performance over a multi-year period, and the CMDC’s assessment of the value the individual delivers to the Firm.
For 2020, compensation awarded to the OC members also represents a balance between the outstanding efforts and performance of the Firm during COVID-19 with the impact of the pandemic on the Firm's other stakeholders.
Pay mix
Once the CMDC determines OC members’ total incentive compensation, it then establishes the appropriate pay mix between an annual cash incentive and long-term equity, including PSUs and RSUs.
For OC members other than the CEO and Mr. Pinto, consistent with prior years, the CMDC continued to apply the Firm’s standard cash/equity incentive mix formula to each of their 2020 incentive compensation awards. For the CEO, also consistent with prior years, the Board continued to override the standard cash/equity formula to maintain a lower cash allocation of $5 million, so that a larger majority of his incentive compensation would be comprised of shareholder-aligned equity, with 100% of it in the form of performance-conditioned PSUs. PSUs are 100% at-risk and will result in no payout unless a threshold performance level is achieved.

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COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION

How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2020
For OC members other than the CEO, the CMDC determined that a 50%/50% mix of time-based RSUs and at-risk PSUs would continue to provide an appropriate balance to their equity exposure. Per the Firm’s standard cash/equity incentive mix formula, the OC members were awarded 60% of their incentive compensation in long-term equity (30% in PSUs and 30% in RSUs), with the remaining 40% paid in cash.
The CMDC believes that this significant weighting of pay mix to equity encourages OC members to focus on the long-term success of the Firm while mitigating excessive risk-taking, and provides a competitive annual cash incentive opportunity. The CMDC has established a different pay mix for Mr. Pinto (including a fixed allowance) due to local E.U. and U.K. regulations for Identified Staff under the Capital Requirements Directive IV. For further details on Mr. Pinto’s pay mix, see Note 1 below.
Summary of pay elements
Our compensation program provides for an appropriate mix between base salary, cash and equity incentives that vest over time. The table below summarizes the elements of compensation for the 2020 performance year.

	% of Variable
Elements	CEO	Other NEOs[1]	Description[1]	Vesting Period[1]	Subject to Clawback[2]
Fixed
Salary	N/A	N/A	•Fixed portion of total pay that enables us to attract and retain talent •Only fixed source of cash compensation	•N/A	N/A
Variable
Cash Incentive	~17%	40%	•Provides a competitive annual cash incentive opportunity •Payout determined and awarded in the year following the performance year •Represents less than half of variable compensation	•Immediately vested
RSUs	0%	30%
•RSUs serve as a strong retention tool
•Dividend equivalents are paid on RSUs at the time actual dividends are paid
•RSUs and PSUs do not carry voting rights, and are subject to protection-based vesting and the OC stock ownership/retention policy
•RSUs and PSUs provide a competitive mix of time-based and performance-conditioned equity awards that are aligned with long-term shareholder interests as the value of payout fluctuates with stock price performance
•PSUs reinforce accountability by linking objective targets to a formulaically determined payout based on absolute and relative ROTCE
•PSU performance goals are the same for the entire award term
•PSU payout ranges from 0–150% and is settled in shares
•Dividend equivalents accrue on PSUs and are subject to the same vesting, performance and clawback provisions as the underlying PSUs
				•Generally over three years: ◦50% after two years, with the remaining 50% after three years
PSUs	~83%	30%		•Combined period of approximately five years prior to availability: ◦Award cliff-vests at the end of the three-year performance period ◦Subject to a two-year hold after vesting

1Excludes Mr. Pinto, who is located in the U.K. Due to local regulations, Mr. Pinto receives a fixed allowance (which is not subject to clawback), did not receive a cash incentive, and both his RSUs and PSUs are subject to: (i) extended seven-year vesting period (commencing ratably on the third anniversary of grant); (ii) additional U.K. clawback/ recovery provisions; and (iii) a minimum twelve-month hold after each vesting, and are not eligible for payment/accrual of dividend equivalents. In addition, as it relates to Mr. Pinto’s PSUs, the CMDC may use its discretion, as appropriate, to downward adjust payout based on his performance against qualitative criteria and priorities during the performance period, including performance against his local regulatory responsibilities as a U.K. “Senior Manager” under the Senior Managers & Certification Regime. Local regulators review compensation structures for Identified Staff periodically and may require future adjustments. Additional information on the composition of Mr. Pinto’s compensation is on page 65.
2Additional information on recovery and clawback provisions is provided on page 52.

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EXECUTIVE COMPENSATION | COMPENSATION DISCUSSION AND ANALYSIS

How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2020
Performance share unit program
PROCESS TO DETERMINE PAYOUT
As part of the design of the PSU program, the ultimate number of PSUs paid out at vesting is determined by a pre- established formula determined at the time of the award based on the Firm’s absolute and relative ROTCE performance over the subsequent three years, with the value of the payout ranging from 0% to 150%, subject to risk and control features. Similar to RSUs, the value upon vesting of PSUs is also directly tied to the Firm’s performance through its stock price. The CMDC believes that the PSU design continues to appropriately incentivize strong performance by our OC members, does not encourage excessive risk-taking and is aligned with long-term shareholder interests. Since PSUs were first introduced in 2015, we have received positive shareholder support for this aspect of our executive compensation program.
For the 2020 PSU awards granted in January 2021, the CMDC maintained the key features of our PSU design, including the enhancements it made to the 2019 PSU awards in response to feedback from shareholders. These enhancements included:
•Changing the payout calculation methodology to be based on the Firm’s three-year average ROTCE performance on both an absolute and relative basis. Previously, payout was calculated annually for one-third of the awarded units.
•Increasing the rigor of the relative payout scale to further differentiate payout for outperformance, median performance and underperformance, as summarized below:
◦Top quartile relative performance no longer pays out at 150% for all three ranks;
◦Target (100%) payout requires above median performance;
◦Below median performance pays out at a maximum of 80%; and
◦Bottom relative performance pays out at 0%.
The chart below provides a detailed comparison of the relative performance payout levels for PSU awards that were outstanding as of February 28, 2021:

	Relative Ranking	1	2	3	4	5	6	7	8	9	10	11	12
Payout
	2019-2020 Awards	150%	140%	130%	120%	100%	90%	80%	70%	60%	50%	40%	0%
	2017-2018 Awards	150%	150%	150%	125%	112.5%	100%	100%	85%	70%	55%	40%	25%

				75th			Median			25th
Additionally, for the 2020 PSU awards, the Committee calibrated the upper and lower absolute ROTCE thresholds to 18% and 6% respectively, based on the current forecast of the Firm’s future performance.

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COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION

How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2020
KEY FEATURES OF OUR 2020 PSU PROGRAM
The key features of our 2020 PSUs are substantially unchanged and are summarized below:

Plan Feature	Performance Year 2020 PSU Award Description
Vehicle	•Value of units moves with stock price during performance period; units are settled in shares at vesting.
Time Horizon
•Three-year cliff-vesting, plus an additional two-year holding period (for a combined five-year holding period). Due to local U.K. regulations, Mr. Pinto's PSUs are subject to an extended seven-year vesting period commencing ratably on the third anniversary of the grant.

Performance Measure
•The CMDC selected ROTCE, a comprehensive performance metric that measures the Firm’s net income applicable to common equity as a percentage of average tangible common equity. ROTCE is used by the Firm, as well as investors and analysts, in assessing the earnings power of common shareholders’ equity capital and is a useful metric for comparing the profitability of the Firm with that of competitors.

Payout Scale
•Payout under the PSU plan is calculated at the end of the three-year performance period based on absolute and relative average ROTCE[1], per the payout scale below. The use of both absolute and relative ROTCE helps promote a reasonable outcome for both shareholders and participants. For the 2020 PSU award, the CMDC set the absolute ROTCE thresholds as follows: (1) maximum payout at 18% or greater, (vs. 17% in 2017, and 18% in 2018 and 2019); and (2) zero payout at less than 6%, no change from prior years.

PSU Performance Companies
•In determining companies to include in the relative ROTCE scale, the CMDC selected competitors with business activities that overlap with at least 30% of the Firm’s revenue mix. These are unchanged from prior years and include Bank of America, Barclays, Capital One Financial, Citigroup, Credit Suisse, Deutsche Bank, Goldman Sachs, HSBC, Morgan Stanley, UBS and Wells Fargo.

Minimum Risk-based Hurdle
•If the Firm’s common equity Tier 1 (“CET1”) capital ratio[2] is less than 7.5% at any year-end, then up to one-third of unvested PSUs will be subject to downward adjustment by the CMDC for each such year. The CET1 feature was first introduced with the 2017 PSU award.

Narrow Adjustment Provision
•The CMDC may make adjustments (up or down) to maintain the intended economics of the award in light of changed circumstances (e.g., change in accounting rules/policies or changes in capital structure). The CMDC may also make additional downward adjustments in relation to Mr. Pinto’s PSUs (refer to Note 1 on page 46).

PERFORMANCE SHARE UNITS — 5-YEAR TIME HORIZON

PSU goal is set at beginning of performance period

3-Year Performance Period (cliff-vest)			2-Year Additional Hold on Fully Vested Awards
2021	2022	2023	2024	2025
Payout is calculated based on average ROTCE over the 3-year performance period			Ultimate number of units earned

Awards subject to reduction/cancellation/recovery based on Risk/Control features (including protection-based vesting)

1Average ROTCE is calculated over the three-year performance period using unadjusted reported data as set forth in public financial disclosures.
2The CET1 ratio is a key regulatory capital measure; refer to Additional notes, Note 2, on page 114, for additional information on this measure.

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EXECUTIVE COMPENSATION | COMPENSATION DISCUSSION AND ANALYSIS

How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2020
DETERMINING ABSOLUTE AND RELATIVE PSU PERFORMANCE GOALS
•Each year the CMDC sets the absolute ROTCE goal and minimum threshold for that year’s PSU awards by reviewing the Firm’s historical performance and a reasonable range of possible net income and capital outcomes over the next three years. For the 2020 PSU awards granted in January 2021, these outcomes were considered in the context of (among other things) the expected impacts of: regulatory capital requirements; annual stress tests; interest rates; COVID-19; and the U.S. and global economic environment, all of which affect the range of ROTCE outcomes in the medium-term.
•Consistent with the Firm’s pay-for-performance philosophy, in setting the relative ROTCE performance goals for the 2020 PSU awards, the CMDC determined that payout above target should be limited to instances in which the Firm outperforms the majority of its competitors on a relative basis, with below target payout occurring in instances of underperformance. Achievement of median relative performance results in below-target payout. Outstanding relative performance, which results in a payout of 150%, is limited to achieving a top ranking.
PSUS AWARDED FOR PERFORMANCE YEARS 2017, 2018 AND 2019
•The Firm reported ROTCE of 17%, 19% and 14% in 2018, 2019 and 2020 respectively, resulting in first quartile relative performance and an expected payout of 150% for each tranche of the 2017 and 2018 PSU awards referencing those years. For the 2019 PSU awards, the payout will be calculated once the performance period ends on December 31, 2022 based on the Firm's absolute and relative three-year average ROTCE performance. On March 25, 2021, the 2017 PSU awards vested at 150%.

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COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION

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Strong ownership & accountability provisions support our compensation philosophy
STOCK OWNERSHIP GUIDELINE AND RETENTION REQUIREMENTS
The CMDC believes it is important to align the interests of the OC members with those of our shareholders. To meet this objective, OC members are subject to a stock ownership guideline and retention policy.
While on the Operating Committee, each member is required to accumulate either:
•A minimum of between 200,000 and 400,000 shares (1 million shares for the CEO); or
•A minimum fixed dollar value of shares of between $10 million and $30 million ($75 million for the CEO).
Shares credited for purposes of satisfying the above ownership levels include shares owned outright, as well as 50% of unvested RSUs and PSUs, but do not include stock appreciation rights ("SARs") or stock options.
The stock ownership guideline must be met within six years of the later of the effective date of the policy or appointment to the Operating Committee. If the stock ownership guidelines are subsequently increased, the higher ownership guideline must be satisfied within six years of such revision, unless otherwise determined by the CEO and CMDC.
Prior to reaching their designated share ownership guideline, OC members are required to retain 75% of all net shares received from equity awards granted after they join the Operating Committee. Once they have met their ownership guideline, the policy requires OC members to continue retaining 50% of all net shares received from awards (75% for the CEO) as summarized below:

Retention Requirement
Before Guideline Met	After Guideline Met
75% of net shares until stock ownership guideline is met	50% of net shares for the duration of their service on the Operating Committee (75% for the CEO)
Because OC members are required to continue accumulating shares even after having met their share ownership guideline, the resulting increase of share ownership over time further strengthens their interests with those of our shareholders.
ANTI-HEDGING/ANTI-PLEDGING PROVISIONS
All employees are prohibited from hedging or pledging unvested RSUs and PSUs, and unexercised stock appreciation rights or stock options. In addition:
•Hedging any shares owned outright or through deferred compensation by an OC member is prohibited
•Shares held directly by an OC or Board member may not be held in margin accounts or otherwise pledged
For information on the hedging/pledging restrictions applicable to our directors, please see “Director compensation” on page 33.
INTEGRATING RISK WITH COMPENSATION
The CMDC holds an annual joint session with the Risk Committee to review Firmwide Human Resources and compensation practices, including:
•How we integrate risk, controls and conduct considerations into key HR practices including performance development, compensation, promotion and succession planning
•Compensation features and elements designed to discourage imprudent risk-taking (e.g., multi-year vesting, clawbacks, prohibition on hedging, etc.)
•Annual incentive pool processes for LOBs and functions
•Regulatory updates which have impacted or may impact HR practices in the future
The committees are also provided with information on our performance development process, a summary of risk, controls and conduct feedback, and updates regarding HR Control Forum issues.
STRONG ACCOUNTABILITY AND RECOVERY PROVISIONS
Our executive compensation program is designed to hold executives accountable, when appropriate, for meaningful actions or issues that negatively impact business performance or the Firm’s reputation in current or future years.
Issues that may warrant recovery determinations can be raised at any time, including in HR Control Forums, annual assessments of employee performance and when Designated Employees resign or their employment is terminated by the Firm. Under the Firm’s process to govern these determinations:
•We have established a process for reviewing compensation or other employee actions following a determination that the cause and materiality of a risk-related loss, issue or other set of facts and circumstances warrants such a review of accountability
•The CMDC is responsible for determinations involving OC members (determinations involving the CEO are subject to ratification by independent members of the Board). The CMDC has delegated authority for determinations involving other employees to the Head of Human Resources or his or her designee, usually through the HR Control Forum process described on page 51.

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EXECUTIVE COMPENSATION | COMPENSATION DISCUSSION AND ANALYSIS

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HOLDING INDIVIDUALS ACCOUNTABLE
To hold individuals responsible for taking risks inconsistent with the Firm’s risk appetite and to discourage future imprudent behavior, the Firm has policies and procedures that enable it to take prompt and proportionate actions with respect to accountable individuals, including:
I.Reduce or altogether eliminate annual incentive compensation;
II.Cancel unvested awards (in full or in part);
III.Clawback/Recover previously paid incentive compensation (cash and/or equity);
Summary of Cancellation & Clawbacks

Trigger	Vested	Unvested
Restatement	✓	✓
Misconduct	✓	✓
Risk-related	✓	✓
Protection-based		✓
IV.Demotion, negative performance rating or other appropriate employment actions; and
V.Termination of employment.
The precise actions we take with respect to accountable individuals are based on the relevant circumstances, including the nature of their involvement, the magnitude of the event and the impact on the Firm.
Clawback Disclosure
During 2020, we did not take any action to recover or clawback any incentive compensation from the OC members or Firmwide Controller.
RISK, CONTROLS & CONDUCT REVIEW PROCESS
A summary of the review processes we maintain to evaluate risk, controls and conduct issues and to identify individuals who may be subject to remedial actions such as impacts to compensation and/or termination is provided below:

1	Enhanced performance reviews	2	Employee conduct matters

}   Employees in roles which could expose the Firm to greater risks (including OC, Tier 1 and Identified Staff) are subject to a more disciplined evaluation process, including certain compensation terms and conditions as a mechanism to balance the greater risk. The enhanced performance process includes:
}   Formal Risk and Control Feedback that is solicited from Control Function partners on an annual basis for certain Designated Employees across the Firm
}   High and medium severity issues owned directly or indirectly by certain Designated Employees are summarized on a Risk and Control Issue Report
}   This feedback is used by managers to help assess whether these employees are meeting our risk, controls and conduct expectations
}   All other employees are evaluated by their managers against the Firm’s four performance dimensions, which include the Risk, Controls & Conduct dimension

}   We have a single enterprise-wide framework for management to oversee and respond to workforce conduct-related matters that may otherwise expose the Firm to financial, reputational, compliance and other operating risks

}   Actual or potential misconduct for matters that create material risk and control concerns are escalated to our HR Control Forum process, as described below

Escalation by Control Committees and other sources

LOB, function, and regional HR Control Forums

Firmwide HR Control Forums review outputs from and provide feedback to LOB/function/regional forums and provide constructive challenge

OC member self-assessments are shared with the Board

Compensation & Management Development Committee

} The CMDC reviews a summary of outcomes of HR Control Forums } The outcomes of these Forums are factored into incentive compensation, where appropriate

3	Designated Employees exit reviews

Certain Designated Employees are subject to an enhanced exit process prior to separating from the Firm to determine the circumstances surrounding the employee's termination, including seeking feedback from senior Control Function employees to see if they are associated with any known or potential emerging risk, controls and conduct issues that may warrant current or potential future monitoring for forfeiture or clawback of an award

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COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION

How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2020
CLAWBACK/RECOVERY PROVISIONS
We maintain clawback/recovery provisions on both cash incentives and equity awards which enable us to reduce or cancel unvested awards and recover previously paid compensation in certain situations. While incentive awards are intended and expected to vest according to their terms, the Firm’s strong recovery provisions permit recovery of incentive compensation awards in appropriate circumstances.
The following table provides details on the clawback provisions that apply to our OC members and the Firmwide Controller.
EQUITY CLAWBACK REVIEW PROVISIONS1

Award Type
Category	Trigger	Vested	Unvested
Restatement	•In the event of a material restatement of the Firm’s financial results for the relevant period
•This provision also applies to cash incentives
Misconduct	•If the employee engaged in conduct detrimental to the Firm that causes material financial or reputational harm to the Firm, or engaged in knowing and willful misconduct related to employment
•If the award was based on material misrepresentation by the employee
•If the employee is terminated for cause
Risk-related and Other
•If the employee improperly or with gross negligence failed to identify, raise or assess, in a timely manner and as reasonably expected, issues and/or concerns with respect to risks material to the Firm

•If the award was based on materially inaccurate performance metrics, whether or not the employee was responsible for the inaccuracy
Protection-Based Vesting[2]
•If performance in relation to the priorities for their position, or the Firm’s performance in relation to the priorities for which they share responsibility as a member of the Operating Committee, has been unsatisfactory for a sustained period of time

•If awards granted to participants in a LOB for which the Operating Committee member exercised responsibility were in whole or in part cancelled because the LOB did not meet its annual LOB financial threshold

•If, for any one calendar year during the vesting period, pre-tax pre-provision income is negative, as reported by the Firm
•If, for the three calendar years preceding the third year vesting date, the Firm does not meet a 15% cumulative ROTCE

1Since 2015, the Firm has maintained a local Malus and Clawback Policy in accordance with E.U. and U.K. regulations which operates in addition to the recovery provisions in the table above. Under the policy, the Firm is able to cancel and/or recover incentive compensation for relevant Identified Staff (including Mr. Pinto) in certain circumstances for a minimum period of seven years following the date of the award.
2Provisions apply to PSUs and RSUs granted to the Operating Committee and may result in cancellation of up to a total of 50% of the award.

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EXECUTIVE COMPENSATION | COMPENSATION DISCUSSION AND ANALYSIS

2
How we performed against our business strategy
We continued to deliver strong multi-year financial performance, invest in our future, strengthen our risk and control environment, and reinforce our culture and values, including our long-standing commitment to serve our customers, employees and communities, and conduct business in a responsible way to drive inclusive growth.

In assessing the Firm’s performance in 2020, the CMDC considered the following factors in the context of the Firm’s Business Principles and strategic framework:

Business Results	Risk, Controls & Conduct	Client / Customer / Stakeholder	Teamwork & Leadership

Business results
2020 KEY HIGHLIGHTS
The Firm continued to build upon its strong momentum from prior years amid the unprecedented health and economic consequences of COVID-19. In 2020, the Firm reported record revenue1 of $122.9 billion and net income of $29.1 billion, or $8.88 per share, with ROE of 12% and ROTCE2 of 14%, while adding $12.2 billion of credit reserves during the year to absorb potential future losses and returning $16.3 billion of capital to shareholders (including common dividends and net share repurchases). We gained market share in our businesses, demonstrated strong expense discipline, continued to achieve high customer satisfaction scores, and maintained a fortress balance sheet.

JPMORGAN CHASE & CO.

$29.1B	$8.88	12%	14%	$81.75	$66.11	$16.3B
NET INCOME	EPS	ROE	ROTCE[2]	BVPS	TBVPS[2]	NET CAPITAL DISTRIBUTIONS[3]

CONSUMER & COMMUNITY BANKING		CORPORATE & INVESTMENT BANK		COMMERCIAL BANKING		ASSET & WEALTH MANAGEMENT
$8.2B	15%	$17.1B	20%	$2.6B	11%	$3.0B	28%
NET INCOME	ROE	NET INCOME	ROE	NET INCOME	ROE	NET INCOME	ROE

•Revenue[1] of $51.3B
•Average deposits of $851.4B (up 22%); average loans of $448.3B (down 6%)
•Primary bank relationships for over 75% of Consumer Banking checking households
•Maintained #1 market share in Card, based on U.S. sales and outstandings
•Largest active digital and mobile customer base among U.S. banks, customers up 5% and 10% respectively[4]
•Added $7.8B of credit reserves

•Record net income on record revenue[1] of $49.3B
•Record IB fees of $9.5B (up 25%); record Markets revenue of $29.5B (up 41%)
•#1 in Markets revenue; #1 in IB fees for 12 consecutive years
•#2 custodian globally as measured by assets under custody of $31T (up 15%)
•#1 in USD Payments volume
•Added $2.4B of credit reserves

•Revenue[1] of $9.3B
•Record gross IB revenue[5] of $3.3B (up 22%), surpassing long-term target of $3B, including record year for both MMBSI and CCBSI
•Record Middle Market expansion market revenue of $911M (up 13%), approaching $1B target
•Average deposits of $237.6B (up 38%); average loans of $218.9B (up 5%)
•Added $1.7B of credit reserves

•Record net income[6] on record revenue[1,6] of $14.2B; pre-tax margin of 28%
•Record assets under management[6] of $2.7T (up 17%) and client assets[6] of $3.7T (up 18%)
•80% of 10-year long-term mutual fund AUM[6] performing in top two quartiles
•Record average deposits[6] of $162.0B (up 20%); record average loans[6] of $166.3B (up 13%)

EXCEPTIONAL CLIENT FRANCHISES	FORTRESS BALANCE SHEET & PRINCIPLES	LONG-TERM SHAREHOLDER VALUE

1The Firm reviews the results of the lines of business on a managed basis. Refer to Additional notes, Note 1, on page 114 for a definition of managed basis.
2ROTCE and TBVPS are each non-GAAP financial measures; refer to Note 1 on page 113 for a further discussion of these measures.
3Refer to Note 2 on page 39.
4Refer to Notes 2 and 3 on page 69.
5Refer to Additional notes, Note 3, on page 114.
6Refer to Additional notes, Note 4, on page 114.

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COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION

How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2020
LONG-TERM FINANCIAL PERFORMANCE
We have generated strong financial results over time, significantly increasing net income by over 50% over the past 10 years while adding substantial credit reserves and capital. Over this period we increased average common equity by over 35% to $237 billion and average TCE1 by over 50% to $191 billion to support growth in the businesses and maintain a fortress balance sheet. We have maintained strong ROE and ROTCE1 over time.
We have also delivered sustained growth in EPS, BVPS, and TBVPS1 over the past 10 years, reflecting compound annual growth rates of 8%, 6% and 8%, respectively over the period.

1Average TCE, ROTCE, and TBVPS are each non-GAAP financial measures; refer to Note 1 on page 113 for a further discussion of these measures.
2Excluding the impact of the enactment of the TCJA of $(2.4) billion and a legal benefit of $406 million (after-tax) in 2017, adjusted net income would have been $26.5 billion, adjusted ROTCE would have been 13% and adjusted EPS would have been $6.87. Adjusted net income, adjusted ROTCE and adjusted EPS are each non-GAAP financial measures; refer to Notes on non-GAAP financial measures, Note 2, on page 113 for a further discussion of these measures.

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TOTAL SHAREHOLDER RETURN
TSR1 was (6)% in 2020, following a TSR of 47% in 2019 and (7)% in 2018, for a combined three-year TSR of 30%. The graph below shows our TSR expressed as the cumulative return to shareholders over the past decade. As illustrated, a $100 investment in JPMorgan Chase common stock on December 31, 2010 would be valued at $393 as of December 31, 2020, which significantly outperformed the financial services industry over the period, as measured by the S&P Financials Index and the KBW Bank Index.
1TSR shows the actual return of the stock price, with dividends reinvested.
Risk, controls & conduct
We believe a strong control environment is fundamental to the success of our Firm. We continue to invest in strengthening our controls and infrastructure, including those related to health and safety, as part of our commitment to operate an effective and efficient risk, controls and conduct environment. The LOBs, Risk Management and Compliance, Finance, Legal and Internal Audit continue to focus on identifying our risks and enhancing our control environment. We are also continuing to work on becoming more effective and efficient in addressing risks and controls while improving the client and customer experience.
CYBERSECURITY
The Firm devotes significant resources to protecting and continuing to improve the security of computer systems, software, networks and other technology assets. The Firm’s security efforts are designed to protect against, among other things, cybersecurity attacks by unauthorized parties attempting to obtain access to confidential information, destroy data, disrupt or degrade service, sabotage systems or cause other damage.
We continue to make significant investments in enhancing our cyber defense capabilities and to strengthen our partnerships with the appropriate government and law enforcement agencies and other businesses in order to understand the full spectrum of cybersecurity risks in the operating environment, enhance defenses and improve resiliency against cybersecurity threats.
The risk of a security breach due to a cyber attack could increase in the future as the Firm continues to expand its mobile banking and other internet-based product offerings and its internal use of internet-based products and applications. Due to the impact of COVID-19, the Firm increased the use of remote access and video conferencing solutions provided by third parties to facilitate remote work. As a result the Firm took additional precautionary measures to mitigate cybersecurity risks.

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How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2020
Our Firm’s Security Awareness Program includes training that reinforces the Firm’s Information Technology Risk and Security Management policies, standards and practices, as well as the expectation that employees comply with these policies. The Security Awareness Program engages personnel through training on how to identify potential cybersecurity risks and protect the Firm’s resources and information. This training is mandatory for all employees globally on a periodic basis, and it is supplemented by Firmwide testing initiatives, including periodic phishing tests. Finally, the Firm’s Global Privacy Program requires all employees to take periodic awareness training on data privacy. This privacy-focused training includes information about confidentiality and security, as well as responding to unauthorized access to or use of information.
The Audit Committee of the Board of Directors is updated periodically on the Firm’s Information Security Program and any recommended changes, cybersecurity policies and practices, ongoing efforts to improve security, as well as on our efforts regarding significant cybersecurity events.
CONTINUED FOCUS ON CULTURE AND CONDUCT RISK MANAGEMENT
We continue to reinforce our culture and remain focused on managing employee conduct end-to-end. Our “How We Do Business” principles are embedded throughout the employee lifecycle, starting with the onboarding process and extending to training, compensation, promoting and rewarding employees; and our performance development and compensation processes are designed to hold employees accountable for their conduct, where appropriate.
We strive to clearly and frequently communicate our expectations that all employee conduct must adhere to the highest ethical standards encompassed by our Business Principles; including through town hall meetings and senior leadership messages and by including culture and conduct related questions in our employee surveys.
The Firm endeavors to promote a culture of respect that allows every employee to feel safe and empowered at work. To that end, the Firm has in place employee training and protocols for preventing, reporting and addressing sexual, discriminatory or other misconduct and prohibits retaliation against an individual because the person reported a concern or assisted with any inquiry or investigation. In 2020, we simplified channels for employees to raise conduct concerns, implemented a new intake process to facilitate appropriate and timely routing, and enhanced our investigations protocols.
The Firm reinforced its culture through various efforts throughout the year in response to the COVID-19 pandemic. The Firm supported employees by providing additional paid time off; offering expanded healthcare, well-being and childcare resources; and awarding special payments to recognize employees whose job requires them to continue working onsite to facilitate essential banking services for our customers, clients and communities.
We also introduced new culture initiatives including the launch of additional training for all employees called You Belong Here: Building a More Inclusive JPMC, and enhancements were made to current listening strategies that enable the Firm to more effectively measure how employees are experiencing the company. In addition, as part of our Path Forward commitments, we enhanced our accountability framework for senior managers to further strengthen our approach to incorporate diversity, equity and inclusion priorities and progress into the way we do business.
We remain focused on our anti-harassment, anti-racism and culture of respect efforts across the company and continue to take a holistic approach to reinforce our culture by increasing awareness and education through engagement, communication and training while adhering to policy and regulatory requirements. Managers are expected to drive culture activities and initiatives that are consistent with our Business Principles and to escalate issues when appropriate. Our periodic Code of Conduct and Culture of Respect trainings were refreshed and assigned to all active employees.
The actual or potential misconduct of individuals involved in matters that create material risk and control concerns is escalated and reviewed through the HR Control Forum process, which is discussed on page 51.
Client/customer/stakeholder
Our performance reflects our ongoing commitment to invest in our employees and businesses, further strengthen the market leadership of our franchises, generate long-term value for our shareholders, and help strengthen the broader economy. Amid the unprecedented health and economic consequences of COVID-19, the Firm continued to provide uninterrupted service to our clients and customers. During this time, the Firm continued to invest in our communities, through our initial commitments to support those most impacted by the pandemic and our longer-term commitment to advance racial equity and promote inclusive economic growth.
The future success rests on our commitment to deliver value to our customers in meeting or exceeding expectations; deal fairly and ethically with our suppliers as good partners to help us meet our missions; support the communities in which we work, and protect the environment by embracing sustainable practices across our businesses.

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ENHANCING OUR CUSTOMER AND CLIENT EXPERIENCE
Exceptional Client Service is one of our Business Principles. We strive to deliver value by offering our customers and clients choice, through a full set of products and services; security by protecting their data and transactions; ease of doing business in a fast and simple way; and personalization through tailored customer solutions and integrated experiences. Our LOBs are able to leverage the unique scale advantage of our Firm in order to benefit our customers and clients, as illustrated in the following examples:
Consumer & Community Banking (“CCB”)
•Opened 158 branches, including 87 branches in new markets in 2020, for a total of approximately 170 branches opened in new markets since expansion began
•Digital adoption in the fourth quarter saw more than 40% of all check deposits made through QuickDeposit and more than 60% of all consumer mortgage applications were digital
•Launched Chase Business Complete Banking with QuickAccept, providing small business clients with credit and debit card payment acceptance capabilities integrated directly into their bank account
•Expanded rewards with "Pay Yourself Back"; introduced new lending capabilities with My Chase Plan / My Chase Loan
•Provided payment relief assistance to customers, representing approximately two million accounts with balances of approximately $83B1
•Helped small businesses secure funding through the SBA's PPP
•Throughout the COVID-19 pandemic, gradually re-opened branches since April, with nearly 90% of branches returning to full services by the end of the year, with enhanced safety measures in place
•Provided seamless digital banking capabilities to help customers impacted by COVID-19, including the ability to remotely deposit stimulus checks, apply digitally for PPP loans, electronically dispute transactions or change travel plans booked with rewards
Corporate & Investment Bank (“CIB”)
•Supported higher trading, payment and deposit volumes through the COVID-19 pandemic
•Continued focus on electronic trading to support our clients across flow and non-flow products
•Consolidated next generation payments platforms under the newly created Onyx business unit
•Set up the first fully foreign-owned futures business in China
Commercial Banking (“CB”)
•Extended $21B of new2 credit to vital institutions, including hospitals, healthcare service companies, education organizations, and state and local governments
•Facilitated critical funding to clients through the SBA's PPP
•Continued to develop new wholesale payment solutions and functionality for all clients, providing them with digital capabilities in a new remote environment
•Added over 1,800 new relationships, with the majority added since March in a virtual or remote work environment
•Streamlined onboarding experience for Chase Connect clients through end-to-end data integration with the middle office; modernized lending operations to drive efficiency and digital client engagement
Asset & Wealth Management (“AWM”)
•Launched new, innovative investment strategies to help clients capitalize on market dislocations
•Launched EveryDay 401(k) for small U.S. businesses in partnership with Chase Business Banking
•Acquired 55ip, a FinTech company and pioneer in delivering tax-smart investment strategies through model portfolios
•Increased U.S. Private Bank Overall Customer Satisfaction (OSAT) score by 6 points and our Net Promoter Score (NPS) score by 11 points

1Represents the December 31, 2020 balances for accounts provided payment relief, including those currently enrolled in relief and those who have exited relief. Includes residential real estate loans held in CCB, AWM and Corporate.
2Includes new credit commitment originations and existing credit commitments that experienced a major modification during 2020.

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INVESTING IN OUR COMMUNITIES
We endeavor to help build an inclusive global economy and advance racial equity for our customers, clients and communities. We also work to advance environmental sustainability within our business activities and facilities.
Highlights of our work include:
•Driving inclusive recovery and economic opportunity – The Firm continues to apply our business and policy expertise, sustainable business practices, data, capital and global presence to advance solutions that support an inclusive recovery and create economic opportunity for our customers, employees and the communities we serve. Our efforts focus on the areas where our business and expertise can drive long-term impact: careers and skills, business growth and entrepreneurship, community development, financial health and wealth creation as well as sustainability. As part of our early response to the COVID-19 pandemic, we applied data-driven solutions to help some of the hardest hit communities address the immediate crisis – and to help them recover. This included an initial $250 million global business and philanthropic commitment to support vulnerable and underrepresented communities, existing nonprofit partners and underserved small businesses.
•Advancing racial equity – As described on page 6, we committed an additional $30 billion to advance racial equity as part of our Path Forward initiative and will harness our expertise in business, public policy and philanthropy across four core areas to help tackle racial inequities and provide economic opportunity for Black and Latinx communities. We are working with partners in cities across the U.S. to understand local needs and develop recommendations that shape local investments. From the way we do business to the policies we advocate, these commitments are part of a continued effort to bring an enhanced equity lens to our businesses and how we serve customers, communities and employees.
•Advancing sustainable development – We leverage our expertise in the financial markets to promote sustainable business practices and help our clients raise the capital they need to invest in projects and initiatives intended to achieve positive environmental and social outcomes.
•Minimizing our environmental impact – In addition to our commitment to source renewable energy for 100% of our global power needs, in 2020, the Firm also announced its commitment to become carbon neutral in its operations; both commitments have been achieved and are pending verification. Over time, we will continue to meet our commitments on an annual basis and aim to do so in a way that maximizes our impact by reducing our energy consumption and bringing more renewable energy onto the grid.
•Providing skills and expertise – Our signature skills-based program, the Service Corps, has been helping our nonprofit partners overcome strategic business challenges since 2013. In 2020, the program enabled more than 220 global employees to use their skills and expertise through pro bono consulting projects that helped nearly 50 nonprofits deliver on their missions. Despite the challenges presented by the COVID-19 pandemic, the Service Corps still managed to conduct projects in eight countries spanning four continents using a virtual operating model. Across the U.S., colleagues have also mentored mission-oriented fintech entrepreneurs. In addition, we delivered 138 nonprofit solutions with more than 1,300 employee volunteers giving over 38,000 hours of their time through our Force for Good program.
•Mentoring students and young professionals – Globally, employees have dedicated their time to help young people develop the skills necessary for future success through programs such as The Fellowship Initiative and Advancing Young Professionals. Through The Schools Challenge in particular, 600 employees in seven cities across the globe volunteered their time as mentors in the program to support the students to gain employability skills to pursue promising careers in the future. In delivering all of these programs virtually during the pandemic, we were able to establish a culture of continuous learning and development while giving back to the community.
Reporting on our efforts
Each spring we publish a dedicated ESG Report, which summarizes our efforts and performance on ESG matters that we and our stakeholders view as among the most important to our business. This report and other resources are available on our website at jpmorganchase.com/about/governance/esg.

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Teamwork & leadership
Our employees’ effectiveness, career development and ability to adapt to a changing landscape enables continued delivery of sustained shareholder value. In order to attract and retain the highest quality talent, we develop key talent and succession plans, invest in Firmwide diversity, equity and inclusion initiatives, and provide well-paid jobs with strong benefits and wellness programs.
SUCCESSION PLANNING
Succession planning is a top priority for the Board and the Firm’s senior leadership, with the objective of having a pipeline of diverse executives who lead inclusively for today and the future. Over the past several years, we have implemented a disciplined executive talent management and succession planning process that includes LOBs and Functions holding talent review discussions with their management teams and identifying successors for key leadership roles.
The CMDC reviews the succession plan for the CEO followed by discussion with the non-executive directors of the Board led by the Lead Independent Director. The CMDC also reviews the succession plan for members of the Operating Committee other than the CEO, which is discussed by the full Board of Directors. These processes enable the Board to address both long-term planned occurrences, such as retirement or change in roles, as well as short-term unexpected events. For example, in March 2020, the Board's short-term plan was initiated when it asked the Firm's Co-Presidents and Co-Chief Operating Officers, Mr. Pinto and Mr. Smith, to jointly lead the company while Mr. Dimon recuperated from an emergency surgery.
We continue to focus on our leadership pipeline through enhanced data and reporting capabilities to drive manager engagement and accountability in processes, including our mobility and promotion pipeline from Executive Director to Managing Director.
DIVERSITY, EQUITY AND INCLUSION
Diversity, equity and inclusion are of strategic importance to the Firm. We are committed to maintaining a culture of respect and inclusion and believe that all individuals should have the opportunity to succeed. We believe a diverse and inclusive environment fosters innovation, creativity and productivity, which is critical to our success. We are committed to hiring and retaining employees from all races, ethnicities, genders, sexual orientations, abilities, backgrounds, experiences and locations.
We are focused on being an employer of choice for all talent, where employees feel like they belong. As a firm, we strive to embed diversity, inclusion and accessibility into the way we do business every day. While we are proud of the industry recognition our Firm and leaders have received, we continue to be intentional about investing in women; the Black, Latinx, Asian and LGBT+ communities; individuals with disabilities; and veterans.
As part of the Firm's Path Forward commitment, we established an executive accountability framework that strengthens the way the Firm incorporates diversity, equity and inclusion priorities and progress into year-end performance evaluations and compensation decisions for OC members and their direct reports.
We continue to invest significant time and effort toward executing diversity, equity and inclusion best practices firmwide. Our Business Resource Groups (“BRGs”) are groups of employees who volunteer to serve as ambassadors to drive inclusiveness, mentor junior talent and help facilitate advancement opportunities while advancing our Firm’s position in the global marketplace. With approximately 43% of our employees participating in one of our 10 BRGs, they are key Firm culture carriers, providing a unique bridge between the organization and our people - driving Firmwide diversity, equity and inclusion strategies and helping to connect employees to the Firm's business priorities. Overall, our BRGs focus on providing support for various communities:

•Access Ability (employees with disabilities) •Adelante (Hispanic/Latinx) •AsPIRE (Asian/Pacific Islander) •BOLD (Black) •NextGen (early career professionals)	•Pride (LGBT+) •Sage (administrative professionals) •VETS (military, veterans, and their families) •Women on the Move Interactive Network •Working Families Network

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In addition to our BRGs, we have developed other programs as well as created senior level forums to promote diversity, equity and inclusion:

WOMEN ON THE MOVE (“WOTM”)
•WOTM is a global, Firmwide effort designed to support women in their personal and professional lives
•We continue to focus on our three strategic pillars: expand women-run businesses, improve women’s financial health, and empower women’s career growth
•To support female small business owners, we launched digital content on cash flow management, which has reached more than 50,000 unique users
•To promote financial health, we exceeded our goal of signing up 1 million women for Autosave, a feature in the Chase mobile app
•Our national sponsorship with Girls Inc. has educated over 40,000 girls in the U.S. through its financial literacy program
•We continue to focus on talent programs that attract, develop and retain more female senior executives across the Firm. Women represent approximately 50% of our global employee base, with approximately 30% of our senior leadership being female. Additionally, we just added a fourth female director to the Board
•To help our female employees grow their careers, we piloted a development program that featured digital content, live coaching calls, and virtual group discussions
•We hosted our annual Women on the Move Leadership Day virtually in 2020, with over 23,000 live attendees and 285,000 publicly-viewed streams

ADVANCING BLACK PATHWAYS (“ABP”)
•ABP has been unified with Advancing Black Leaders to create a comprehensive and consistent global approach to helping Black talent grow and thrive, while developing a more inclusive employee experience
•In 2020, ABP had positive impacts within the Black community across the four diversity, equity and inclusion pillars:
◦Financial Health & Wealth Creation: received over 736,000 webinar views for our financial health education, Currency Conversations series
◦Business Growth & Entrepreneurship: received over 800 business inquiries for access to capital as a result of targeted programming with trusted community partner organizations
◦Careers & Skills: delivered financial health education to over 9,200 students at the United Negro College Fund, HBCUs (Historically Black Colleges and Universities), and other partner colleges
◦Community Development: funded 691 college students with emergency relief funds as part of the Student Hardship Fund
•The ABP Fellowship Program is dedicated to helping Black college underclassmen get on a path to internships and entry-level roles with the Firm after graduation. In addition, ABP supported the creation of the Firm’s new Financial Advisor training program for employees, 20% of whom are Black
•The Black Executive Forum, a consortium of Managing Directors of Black heritage across all lines of businesses and functions, supports the ABP diversity initiative and regularly engages with the BOLD BRG to serve as a senior collective voice for the Black community

OFFICE OF DISABILITY INCLUSION (“ODI”)
•ODI establishes, leads and coordinates policies, standards and practices globally regarding employees with disabilities at the Firm, focusing on four key areas: Attitude, Accessibility, Accommodations and Assimilation. We assist in facilitating the hiring and assimilation of individuals with disabilities into the Firm's inclusive culture, with opportunities for leadership development and career growth
•Key to our inclusive strategy is outreach to and partnerships with disability organizations, representing a wide array of disabilities
•MyAccessibility Hub (MAH) centralized the accommodations management process for the Firm's employees in the U.S. and the Philippines in 2018, and in 2020 expanded into the U.K., Latin America, and Canada, and commenced a soft launch in India
•During the COVID-19 pandemic, we leveraged existing technology to deliver services to employees with disabilities working remotely. For example, we provided deaf and hard-of-hearing employees in the U.S. with live captioning for internal events, as well as CART (Communications Access Realtime Translation) services, a point-to-point delivery of the captions. We also shifted how we provide accommodations by streamlining the process for requesting medical-related health or technology accommodations

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OFFICE OF MILITARY AND VETERANS AFFAIRS
•Our Office of Military & Veterans Affairs drives Firmwide initiatives to position veterans, service members and their families for long-term, post-military success. Since establishing this office in 2011, the Firm has hired more than 16,000 U.S. military veterans across all lines of business
•Our Military & Veterans Affairs ("MVA") team operates across multiple regions in the U.S., EMEA, India and Australia. In 2020 we launched our flagship "Military Pathways" program in London and Bournemouth while also increasing our incoming 2021 female candidates by 71%, and Black, Asian and Minority Ethnic candidates by 100%
•Since 2019, at least 65% of veteran hires have been from diverse backgrounds
•The Firm leads the Veteran Jobs Mission, which comprises more than 200 top companies committed to hiring and developing military talent. With over 680,000 veterans already hired, the coalition is working toward hiring one million U.S. veterans
•The Firm has provided 1,080 homes to veterans through the MVA Home Awards program

LGBT+ EXECUTIVE FORUM & COMMUNITY
•Our LGBT+ Executive Forum is a group of nearly 200 LGBT+ Managing Directors and Executive Directors across 13 countries, whose mission is to drive increased engagement and visibility of our LGBT+ senior leaders and advance important topics of our LGBT+ community; Forum members hosted over 44 Mentor Circles sessions for early career LGBT+ employees
•Our employees who have self-identified as LGBT+ increased by 21% over the last year
•Our global PRIDE BRG has over 26,000 employees (11% of all employees globally) and grew by approximately 9% over the last year
•We are committed to being visible from a LGBT+ perspective in the communities in which we serve. We announced a $5 million commitment to five U.S. based not-for-profit organizations that are advancing equity for the LGBT+ community. In addition, we are engaged with LGBT+ not-for-profit organizations across the globe, evidenced by our financial support of 29 LGBT+ focused non-profit organizations in 11 countries, with a number of these relationships dating back two decades

ASIAN EXECUTIVE FORUM (“AEF”) & COMMUNITY
•Our AEF is a consortium of Managing Directors of Asian heritage across all lines of business and functions to represent the Firm’s strong commitment to the promotion and advancement of Asian Americans and Pacific Islanders; its strategies and priorities are designed to strengthen the voice of the community and create more awareness of talent and contributions firmwide, including:
◦Supporting and partnering with the AsPIRE BRG and its leadership teams
◦Enhancing the onboarding experience for new Asian Managing Directors
◦Mentoring Asian Executive Directors through establishing mentorships with Asian Managing Directors
◦Developing Asian Vice Presidents via the AEF VP Leadership Academy
◦Increasing engagement in community development through participation in the non-profit board placement program

HISPANIC EXECUTIVE FORUM (“HEF”) & COMMUNITY
•Our HEF is a group of Managing Directors of Hispanic and Latinx heritage across all lines of businesses and functions, and serves as a senior collective voice for the community, and regularly engages with the Adelante BRG and other Hispanic leadership forums across the Firm
•Our HEF engagement has led to increased Managing Director membership and participation in the Adelante BRG, as well as enhanced partnerships with external Hispanic and Latinx organizations
•Outreach to newly promoted or hired Hispanic and Latinx Managing Directors enhances their experience in their new roles, establishes an immediate sense of community and provides a solid network of professionally diverse peers
•We have high participation of HEF representatives who volunteer in the Firm’s Hispanic recruiting programs such as Launching Leaders, Freshman Experience, and Sophomore Edge program; we actively mentor and engage with Hispanic summer interns
•We provide strategic support to development initiatives focused on junior talent through mentoring, content guidance and event participation

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External recognition
We are proud of the external recognition we received in 2020, some of which is listed below:
•Best of the Best list: Top Employers, Top Supplier Diversity Programs, Top LGBTQ+ Friendly Companies and Top Financial & Banking Companies (Hispanic Network Magazine)
•World's Most Admired Companies, Ranked 8th (Fortune)
•#BestOfTweets 2020, includes ABP's #ShowMeYourWalk Virtual Graduation (Twitter)
•ABP’s “Currency Conversations” campaign, 2020 Silver Anvil Award in Multicultural Public Relations (Public Relations Society of America)
•2020 Military Friendly Employer, 2020 Military Friendly Spouse Employer (VIQTORY)
•All Stars of Supplier Diversity (Minority Business News)
•2020 NBIC Best-of-the-Best Corporation for Inclusion (National Business Inclusion Consortium)
•Five Star Company for Hispanic Inclusion (Hispanic Association on Corporate Responsibility's Corporate Inclusion Index)
•Top 50 Best Companies for Latinas to Work for in the U.S. (LATINA Style)
•Best Place to Work for LGBT+ Equality, 100 percent score on Corporate Equality Index (Human Rights Campaign)
•Top 100 Companies (2020 LGBTQ100 ESG Index)
•Best Place to Work for Disability Inclusion (Disability Equality Index)
•2020 Best of the Best Top Disability-Friendly Companies (DiversAbility Magazine)
•100 Best Companies and Best Companies for Multicultural Women (Working Mother)
•Gender Equality Index 2020 (Bloomberg)
EMPLOYEE GROWTH
We are dedicated to a culture that enables leaders and their teams to grow and succeed throughout their careers while encouraging them to uphold a standard of excellence. To do so, we make substantial investments in tools and training programs to help employees build their knowledge, skills and experience, and to guide their career advancement. In 2020, we continued to deliver development and training programs to our employees while transitioning to virtual formats and creating specific content to support our employees in managing and adapting to unprecedented challenges.

LEADERSHIP DEVELOPMENT
•Our global leadership development program, Leadership Edge, is focused on creating one leadership culture and helping managers become better leaders every day
•In 2020, we introduced the Manager Excellence framework which clearly defines effective and inclusive leadership. We expect our managers to drive results, enable their teams, lead inclusively and grow talent. The framework will guide how we recruit, promote, develop, assess and reward managers, and hold them accountable
•To support our managers through this period of unprecedented challenges, we pivoted from in-person to virtual coaching and classes. Contents were focused on leading inclusively, managing resilience, managing remotely and Leading in Turbulent Times. We achieved global attendance of approximately 19,000 across Leadership Edge programs in 2020
•Our Operating Committee and other senior leaders delivered a virtual workshop to our ~300 newly appointed Managing Directors. 59% of the speakers were female and 54% ethnically diverse

EMPLOYEE LEARNING
•Our learning agenda is designed to enable our employees to succeed in their careers while navigating the digital transformation occurring in our economy
•In 2020, we delivered over 7 million hours of training to employees globally, down 29% from the prior year due to a temporary COVID-related pause in non-essential learning
◦This enabled us to successfully redesign all in-person training programs into engaging virtual programs
◦The increase in digital and virtual learning provides employees with flexibility to learn anywhere, anytime
•We developed health and safety training to help our employees prepare for return to the office when deemed safe
•65% of employee learning was elective and not assigned training, a result of the culture of continuous learning we foster
•We launched the LifeLong Learning Education Benefit program which provides employees with access to 300 accredited programs, many fully funded

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EMPLOYEE BENEFITS & WELLNESS
We are committed to providing compensation and benefits programs and policies that support the needs and lifestyles of our employees and their families. Our benefits and wellness strategy is based on three key components: Health (physical well-being), Balance (emotional well-being and social connectedness) and Finances (financial well-being).
Employee health and safety has been pushed to the forefront as a top priority in light of the COVID-19 pandemic. The Firm was awarded the "WELL Health-Safety Rating" for all 6,200 locations globally based on our operational policies, maintenance protocols, stakeholder engagement and emergency plans to address a COVID-19 environment. Since March, we enabled over 180,000 employees to work from home. For employees whose job requires them to continue working onsite, we quickly established strong health & safety protocols and have made a variety of diagnostic testing options available.
Specifically, in 2020, to help support employees and their families during the pandemic, we:
•awarded over $100 million in special payments to employees whose job requires them to continue working onsite, with a focus on those with compensation less than $60,000;
•enhanced our paid time off policies, including incremental five days off to handle COVID-19 related challenges, 14-days paid time if an employee contracted or had been in close contact with someone who has contracted COVID-19, and provided employees who are at higher risk and cannot work from home with job protected leave;
•leveraged our clinical staff in driving COVID-19 related policies, including mask wearing policy, testing protocols, clinical triage, contact tracing efforts, and onsite safety protocols;
•provided additional support for our employees with childcare needs, such as additional days of back-up childcare and full service childcare at our 14 dedicated onsite U.S. childcare centers, assistance with virtual learning and discounts for tutoring and other childcare services;
•focused on our employees’ mental well-being by doubling the number of covered employee assistance sessions and providing group and individual support sessions offered by our onsite mental health professionals, which reached over 6,000 employees;
•provided additional resources and support for managers and employees on coping with challenges during a crisis, including virtual management consultations on supporting teams during a crisis and various tip sheets, podcasts, seminars and other resources on topics such as fear, anxiety, loss/illness, compassion fatigue, loneliness, isolation, suicide, teen addiction and partner violence;
•made COVID-19 diagnostic PCR (polymerase chain reaction) tests more accessible and available at no cost to U.S. employees and their eligible dependents by offering at-home self-administered tests, plus onsite and near-site testing options in select locations; and
•launched virtual well-being programming around the globe to help support employees who were not able to access onsite programs and events including a specific focus on helping parents navigate home schooling and other parenting challenges during the pandemic.
Additionally, we continue to offer a comprehensive benefits and wellness package to our employees and their families, including healthcare coverage, retirement benefits, life and disability insurance, onsite health and wellness centers, employee assistance programs, competitive vacation and leave policies, backup childcare arrangements, tuition reimbursement programs and more.

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HEALTH
•Our U.S. medical plan covers over 286,000 individuals, including approximately 134,000 employees, 102,000 children and 49,000 spouses/domestic partners, including those individuals who participate in the Simplified Medical Plan launched on January 1, 2020
•We have an integrated wellness program. Approximately 87% of enrolled employees and 80% of enrolled spouses/domestic partners completed a Wellness Assessment; outside of the U.S., 6,000 employees underwent biometric assessments or health screenings
•Our onsite Health & Wellness Centers help employees navigate urgent care needs and specialty services by accessing trusted clinicians

BALANCE
•We increased the amount of paid leave provided to non-primary parental caregivers following the birth or adoption placement of a child, to a minimum of six weeks, up from two weeks (primary parental caregivers receive 16 weeks)
•We continued to focus on mental health by expanding the “This is Me - A Dialogue on Mental Health” campaign, which features employees sharing their experiences on how they are dealing with and overcoming mental health issues
•We offered education, support and awareness on important topics including suicide, substance abuse/addiction, and domestic violence

FINANCES
•Effective January 2021, we raised our minimum wage for U.S.-based overtime-eligible employees to $16 - $20 per hour depending on the local cost of living
•We provide comprehensive retirement benefits in the U.S., including a competitive 5% dollar-for-dollar 401(k) match for employees making up to $250,000 in cash compensation annually, plus additional non-matching retirement contributions of 3% - 5% of pay up to $100,000 annually
•We made a $750 special award to employees earning less than $60,000 through 401(k) contributions in the U.S. and cash awards outside of the U.S.
•We launched a new program for U.S. benefits-eligible employees called "My Finances and Me", offering several ways to help employees with their finances including online financial wellness assessments and free unlimited access to one-on-one telephonic financial coaching with certified financial planners

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3
How performance determined pay in 2020
CEO pay is strongly aligned to the Firm’s short-, medium- and long-term performance, with approximately 83% of the CEO’s variable pay deferred into equity, of which 100% is in at-risk PSUs. Other NEO pay is also strongly aligned to Firm and LOB performance, with a majority of their variable pay deferred into equity, of which 50% is in at-risk PSUs.

The table below sets forth salary and incentive compensation awarded to our NEOs for 2020 performance. The pages that follow summarize the performance of individual NEOs that drove the CMDC’s 2020 pay decisions.
NEO compensation table

		Annual Compensation (For Performance Year)
			Incentive Compensation
Name and principal position	Year	Salary	Cash	RSUs	PSUs[1]	Total
James Dimon Chairman and Chief Executive Officer	2020	$1,500,000	$5,000,000	$-	$25,000,000	$31,500,000
	2019	1,500,000	5,000,000	-	25,000,000	31,500,000
	2018	1,500,000	5,000,000	-	24,500,000	31,000,000
Daniel Pinto[2] Co-President and Co-Chief Operating Officer; Chief Executive Officer Corporate & Investment Bank	2020	8,240,290	-	8,129,855	8,129,855	24,500,000
	2019	8,239,222	-	7,130,389	7,130,389	22,500,000
	2018	8,276,026	-	6,861,987	6,861,987	22,000,000
Gordon Smith Co-President and Co-Chief Operating Officer; Chief Executive Officer Consumer & Community Banking	2020	750,000	8,700,000	6,525,000	6,525,000	22,500,000
	2019	750,000	8,700,000	6,525,000	6,525,000	22,500,000
	2018	750,000	8,500,000	6,375,000	6,375,000	22,000,000
Mary Callahan Erdoes Chief Executive Officer Asset & Wealth Management	2020	750,000	8,100,000	6,075,000	6,075,000	21,000,000
	2019	750,000	8,100,000	6,075,000	6,075,000	21,000,000
	2018	750,000	7,900,000	5,925,000	5,925,000	20,500,000
Jennifer Piepszak[3] Chief Financial Officer	2020	750,000	4,500,000	3,375,000	3,375,000	12,000,000
	2019	666,667	3,733,333	2,800,000	2,800,000	10,000,000
1Reflects the grant date fair value. Actual amounts of PSUs received by NEOs upon vesting may range from 0% to 150% of the target shares (excluding accrued dividends), depending upon the Firm’s performance.
2Mr. Pinto’s fixed allowance of $7,635,000, which is paid in British pound sterling, and his salary of £475,000 are both unchanged from 2019 to 2020. For the purposes of determining the number of RSUs and PSUs granted to Mr. Pinto in 2021 for 2020 performance, the Firm established a grant date fair value per unit that takes into account that these awards do not carry the right to dividends or dividend equivalents prior to vesting, in accordance with local regulations.
3Ms. Piepszak was not a NEO in 2018.
INTERPRETING 2020 NEO COMPENSATION
The table above is presented to show how the CMDC and Board viewed compensation awarded for 2020 performance. It differs from how compensation is reported in the “Summary Compensation Table” (“SCT”) on page 73, which is required by the SEC, and is not intended as a substitute for the SCT. There are two principal differences between the SCT and the table above:
1.The Firm grants both cash and equity incentive compensation after a performance year is completed. In both the table above and the SCT, cash incentive compensation paid in 2021 for 2020 performance is shown as 2020 compensation. In the table above, the equity awards (RSUs and PSUs) granted in 2021 for 2020 performance are shown as 2020 compensation. In contrast, the SCT reports the value of equity awards in the year in which they are granted. As a result, awards granted in 2020 for 2019 performance are shown in the SCT as 2020 compensation.
2.The SCT reports the change in pension value and nonqualified deferred compensation and all other compensation. These amounts are not shown above.

2021 PROXY STATEMENT	65	JPMORGAN CHASE & CO.

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION

How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2020
2020 CEO compensation is aligned with multi-year performance

James Dimon
CHAIRMAN & CHIEF EXECUTIVE OFFICER
In determining Mr. Dimon’s compensation, independent members of the Board took into account Mr. Dimon’s achievements across four broad performance dimensions: Business Results; Risk, Controls & Conduct; Client/Customer/Stakeholder; and Teamwork & Leadership. The Board considered that under Mr. Dimon’s stewardship, the Firm continued to build upon its strong momentum from prior years amid the unprecedented health and economic consequences of COVID-19.

2020 Performance

Business Results
•Net income of $29.1B, EPS of $8.88, and ROTCE[1] of 14% on average tangible common equity of $191B
•Added $12.2B of credit reserves to absorb potential future losses and returned $16.3B of capital[2] to shareholders
•Maintained a quarterly dividend of $0.90 per share and suspended net share repurchases from March 15, 2020 through the end of the year to retain capital and reinforce our fortress balance sheet
•Continued to make large investments in technology, including artificial intelligence, cloud, digital and payments, as well as other investments in innovation, talent, security and risk controls
•Gained market share in many businesses, demonstrated strong expense discipline, and continued to achieve high customer satisfaction scores

Risk, Controls & Conduct
•Continued to invest in our future, strengthen our risk and control environment, reinforce the importance of our culture and values, deliver on our long-standing commitment to serve our communities and conduct business in a responsible way to drive inclusive growth

Client / Customer / Stakeholder
•Guided the Firm’s focus on accelerating investments to help our clients, customers, employees and communities
•Continued to provide uninterrupted service to our clients and customers, while supporting and providing a safe work environment for our employees and helping those communities hit hard by the COVID-19 pandemic
•Committed $250M to support communities globally through economic and public health challenges, assisted clients and businesses by extending credit or capital, supported customers through payment deferrals or assistance, and waived or refunded fees
•As part of our Path Forward initiative, committed $30B to advance racial equity, harnessing our expertise in business, public policy and philanthropy across four core areas to help tackle racial inequities and provide economic opportunity for Black and Latinx communities
•Announced a commitment to align our financing activities in three sectors – oil and gas, electric power and automotive manufacturing – with the goals of the Paris Agreement
•Launched the Center for Carbon Transition (CCT) to engage clients in CIB and CB on their long-term business strategies and related carbon disclosures, and provide centralized access to sustainability-focused financing, research and advisory solutions
•Improved our digital capabilities, made acquisitions that will enhance our product offerings and deepen our engagement with clients and customers, opened branches in new markets and received approval to open branches in 10 additional states which would allow us to be the first bank to operate branches in all of the lower 48 U.S. states

Teamwork & Leadership
•Protected and supported our employees throughout the COVID-19 pandemic, including: alternative work arrangements; enhanced office hygiene measures; over $100M in special payments to employees whose job require them to continue to work onsite; additional paid days off to manage personal needs; additional support for childcare needs; and expanded healthcare and well-being resources
•Strengthened a highly effective succession and management development program, with a robust pipeline of leaders across the organization and a diversity, equity and inclusion strategy that attracts, motivates and retains top talent
•Expanded the Operating Committee to include the heads of many of our largest businesses as well as the Firm's General Auditor as an ex-officio member. As of December 31, 2020, women represented 42% of our Operating Committee, which also includes representation of LGBT+ and ethnic minorities. Women executives manage many of the Firm’s core businesses and functions
•Established an executive accountability framework that strengthens the way we incorporate diversity, equity and inclusion priorities and progress into year-end performance evaluations and compensation decisions for OC members and their direct reports

1 ROTCE is a non-GAAP financial measure. On a comparable U.S. GAAP basis, 2020 ROE was 12%. Refer to Note 1 on page 113 for a further discussion on this measure.
2 Refer to Note 2 on page 39.

JPMORGAN CHASE & CO.	66	2021 PROXY STATEMENT

EXECUTIVE COMPENSATION | COMPENSATION DISCUSSION AND ANALYSIS

How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2020

In addition to assessing Mr. Dimon’s performance, the CMDC and the independent members of our Board also considered the CEO pay of our primary financial services peers and other companies as a reference.
After considering these factors, the Board concluded that awarding Mr. Dimon $31.5 million (unchanged from 2019) was appropriate, particularly in light of the Firm’s strong absolute and relative performance over multiple years.
The chart alongside compares Mr. Dimon’s compensation to that of the CEOs of our financial services peers based on three-year average total compensation expressed as a percentage of net income.

Prior 3-Year Average % of Profits Paid to CEOs (2017-2019)[1]

1Total compensation is comprised of base salary, cash bonus paid and long-term incentive compensation (target value) in connection with the performance year, which may be different from amounts reported in the SCT. The most recently used peer compensation data is from 2019 since not all our financial services peers will have filed proxy statements containing 2020 compensation data before the preparation of this proxy statement. The percentage of profits paid is equal to three-year average CEO compensation divided by three-year average net income. Source: 2018-2020 proxy statements; 2017-2019 Form 10-K filings.

2021 PROXY STATEMENT	67	JPMORGAN CHASE & CO.

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION

How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2020
2020 NEO pay-for-performance summaries
Below are summaries of our NEOs’ achievements against the Firm’s four broad performance dimensions, including: Business Results; Risk, Controls & Conduct; Client/Customer/Stakeholder; and Teamwork & Leadership.

Daniel Pinto
CO-PRESIDENT & CO-COO; CEO: CORPORATE & INVESTMENT BANK
Mr. Pinto was appointed Co-President and Co-Chief Operating Officer of the Firm in January 2018, in addition to serving as CEO of the CIB since March 2014. In 2017, Mr. Pinto and Mr. Smith assumed responsibility for Global Technology. Mr. Pinto previously served as Co-CEO of the CIB since 2012.

2020 Performance

Business Results
•CIB achieved record net income of $17.1B on record revenue[2] of $49.3B, with a market leading ROE of 20%
•Record IB fees of $9.5B, up 25%; record revenues in Equity Capital Markets of $2.8B and Debt Capital Markets of $4.4B, up 66% and 23% respectively
•Record Markets revenue of $29.5B, up 41%; record revenues in Fixed Income of $20.9B and Equity $8.6B, up 45% and 33% respectively
•Added $2.4B of credit reserves
•Expanded share of industry wallets in IB fees and Markets
•Ranked #1 in global IB fees for the 12th consecutive year with wallet share of 9.2%[3] (highest since 2009)
•Ranked #1 in Total Markets with 12.9%[4] wallet share (#1 in Fixed Income; Co-#1 in Equities)
•Closed gap in Global Equities to be co-ranked #1
•As Co-President & Co-COO, continued to jointly lead the oversight of Firmwide support functions to drive execution and delivery of functional transformations, work with business leaders across the Firm on execution of strategic priorities, and provide oversight of critical Firmwide initiatives

Risk, Controls & Conduct
•Oversaw the Brexit strategy, which continues to be executed post the U.K. departure from the European Union
•Continued to maintain strong risk discipline across all business activities with a focus on addressing issues and enhancing controls in key areas
•Continued to make significant progress in addressing regulatory and enforcement matters affecting the business, including addressing obligations under a deferred prosecution agreement with the Department of Justice related to historical trading practices by former employees in the precious metals and U.S. treasuries markets

Client / Customer / Stakeholder
•Expanded client feedback and relationship review programs globally
•Continued executing on a multi-year technology transformation program supporting improved business delivery and internal efficiencies
•Continued to build out advanced payment products
•Launched the Development Finance Institution aimed at financing development activities in Emerging Markets
•Continued to progress business in China Securities, including research, underwriting, trading and brokerage businesses
•Supported clients through the COVID-19 pandemic by managing higher trading, payment and deposit volumes

Teamwork & Leadership
•At the request of the Board, led the Firm with Mr. Smith during Mr. Dimon's recuperation from emergency surgery
•Continued to develop talent at the most senior level; several members of the CIB Management Team were asked to join the Firm's Operating Committee
•Continued to advance hiring through the ReEntry Program, and continued focus on diverse representation and talent development
•Continued as the OC sponsor of the Adelante BRG and was a speaker at their summer and Hispanic Heritage month virtual events
•Jointly launched and chaired the Business Head Forums which included leaders across the Firm's major businesses
•Mobilized the workforce to work remotely where feasible to ensure employee safety through the COVID-19 pandemic

1Refer to Note 2 on page 65.
2The Firm reviews the results of the lines of business on a managed basis. Refer to Additional notes, Note 1, on page 114 for a definition of managed basis.
3Dealogic as of January 4, 2021.
4Coalition, 2020 market share analysis is based on preliminary results, reflects JPMorgan Chase’s share of the global industry revenue pool and is based on JPMorgan Chase’s business structure.

JPMORGAN CHASE & CO.	68	2021 PROXY STATEMENT

EXECUTIVE COMPENSATION | COMPENSATION DISCUSSION AND ANALYSIS

How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2020

Gordon Smith
CO-PRESIDENT & CO-COO; CEO: CONSUMER & COMMUNITY BANKING
Mr. Smith was appointed Co-President and Co-Chief Operating Officer of the Firm in January 2018, in addition to serving as CEO of CCB since December 2012. In 2017, Mr. Smith and Mr. Pinto assumed responsibility for Global Technology. Mr. Smith previously served as CEO of the Card, Merchant Services and Auto Finance businesses.

2020 Performance

Business Results
•CCB achieved net income of $8.2B on revenue[1] of $51.3B, with ROE of 15%
•Average deposits of $851.4B (up 22%); average loans of $448.3B (down 6%)
•Added $7.8B of credit reserves
•Largest active digital and mobile customer base among U.S. banks[2]; active digital and mobile customers[3] increased by 5% and 10% from 2019, respectively
•Digital mortgage applications represented over 60% of all consumer applications in the fourth quarter of 2020, and the rate of end-to-end digital engagement in Chase MyHome has more than tripled since the first quarter of 2020
•Home Lending originations of $113.8B, the highest since 2013; record Auto loan and lease originations of $38.4B
•#1 in national retail deposit market share at 9.8%[4]; #1 primary bank within Chase footprint[5]; tied for #2 in the J.D. Power 2020 U.S. Primary Mortgage Origination Satisfaction Study
•As Co-President & Co-COO, continued to jointly lead the oversight of Firmwide support functions to drive execution and delivery of functional transformation, work with business leaders across the Firm on execution of strategic priorities, and provide oversight of critical Firmwide initiatives

Risk, Controls & Conduct
•Continued proactive cybersecurity and controls monitoring through business innovation, new technologies (e.g., machine learning), and addressing elevated and emerging risks
•Continued to make significant progress in addressing regulatory matters affecting the business, as well as addressing issues and enhancing controls
•Developed automated solutions to enhance efficiency and effectiveness to identify issues, and support enhanced operational risk and control review monitoring
•Established framework to capture inventory, report and govern business changes resulting from the COVID-19 pandemic

Client / Customer / Stakeholder
•Opened 158 branches, including 87 branches in new markets in 2020 for a total of approximately 170 branches opened in new markets since expansion began
•Throughout the COVID-19 pandemic, gradually re-opened branches in April, with nearly 90% of branches returning to full services by the end of the year; helped small businesses secure funding through the SBA's PPP; offered small businesses deferred payments and waived late fees on loans, lines of credit and business credit cards; supported customers by providing payment delay assistance on credit cards, auto loans and leases, and mortgages
•Focused on the Firm's Path Forward commitment of $30B to advance racial equity over five years, including promoting and expanding affordable housing and homeownership, growing Black and Latinx owned businesses, promoting and expanding to improve financial health and access to banking through new branch openings in select communities, and opened two Community & Innovative Branches in Baltimore and Minneapolis
•Launched Chase First Banking focused on helping parents teach their children good money habits sooner
•Continued to introduce new and refreshed card products and partnerships

Teamwork & Leadership
•At the request of the Board, led the Firm with Mr. Pinto during Mr. Dimon's recuperation from emergency surgery
•Continued to make progress against CCB’s diversity and inclusion strategy to improve diverse representation and drive an inclusive culture and experience
•OC co-sponsor of the Access Ability BRG and supported additional BRG-sponsored events throughout the year
•Continued focus on development of key talent, succession planning and training opportunities
•Jointly launched and chaired the Business Head Forums which included leaders across the Firm's major businesses

1The Firm reviews the results of the lines of business on a managed basis. Refer to Additional notes, Note 1, on page 114 for a definition of managed basis.
2Based on 4Q20 peer disclosure for JPM’s CCB, Bank of America’s Consumer Banking, Wells Fargo’s Consumer Banking and Lending, and Citi’s North America GCB segments.
3Active digital customers are users of web and/or mobile platforms who have logged in within the past 90 days; active mobile customers are users of all mobile platforms who have logged in within the past 90 days.
4FDIC 2020 Summary of Deposits survey per S&P Global Market Intelligence. Limits all branches to $500mm deposits. Includes all commercial banks, savings banks, and savings institutions as defined by the FDIC.
5Chase is tied with one other bank for first place, as per the Kantar 2020 Retail Banking Monitor (~3,000 surveys per quarter or ~12,000 per rolling four quarters). Data are based on Chase footprint, excluding recent expansion markets.

2021 PROXY STATEMENT	69	JPMORGAN CHASE & CO.

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION

How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2020

Mary Callahan Erdoes
CEO: ASSET & WEALTH MANAGEMENT
Ms. Erdoes was appointed Chief Executive Officer of Asset & Wealth Management in September 2009. She previously served as CEO of Wealth Management from 2005 to 2009.

2020 Performance

Business Results
•AWM[1] achieved record net income of $3.0B on record revenue[2] of $14.2B; ROE of 28%; and pre-tax margin of 28%
•AUM[1] of $2.7T and client assets[1] of $3.7T, up 17% and 18% respectively
•Positive long-term AUM[1] flows across all asset classes and channels
•Record average deposits[1] of $162.0B (up 20%); record average loans[1] of $166.3B (up 13%)
•Best Private Bank in the World (Global Finance); Best Private Bank for Mega High Net Worth Clients (Euromoney); Best Product Knowledge, Best Additional Research, Best Market Crisis Communications (Citywire); ETF Provider of the Year (Money Age); Asset Manager of the Year (Asian Investor)

Risk, Controls & Conduct
•Continued accountability for deepening the Firm’s fiduciary culture, including leading efforts to strengthen governance, oversight, and training with consistent expectations
•Advanced modeling for qualitative investment risk framework
•Continued regular and constructive engagement with regulators

Client / Customer / Stakeholder
•80% of 10-year long-term mutual fund AUM[1] performing in top two quartiles
•Launched EveryDay 401(k), a new retirement solution built for small U.S. businesses, in partnership with Chase Business Banking
•Enhanced authentication and new detection tools for fraud, preventing millions of losses for clients
•Delivered insights to clients by hosting over 1,600 virtual events with more than 670,000 external attendees
•Approved for first foreign asset management joint venture with 100% ownership of China International Fund Management (CIFM)

Teamwork & Leadership
•Retained 96% of top talent and focused on development of high-performing and diverse talent
•Continued to drive programs like ReEntry and the Firmwide diversity agenda; executive sponsor of the NextGen BRG
•39% of Asset Management AUM managed by female portfolio managers, above the industry
•Quickly mobilized workforce to work remotely; at the peak and through most of the COVID-19 pandemic, 97% of employees worked remotely
•Drove training agenda forward, including a hands-on coding training for employees

1Refer to Additional notes, Note 4, on page 114.
2The Firm reviews the results of the lines of business on a managed basis. Refer to Additional notes, Note 1, on page 114 for a definition of managed basis.

JPMORGAN CHASE & CO.	70	2021 PROXY STATEMENT

EXECUTIVE COMPENSATION | COMPENSATION DISCUSSION AND ANALYSIS

How we think about pay decisions	How we performed against our business strategy	How performance determined pay in 2020

Jennifer Piepszak
CHIEF FINANCIAL OFFICER
Ms. Piepszak was appointed Chief Financial Officer on May 1, 2019. She previously served as the CEO for Card Services from 2017 to April 2019. Prior to that, Ms. Piepszak served as CEO of Business Banking and CFO for Mortgage Banking.

2020 Performance

Business Results
•Provided oversight of the corporate crisis management and Firmwide resiliency teams, which quickly mobilized to execute resiliency plans at the onset of COVID-19
•Co-led the Firmwide return to the office strategy and planning efforts for employees globally, while prioritizing health and safety protocols
•Managed the Firm's balance sheet, capital and liquidity position through the crisis and across a range of stress scenarios, including implementing the Current Expected Credit Loss (CECL) accounting standard and transitioning to the Stress Capital Buffer (SCB) framework
•Successfully filed CCAR in April and completed the resubmission in November

Risk, Controls & Conduct
•Engaged in constructive and active dialogue with key regulators, maintaining transparency on the Firm's COVID-19 response and capital management
•Maintained controls and refined reporting processes to accommodate new U.S. regulatory reporting requirements due to the pandemic
•Continued to maintain strong risk discipline across the organization with a focus on remediating open issues, enhancing controls, and reinforcing culture and conduct principles

Client / Customer / Stakeholder
•Participated in 100+ events globally, continuing strong engagement internally, and externally with investors, research analysts, regulators, and clients
•Engaged frequently with the Board throughout the year as the crisis evolved
•Continued to drive the transformation and automation agenda for the finance organization resulting in greater efficiency
•Managed a leading Investor Relations function, receiving external recognitions and positive feedback on custom content in earnings presentations

Teamwork & Leadership
•Focused on continuing to improve diverse representation, succession planning and cultivating development opportunities for key senior leaders
•Regularly set the tone in words and actions to reinforce the importance of culture, including expanding and leading diversity and inclusion efforts across the organization
•Delivered strong results on key training and engagement initiatives encompassing skills of the future
•Champion of Firmwide diversity initiatives; an active member of the Women on the Move steering committee

2021 PROXY STATEMENT	71	JPMORGAN CHASE & CO.

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE COMPENSATION
Compensation & Management Development Committee report
The Compensation & Management Development Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management.
Based on such review and discussion with management, the Compensation & Management Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2020. This report is provided as of March 16, 2021, by the following independent directors, who comprise the Compensation & Management Development Committee:
Stephen B. Burke (Chair)
Linda B. Bammann
Todd A. Combs
Virginia M. Rometty

The Compensation Discussion and Analysis is intended to describe our 2020 performance, the compensation decisions for our Named Executive Officers and the Firm’s philosophy and approach to compensation. The following tables on pages 73-80 present additional information required in accordance with SEC rules, including the Summary Compensation Table.

JPMORGAN CHASE & CO.	72	2021 PROXY STATEMENT

EXECUTIVE COMPENSATION | EXECUTIVE COMPENSATION TABLES
Executive compensation tables
I. SUMMARY COMPENSATION TABLE (SCT)
The following table and related narratives present the compensation for our Named Executive Officers in the format specified by the SEC. The table below reflects equity awards made in 2020 for 2019 performance. The “NEO Compensation” table on page 65 shows how the CMDC viewed compensation actions for 2020 performance.

Name and principal position	Year	Salary ($)[1]		Bonus ($)[2]	Stock awards ($)[3]	Change in pension value and non-qualified deferred compensation earnings ($)[4]	All other compensation ($)[5]		Total ($)
James Dimon Chairman and CEO	2020	$1,500,000		$5,000,000	$25,000,000	$21,845	$142,709	[6]	$31,664,554
	2019	1,500,000		5,000,000	24,500,000	34,370	578,246		31,612,616
	2018	1,500,000		5,000,000	23,000,000	13,905	520,139	[7]	30,034,044
Daniel Pinto Co-President and Co-COO; CEO CIB	2020	8,240,290	[8]	—	14,260,778	—	46,118	[9]	22,547,186
	2019	8,239,222		—	13,723,974	—	72,246		22,035,442
	2018	8,276,026		—	12,761,372	—	68,548		21,105,946
Gordon Smith Co-President and Co-COO; CEO CCB	2020	750,000		8,700,000	13,050,000	4,135	4,000	[10]	22,508,135
	2019	750,000		8,700,000	12,750,000	9,071	—		22,209,071
	2018	750,000		8,500,000	11,550,000	4,089	—		20,804,089
Mary Callahan Erdoes CEO AWM	2020	750,000		8,100,000	12,150,000	52,633	5,000	[11]	21,057,633
	2019	750,000		8,100,000	11,850,000	54,269	—		20,754,269
	2018	750,000		7,900,000	11,250,000	—	—		19,900,000
Jennifer Piepszak[12] Chief Financial Officer	2020	750,000		4,500,000	5,600,000	45,851	5,000	[13]	10,900,851
	2019	666,667		3,733,333	3,300,000	46,527	—		7,746,527
1Salary reflects the actual amount paid in each year.
2Includes amounts awarded, whether paid or deferred. Cash incentive compensation reflects compensation earned in connection with the performance year shown, which was awarded in January of the following year.
3Includes amounts awarded during the year shown. Amounts are the fair value on the grant date in accordance with applicable accounting guidance (i.e., at target for PSUs awarded in 2020). At the maximum level of performance, the value of PSUs awarded in 2020 would be: $37,500,000 for Mr. Dimon; $10,695,584 for Mr. Pinto; $9,787,500 for Mr. Smith; $9,112,500 for Ms. Erdoes; and $4,200,000 for Ms. Piepszak. The Firm’s accounting for employee stock-based incentives is described in Note 9 to the Firm’s Consolidated Financial Statements in the 2020 Annual Report on pages 221-222, which may be accessed on our website at jpmorganchase.com, under Investor Relations. No SARs or stock options were granted to NEOs in 2020.
4Amounts for years 2020, 2019 and 2018 are the aggregate change in the actuarial present value of the accumulated benefits under all defined benefit pension plans (including supplemental plans). No NEOs had earnings in excess of 120% of the applicable federal rate on deferred compensation balances where the rate of return is not calculated in the same or in a similar manner as earnings on hypothetical investments under the Firm's qualified plans. The amount of earnings in excess of 120% of the applicable federal rate included in this column is $0 for each of 2020, 2019 and 2018.
5“All other compensation” includes the cost, if any, for a named executive officer’s spouse to attend business-related events where spousal attendance is expected or customary. This did not exceed the greater of $25,000 or 10% of the named executive officer’s total perquisites and personal benefits except as specifically noted in the footnotes that follow.
6The “All other compensation” column for Mr. Dimon includes: $5,000 in employer non-matching contributions to the U.S. defined contribution plan, which replaces the employer benefit to the Firm's qualified noncontributory U.S. defined benefit pension plan that was frozen effective January 1, 2020; $35,714 for personal use of corporate aircraft; $38,900 for personal use of corporate cars; and $62,317 for the cost of residential, personal travel, and related security paid by the Firm. Mr. Dimon’s personal use of corporate aircraft and cars, and certain related security, is required pursuant to security measures approved by the Board. Incremental costs are determined as follows:
◦Aircraft: operating cost per flight hour for the aircraft type used, developed by an independent reference source, including fuel, fuel additives and lubricants; landing and parking fees; crew expenses; small supplies and catering; maintenance, labor and parts; engine restoration costs; and a maintenance service plan.
◦Cars: annual lease valuation of the assigned cars; annual insurance premiums; fuel expense; estimated annual maintenance; other miscellaneous expense; and annual drivers’ compensation, including salary, overtime, benefits and bonus. The resulting total is allocated between personal and business use based on mileage.
7The 2018 amount has been revised.
8Since Mr. Pinto is located in the U.K., the terms and composition of his compensation reflect the requirements of local regulations, including changes that came into effect in 2014 to comply with the Capital Requirements Directive IV. These requirements include that at least 60% of his incentive compensation is deferred, and that his incentive compensation is not more than twice his fixed compensation in respect of any given performance year. Mr. Pinto’s fixed compensation is comprised of salary and an annual cash fixed allowance, which from June 2017, has been payable in equal monthly installments. Mr. Pinto’s salary of £475,000 is denominated and paid in British pound sterling (“GBP”) and his fixed allowance of $7,635,000 is denominated in USD and paid in GBP. Both are unchanged since 2016. The CMDC elected to defer 100% of Mr. Pinto’s variable compensation into equity – 50% into RSUs and 50% into PSUs – in order to maintain a comparable deferred equity portion to similarly situated Firm employees. For the purposes of this table, a blended applicable rate of 1.27429 U.S. dollars per GBP, which was based on a 10-month average rate, has been used to convert Mr. Pinto’s salary to U.S. dollars for 2020. The blended applicable rates used to convert Mr. Pinto’s salary for 2019 and 2018 were 1.27205 and 1.34953 U.S. dollars per GBP, respectively.
9The “All other compensation” column for Mr. Pinto includes $20,254 in employer contributions to a non-U.S. defined contribution plan; $20,518 in tax compliance assistance for non-U.K. business travel; and $3,422 for personal use of cars.
10The “All other compensation” column for Mr. Smith includes $4,000 in employer non-matching contributions to the U.S. defined contribution plan.
11The “All other compensation” column for Ms. Erdoes includes $5,000 in employer non-matching contributions to the U.S. defined contribution plan.
12Ms. Piepszak was not a NEO in 2018.
13The “All other compensation” column for Ms. Piepszak includes $5,000 in employer non-matching contributions to the U.S. defined contribution plan.

2021 PROXY STATEMENT	73	JPMORGAN CHASE & CO.

EXECUTIVE COMPENSATION TABLES | EXECUTIVE COMPENSATION
II. 2020 GRANTS OF PLAN-BASED AWARDS1
The following table shows grants of plan-based awards made in 2020 for the 2019 performance year.

		Estimated Future Payout Under Equity Incentive Plan Awards (PSUs)[2]			Stock awards (RSUs)[3]
Name	Grant date	Threshold (#)	Target (#)	Maximum (#)	Number of shares of restricted stock or units (#)	Grant date fair value ($)[4]
James Dimon	1/21/2020	—	181,977	272,966	—	$25,000,000
Daniel Pinto	1/21/2020	—	—	—	61,613	7,130,389
	1/21/2020	—	59,420	89,130	—	7,130,389
Gordon Smith	1/21/2020	—	—	—	47,496	6,525,000
	1/21/2020	—	47,496	71,244	—	6,525,000
Mary Callahan Erdoes	1/21/2020	—	—	—	44,221	6,075,000
	1/21/2020	—	44,221	66,332	—	6,075,000
Jennifer Piepszak	1/21/2020	—	—	—	20,382	2,800,000
	1/21/2020	—	20,382	30,573	—	2,800,000
1Equity grants are awarded as part of the annual compensation process and as part of employment offers for new hires. Grants made as part of the annual incentive compensation process are generally awarded in January after fourth quarter earnings are released. RSUs and PSUs carry no voting rights. On January 19, 2021, the Firm awarded RSU and PSU awards as part of the 2020 annual incentive compensation. Because these awards were granted in 2021, they do not appear in this table, which is required to include only equity awards actually granted during 2020. These 2021 awards are however reflected in the “NEO Compensation” table on page 65. No SARs have been awarded since 2013.
2For NEOs other than Mr. Pinto, PSUs vest on March 25, 2023, and are subject to a two-year holding period post-vesting. In accordance with U.K. regulations, for Mr. Pinto, PSUs vest in five equal installments on March 25, 2023, 2024, 2025, 2026 and 2027 and are subject to: (i) a twelve-month holding period for all installments post-vesting, (ii) a two-year holding period for the installment vesting on March 25, 2023, with the holding periods associated with (i) and (ii) above running concurrently. Each PSU represents the right to receive one share of common stock on the vesting date. The ultimate number of PSUs that will vest will be determined by the Firm’s performance over the three-year performance period, and for NEOs other than Mr. Pinto, will include any accumulated reinvested dividend equivalent shares. The dividend equivalent shares, if any, will be based on: (1) the number of PSUs earned at vesting; and (2) on dividends that would have been paid on the Firm’s common stock during the vesting period as of each dividend payment date, if any. Under rules applicable in the U.K., for Mr. Pinto, the PSUs are not eligible for reinvested dividend equivalent shares and an assessment is also made of his qualitative performance in determining the ultimate number of PSUs that will vest.
3For NEOs other than Mr. Pinto, RSUs vest in two equal installments on January 13, 2022 and 2023. Each RSU represents the right to receive one share of common stock on the vesting date and non-preferential dividend equivalents, payable in cash, equal to any dividends paid on the Firm’s common stock during the vesting period. Under rules applicable in the U.K., for Mr. Pinto, RSUs vest in five equal installments on January 13, 2023, 2024, 2025, 2026 and 2027 are subject to a twelve-month holding period post-vesting. Mr. Pinto’s RSUs are not eligible for dividend equivalents.
4Represents the aggregate grant date fair value for RSUs and PSUs. For NEOs other than Mr. Pinto, the aggregate grant date fair value is based on the average of the high and the low prices of JPMorgan Chase common stock on the grant date multiplied by the number of shares granted (for RSUs) or target number of PSUs. For Mr. Pinto, the grant date fair value takes into account that these awards do not carry the right to dividends or dividend equivalents prior to vesting, in accordance with local regulations.

JPMORGAN CHASE & CO.	74	2021 PROXY STATEMENT

EXECUTIVE COMPENSATION | EXECUTIVE COMPENSATION TABLES
III. OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2020
The following table shows the number of shares of the Firm’s common stock underlying (i) exercisable SARs and (ii) RSUs and PSUs that had not yet vested held by the Firm’s Named Executive Officers on December 31, 2020.

			Option awards				Stock awards
Name	Option/ stock award grant date[1]		Number of securities underlying unexercised options: # exercisable[1,2,3]		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested[1,3]		Number of unearned performance shares or units of stock that have not vested[1,3,4]
James Dimon
	1/18/2012		562,430	[a]	$35.61	1/18/2022	—		—
	1/16/2018	[5]	—		—	—	333,123	[b]	—
	1/15/2019		—		—	—	—		386,440	[b]
	1/21/2020		—		—	—	—		280,686	[b]
Total awards (#)			562,430				333,123		667,126
Market value ($)[6]			$51,439,848				$42,329,940		$84,771,701
Daniel Pinto
	1/18/2012		82,115	[a]	$35.61	1/18/2022	—		—
	1/17/2013		104,603	[a]	46.58	1/17/2023	—		—
	1/17/2017		—		—	—	82,040	[c]	—
	1/17/2017		—		—	—	50,787	[d]	—
	1/16/2018	[5]	—		—	—	97,614	[d]	—
	1/16/2018		—		—	—	63,680	[d]	—
	1/15/2019		—		—	—	83,586	[d]	117,210	[d]
	1/21/2020		—		—	—	61,613	[d]	89,130	[d]
Total awards (#)			186,718				439,320		206,340
Market value ($)[6]			$15,929,733				$55,824,392		$26,219,624
Gordon Smith
	1/16/2018		—		$—	—	25,724	[e]	—
	1/16/2018	[5]	—		—	—	83,644	[b]	—
	1/15/2019		—		—	—	63,411	[e]	100,554	[b]
	1/21/2020		—		—	—	47,496	[e]	73,259	[b]
Total awards (#)			—				220,275		173,813
Market value ($)[6]			$—				$27,990,344		$22,086,418

2021 PROXY STATEMENT	75	JPMORGAN CHASE & CO.

EXECUTIVE COMPENSATION TABLES | EXECUTIVE COMPENSATION

			Option awards				Stock awards
Name	Option/ stock award grant date[1]		Number of securities underlying unexercised options: # exercisable[1,2,3]		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested[1,3]		Number of unearned performance shares or units of stock that have not vested[1,3,4]
Mary Callahan Erdoes
	1/17/2013		105,143	[a]	$46.58	1/17/2023	—		—
	1/16/2018		—		—	—	25,056	[e]	—
	1/16/2018	[5]	—		—	—	81,472	[b]	—
	1/15/2019		—		—	—	58,935	[e]	93,456	[b]
	1/21/2020						44,221	[e]	68,208	[b]
Total awards (#)			105,143				209,684		161,664
Market value ($)[6]			$8,462,960				$26,644,546		$20,542,644
Jennifer Piepszak
	1/16/2018		—		$—	—	8,909	[e]	—
	1/15/2019		—		—	—	32,825	[e]	—
	1/21/2020		—		—	—	20,382	[e]	31,438	[b]
Total awards (#)			—				62,116		31,438
Market value ($)[6]			$—				$7,893,080		$3,994,827
1The awards set forth in the table were granted with the following vesting schedules:
aSARs vest in five equal installments, in years one, two, three, four and five
bPSUs vest in year three including any dividends that are reinvested over the vesting period
cPSUs vest in five equal installments, in years three, four, five, six and seven including any dividends that are reinvested over the vesting period
dPSUs and RSUs vest in five equal installments, in years three, four, five, six and seven
eRSUs vest in two equal installments, in years two and three
2All outstanding SARs were exercisable as of December 31, 2020.
3Value based on $127.07, which was the closing price per share of our common stock on December 31, 2020.
4Represents the maximum number of shares that NEOs may receive over the vesting period in connection with PSU awards granted and accumulated reinvested dividend equivalent shares, as applicable, as of December 31, 2020.
5Represents PSU awards for which the performance period ended on December 31, 2020. The CMDC certified the applicable performance criteria for the PSUs on March 16, 2021; the PSUs subsequently vested on March 25, 2021 as noted in the applicable footnotes b and d.
6For option awards, this represents the market value of in-the-money SARs; for stock awards it represents the value of unearned PSUs or RSUs that have not vested.

JPMORGAN CHASE & CO.	76	2021 PROXY STATEMENT

EXECUTIVE COMPENSATION | EXECUTIVE COMPENSATION TABLES
IV. 2020 OPTION EXERCISES AND STOCK VESTED TABLE
The following table shows the number of shares acquired and the value realized during 2020 upon the exercise of stock options and the vesting of PSUs and RSUs previously granted to each of the Named Executive Officers.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)[1]	Number of shares acquired on vesting (#)	Value realized on vesting ($)[2]
James Dimon	367,377	$19,574,765	412,233	$37,037,134
Daniel Pinto	75,000	4,254,188	33,204	3,575,340
Gordon Smith	—	—	163,194	17,376,988
Mary Callahan Erdoes	—	—	162,526	17,285,821
Jennifer Piepszak	—	—	21,341	2,699,546
1Values were determined by multiplying the number of shares of our common stock, to which the exercise of the options related, by the difference between the per-share fair market value of our common stock on the date of exercise and the exercise price of the options.
2Values were determined by multiplying the number of PSUs and RSUs, as applicable, that vested by the per-share fair market value of our common stock on the vesting date.
V. 2020 PENSION BENEFITS
The table below sets forth the retirement benefits expected to be paid to our Named Executive Officers under the Firm’s retirement plans. The terms of the plans are described below the table. No payments were made under these plans during 2020 to our NEOs.

Name	Plan name	Number of years of credited service (#)	Present value of accumulated benefit ($)
James Dimon	Retirement Plan	20	$194,312
	Excess Retirement Plan	20	460,794
Daniel Pinto	—	—	—
Gordon Smith	Retirement Plan	13	65,830
	Excess Retirement Plan	13	12,024
Mary Callahan Erdoes	Retirement Plan	24	409,410
	Excess Retirement Plan	24	36,091
Jennifer Piepszak	Retirement Plan	26	337,797
	Excess Retirement Plan	26	689
Retirement Plan — The JPMorgan Chase Retirement Plan is a qualified noncontributory U.S. defined benefit pension plan that provided benefits to substantially all U.S. employees. The Plan was frozen with respect to pay credit contributions, effective January 1, 2020, and frozen with respect to new entrants into the Plan, effective January 1, 2019. Employees became fully vested in the value of their Plan benefits as a result of this change. The Plan employed a cash balance formula (in the form of pay and interest credits) to determine amounts at retirement. Pay credits ceased effective with the plan freeze. Interest credits, which generally equal the yield on one-year U.S. Treasury bills plus 1% (subject to a minimum of 4.5%), continue to accrue. Account balances include the value of benefits earned under prior heritage company plans, if any. Benefits are payable as an actuarially equivalent lifetime annuity with survivorship rights (if married) or optionally under a variety of other payment forms, including a single-sum distribution.
Excess Retirement Plan — Benefits were determined under the same terms and conditions as the Retirement Plan, but reflecting base salary in excess of IRS limits up to $1 million and benefit amounts in excess of IRS limits. Benefits are generally payable in a lump sum in the year following termination. The plan is closed to new participants and accruals under the plan were discontinued as of May 1, 2009.

2021 PROXY STATEMENT	77	JPMORGAN CHASE & CO.

EXECUTIVE COMPENSATION TABLES | EXECUTIVE COMPENSATION
Present value of accumulated benefits — The valuation method and all material assumptions used to calculate the amounts above are consistent with those reflected in Note 8 to the Firm’s Consolidated Financial Statements in the 2020 Form 10-K on pages 216-220. Key assumptions include the discount rate (2.50%); interest rates (4.75% crediting to project cash balances; 2.00% to convert annuities to lump sums and lump sums to annuities) and mortality rates (for the present value of annuities, the Pri-2012 (white-collar) projected generational mortality table with projection scale MP2020; for lump sums, the UP94 mortality table projected to 2002, with 50%/50% male/female weighting). We assumed benefits would commence at normal retirement date or unreduced retirement date, if earlier. Benefits paid from the Retirement Plan were assumed to be paid either as single-sum distributions (with probability of 85%) or life annuities (with probability of 15%). Benefits from the Excess Retirement Plan are paid as single-sum distributions. No death or other separation from service was assumed prior to retirement date.
VI. 2020 NON-QUALIFIED DEFERRED COMPENSATION
The Deferred Compensation Plan allows eligible participants to defer their annual cash incentive compensation awards on a before-tax basis up to a maximum of $1 million. A lifetime $10 million cap applies to deferrals of cash made after 2005. No deferral elections have been permitted relative to equity awards since 2006. During 2020, there were no contributions made by the Firm nor contributions made or withdrawals or distributions received by the Named Executive Officers.

Name	Aggregate earnings (loss) in last fiscal year ($)[1]	Aggregate balance at last fiscal year–end ($)
James Dimon	$1,344	$151,050
Daniel Pinto	759	24,165
Gordon Smith	—	—
Mary Callahan Erdoes	—	—
Jennifer Piepszak	16	495
1The Deferred Compensation Plan allows participants to direct their deferrals among several investment choices, including JPMorgan Chase common stock; an interest income fund based 50% on a weighted average of returns by Hartford Investment Management Company SVA Bond Index Division and 50% by Newport Group designated set of general account life insurance policies owned by JPMorgan Chase; Hartford funds indexed to fixed income, bond, balanced, S&P 500, Russell 2000 and international portfolios; and Hartford investments in Vanguard Variable Insurance Fund high-yield bond, mid-cap and REIT index. In addition, there are balances in deemed investment choices from heritage company plans that are no longer open to new deferrals.
Investment returns in 2020 for the following investment choices were: Short-Term Fixed Income, 1.13%; Interest Income, 3.25%; Barclays Capital U.S. Aggregate Bond Index, 7.46%; High-Yield, 5.67%; Balanced Portfolio, 11.46%; S&P 500 Index, 18.40%; Mid-Cap Index, 18.07%; Russell 2000 Index, 19.92%; REIT Index, (4.85)%; International, 57.58%; and JPMorgan Chase common stock, including dividend equivalents, (5.52)%.
Beginning with deferrals credited January 2005 under the Deferred Compensation Plan, participants were required to elect to receive distribution of the deferral balance beginning either following retirement or termination or in a specific year but no earlier than the second anniversary of the date the deferral would otherwise have been paid. If retirement or termination were elected, payments will commence during the calendar year following retirement or termination. Participants may elect the distribution to be lump sum or annual installments for a maximum of 15 years. With respect to deferrals made after December 31, 2004, under the Deferred Compensation Plan, account balances are automatically paid as a lump sum in the year following termination if employment terminates prior to the participant attaining 15 years of service. With respect to deferrals made after December 31, 2017, account balances are automatically paid as a lump sum in the year following termination if employment terminates prior to the participant attaining 5 years of service.
The Supplemental Savings and Investment Plan (“SSIP”) is a heritage plan applicable to former Bank One employees which is closed to new participants and does not permit new deferrals. It functions similarly to the Deferred Compensation Plan. The investment return in 2020 for the following investment choice was: Short-Term Fixed Income, 0.90%. With respect to the SSIP, account balances are automatically paid as a lump sum in the year following termination unless an installment option is elected prior to termination of employment.

JPMORGAN CHASE & CO.	78	2021 PROXY STATEMENT

EXECUTIVE COMPENSATION | EXECUTIVE COMPENSATION TABLES
VII. 2020 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
We believe our pay practices relating to termination events, summarized below, illustrate our commitment to sound corporate governance, are consistent with best practices and are aligned with the interests of shareholders.
TERMINATION POLICIES ALIGNED WITH SHAREHOLDER INTERESTS

No golden parachute agreements	•NEOs are not entitled to any accelerated cash/equity payments or special benefits upon a change in control

No employment agreements	•All of the U.S. based NEOs are “at will” employees and are not covered by employment agreements •Mr. Pinto has terms of employment that reflect applicable U.K. legal standards

No special cash severance	•Severance amounts for NEOs are capped at one-year salary, not to exceed $400,000 (or £275,000 in the case of Mr. Pinto)

No special executive benefits	•NEOs are not entitled to any special benefits upon termination

Standard, broad-based severance
Mr. Dimon, Mr. Smith, Ms. Erdoes and Ms. Piepszak are covered under the Firm’s broad-based U.S. Severance Pay Plan. Benefits under the U.S. Severance Pay Plan are based on an employee’s base salary and length of service on termination of employment. Employees remain eligible for coverage at active employee rates under certain of the Firm’s employee welfare plans (such as medical and dental) for up to six months after their employment terminates. Mr. Pinto is covered under the Firm’s U.K. Discretionary Redundancy Policy, which provides for a lump sum payment on termination based on base salary and length of service and subject to a cap of £275,000. In addition, in the event of termination by the Firm for reasons other than cause, employees may be considered, at the discretion of the Firm, for a cash payment in lieu of an annual incentive compensation award, taking into consideration all circumstances the Firm deems relevant, including the circumstances of the employee’s leaving and the employee’s contributions to the Firm over his or her career. Severance benefits and any such discretionary payment are subject to execution of a release in favor of the Firm and certain post-termination restrictions.
The table on the following page sets forth the benefits and compensation which the Named Executive Officers would have received if their employment had terminated on December 31, 2020. The amounts shown in the table on the following page do not include other payments and benefits available generally to salaried employees upon termination of employment, such as accrued vacation pay, distributions from the 401(k) Savings Plan, pension and deferred compensation plans, or any death, disability or post retirement welfare benefits available under broad-based employee plans. For information on the pension and deferred compensation plans, see “Table V: 2020 Pension benefits” on page 77 and “Table VI: 2020 Non-qualified deferred compensation” on page 78. Such tables also do not show the value of vested SARs, which are listed In “Table III: Outstanding equity awards at fiscal year-end 2020” on pages 75 and 76. There are no unvested SARs outstanding on December 31, 2020.
NEOs are not entitled to any additional equity awards in connection with a potential termination. Rather, under certain termination scenarios including disability, death, termination without cause, or resignation (if full-career eligible), NEOs’ outstanding equity awards continue to vest in accordance with their terms (or accelerate in the event of death). The table on the following page shows the value of these unvested RSUs and PSUs based on the closing price of our common stock on December 31, 2020.
Government Office provision
Employees with applicable awards, including NEOs, are covered under the Firm’s Government Office provision which allows for continued vesting of equity awards if the employee resigns to accept a covered government office. For such employees who are full-career eligible, outstanding performance year awards continue to vest in accordance with their terms whether they leave the Firm to enter government service or otherwise, so the Government Office provision does not provide any benefit to employees who are full-career eligible. All NEOs meet the full-career eligibility provision of their applicable awards.1
For employees who are not full-career eligible, the value of awards that would continue to vest as a result of the Government Office provision of our equity plan would equal a percentage of the unvested stock awards ranging from 0% prior to three years of employment by the Firm to 50% after three years of employment increasing to 100% after five years.

1Refer to Notes 3 and 5 on page 80.

2021 PROXY STATEMENT	79	JPMORGAN CHASE & CO.

EXECUTIVE COMPENSATION TABLES | EXECUTIVE COMPENSATION
The Firm’s Government Office provision allows for accelerated vesting of the awards otherwise eligible for continued vesting, as described above, only if government ethics or conflicts of interest laws require divestiture of unvested awards and do not allow continued vesting.
Notwithstanding acceleration of any awards, the former employee remains subject to the applicable terms of the award agreement as if the award had remained outstanding for the duration of the original vesting period, including the clawback provisions and post-employment obligations.
Any awards not eligible for continued vesting under the terms of the plan are forfeited and they do not accelerate.
In 2020, no current or former OC member received any benefits under the Government Office provision.
2020 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

		Termination reason[1]
Name		Involuntary without cause ($)[2]	Resignation per Full-Career Eligibility provision/Disability ($)[3]	Death ($)[4]	Resignation per Government Office provision ($)[5]	Change in control ($)
James Dimon	Severance and other	$400,000	$—	$—	$—	$—
	Stock awards	—	—	—	—	—
	Performance share units[6]	109,756,530	109,756,530	113,719,494	—	—
Daniel Pinto	Severance and other	369,688	—	—	—	—
	Stock awards	43,420,569	43,420,569	43,420,569	—	—
	Performance share units[6]	33,193,310	33,193,310	34,451,727	—	—
Gordon Smith	Severance and other	323,077	—	—	—	—
	Stock awards	17,361,701	17,361,701	17,361,701	—	—
	Performance share units[6]	28,192,162	28,192,162	29,226,496	—	—
Mary Callahan Erdoes	Severance and other	400,000	—	—	—	—
	Stock awards	16,291,899	16,291,899	16,291,899	—	—
	Performance share units[6]	26,686,536	26,686,536	27,649,549	—	—
Jennifer Piepszak	Severance and other	400,000	—	—	—	—
	Stock awards	7,893,080	7,893,080	7,893,080	—	—
	Performance share units[6]	2,663,187	2,663,187	3,107,051	—	—
1“Stock awards” and “Performance share units” refer to previously granted, outstanding equity awards. NEOs are not entitled to any additional equity awards in connection with a potential termination.
2Involuntary terminations without cause include involuntary terminations due to redundancies and involuntary terminations without alternative employment. For “Severance and other”, amounts shown represent severance under the Firm’s broad-based U.S. Severance Pay Plan, or the U.K. Discretionary Redundancy Policy in the case of Mr. Pinto. Base salary greater than $400,000 per year, or £275,000 in the case of Mr. Pinto, is disregarded for purposes of determining severance amounts. The rate used to convert Mr. Pinto’s eligible severance to U.S. dollars was the blended spot rate for the month of December 2020, which was $1.34432 U.S. dollars per British pound sterling.
3For employees in good standing who have resigned and have met full-career eligibility or other acceptable criteria, awards continue to vest over time on their original schedule, provided that the employees, for the remainder of the vesting period, do not perform services for a financial services company or work in their profession (whether or not for a financial services company); provided that employees may work for a government, education or not-for-profit organization. The awards shown represent RSUs and PSUs that would continue to vest because the Named Executive Officers have met the full-career eligibility criteria. The awards are subject to continuing post-employment obligations to the Firm during this period. In the case of disability, stock awards continue to vest pursuant to their original vesting schedule.
4Vesting restrictions on stock awards and PSU awards lapse immediately upon death.
5The Government Office provision of an award does not provide any benefit to employees who have met the full-career eligibility provision of that same award. Therefore, under the terms of the Government Office provision, Named Executive Officers would generally not receive any benefit upon termination since they meet the full-career eligibility provision entitling them to continued vesting of their equity awards (see preceding Note 4).
6For death, represents the value of PSUs granted on January 16, 2018, January 15, 2019 and January 21, 2020, assuming: (a) maximum payout related to 2018, 2019 and 2020 performance years; (b) target payout related to 2021 and 2022 performance years; and (c) accumulated reinvested dividend equivalent shares as of December 31, 2020. For involuntary without cause, full career eligibility provision and disability, target payout is assumed for the PSUs granted on January 21, 2020.

JPMORGAN CHASE & CO.	80	2021 PROXY STATEMENT

EXECUTIVE COMPENSATION | CEO PAY RATIO DISCLOSURE
CEO pay ratio disclosure
We are providing the following information about the relationship of the annual total compensation of our estimated median employee and the annual total compensation of Mr. Dimon, our Chairman and CEO.
CEO PAY RATIO
For the year ended December 31, 2020:
•The annual total compensation of Mr. Dimon was $31,671,5891, including Firm-paid employee benefits
•The annual total compensation of our estimated median employee was $80,102, including Firm-paid employee benefits2 and change in pension value
•This represents a ratio of 395 to 1
IDENTIFYING OUR MEDIAN EMPLOYEE
For our disclosure in the 2020 proxy statement, we identified our estimated median employee using gross taxable payroll compensation as reported to our employees’ respective national governments for the year ended December 31, 2017, i.e., Form W-2 gross taxable wages Box 1 for U.S. employees. For this year’s disclosure, we have identified a new estimated median employee using annual total compensation for performance year 2020 based on data from the Firm's global compensation system as of February 28, 2021. This revised approach aligns more closely with how performance year compensation is referenced internally at the Firm. Annual total compensation includes salary as of December 31, 2020, as well as overtime pay, fixed allowance and incentive compensation, if applicable. We annualized the salary portion of the compensation for employees who were hired during 2020; however, we did not make any full-time equivalent adjustments to part-time, temporary and seasonal employees. We did not apply any cost-of-living adjustments as part of the calculation.
In determining the scope of our employees (other than our CEO), we included our global workforce of full-time, part-time, temporary and seasonal employees who were employed as of December 31, 2020.
COMPARABILITY
We believe the ratio above is a reasonable estimate, based on the methodology we have described. Given the different methodologies, exclusions, estimates and assumptions other companies may use to calculate their respective CEO pay ratios, as well as differences in employment and compensation practices between companies, the estimated ratio reported above may not be comparable to that reported by other companies.

1For purposes of the CEO pay ratio disclosure, Mr. Dimon’s annual total compensation includes the amount reported in the “Total” column of the 2020 Summary Compensation Table on page 73, plus the value of Firm-paid healthcare benefits applicable to Mr. Dimon.
2The median employee’s Firm-paid employee benefits include healthcare benefits and 401(k) retirement plan contributions.

2021 PROXY STATEMENT	81	JPMORGAN CHASE & CO.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS | EXECUTIVE COMPENSATION
Security ownership of directors and executive officers
Our share retention policies require share ownership for directors and executive officers, as described on pages 33 and 50, respectively.
The following table shows the number of shares of common stock and common stock equivalents beneficially owned by each director, the current executive officers named in the SCT, and all directors and executive officers as a group as of February 28, 2021. Shares beneficially owned include shares that could have been acquired within 60 days after that date through the exercise of stock options or SARs, and additional underlying stock units as described in Note 2 to the table. Unless otherwise indicated, each individual and member of the group has sole voting power and sole investment power with respect to shares owned. The number of shares beneficially owned, as defined by Rule 13d-3 under the Securities Exchange Act of 1934—as of February 28, 2021, by all directors and executive officers as a group and by each director and NEO individually—is less than 1% of our outstanding common stock.
SECURITY OWNERSHIP

	Beneficial ownership
Name	Common Stock (#)[1]	SARs/Options exercisable within 60 days (#)	Total beneficial ownership (#)	Additional underlying stock units (#)[2]	Total (#)
Linda B. Bammann	65,986	—	65,986	26,080	92,066
Stephen B. Burke	107,107	—	107,107	124,149	231,256
Todd A. Combs	13,016	—	13,016	12,086	25,102
James S. Crown[3]	12,281,578	—	12,281,578	198,120	12,479,698
James Dimon[4]	8,143,232	562,430	8,705,662	679,479	9,385,141
Mary Callahan Erdoes[5]	481,983	105,143	587,126	280,525	867,651
Timothy P. Flynn	10,000	—	10,000	47,303	57,303
Mellody Hobson	127,869	—	127,869	10,419	138,288
Michael A. Neal	9,050	—	9,050	36,566	45,616
Phebe N. Novakovic	500	—	500	1,795	2,295
Jennifer Piepszak	6,212	—	6,212	82,135	88,347
Daniel Pinto	504,877	186,718	691,595	588,201	1,279,796
Virginia M. Rometty	280	—	280	2,475	2,755
Gordon Smith	505,185	—	505,185	298,923	804,108
All directors and current executive officers as a group (21 persons)[3,5]	22,965,158	858,476	23,823,634	3,271,948	27,095,582
1Shares owned outright, except as otherwise noted. Directors agree to retain all shares of common stock of JPMorgan Chase purchased on the open market or received pursuant to their service as a Board member for as long as they serve on the Board.
2Amounts include for directors and executive officers, shares or deferred stock units, receipt of which has been deferred under deferred compensation plan arrangements. For executive officers, amounts also include unvested RSUs and unvested PSUs (including accumulated reinvested dividend equivalent shares), as well as share equivalents attributable under the JPMorgan Chase 401(k) Savings Plan. The ultimate number of PSUs earned at vesting is formulaically determined, with potential payout value ranging from 0% to 150%. Additional details on the PSU program are provided on pages 47-48.
3Includes 166,952 shares Mr. Crown owns individually; 36,893 shares owned by Mr. Crown’s spouse; and 38,140 shares held in trusts for the benefit of his children. None of such shares are pledged or held in margin accounts. Also includes 12,039,593 shares owned by entities as to which Mr. Crown disclaims beneficial ownership, except to the extent of his pecuniary interest therein. Of such shares (and for all directors and current executive officers as a group) 11,871,288 shares may be pledged or held by brokers in margin loan accounts, whether or not there are loans outstanding.
4Includes 143,388 shares owned by entities as to which Mr. Dimon disclaims beneficial ownership, except to the extent of his pecuniary interest therein.
5As of February 28, 2021, Ms. Erdoes held 51,000 depositary shares, each representing a one-tenth interest in a share of JPMorgan Chase’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series H (“Series H Preferred”). Ms. Erdoes is the only director or executive officer who owns shares of the Series H Preferred.

JPMORGAN CHASE & CO.	82	2021 PROXY STATEMENT

EXECUTIVE COMPENSATION | SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
Pursuant to SEC filings, the companies included in the table below were the beneficial owners of more than 5% of our outstanding common stock as of December 31, 2020.

Name of beneficial owner	Address of beneficial owner	Common stock owned (#)	Percent owned (%)
The Vanguard Group[1]	100 Vanguard Blvd. Malvern, PA 19355	243,407,749	7.99
BlackRock, Inc.[2]	55 East 52nd Street New York, NY 10055	192,569,871	6.30
1The Vanguard Group owns the above holdings in its capacity as an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E). According to the Schedule 13G dated February 8, 2021, filed with the SEC, in the aggregate, Vanguard (including the affiliated entities identified in the Schedule 13G) has sole dispositive power over 229,975,845 shares, shared dispositive power over 13,431,904 shares, sole voting power over 0 shares and shared voting power over 4,928,003 shares of our common stock.
2BlackRock, Inc. owns the above holdings in its capacity as a parent holding company or control person in accordance with SEC Rule 13d-1(b)(1)(ii)(G). According to the Schedule 13G dated January 29, 2021, filed with the SEC, in the aggregate, BlackRock (including the affiliated entities identified in the Schedule 13G) has sole dispositive power over 192,569,871 shares and sole voting power over 166,686,505 shares of our common stock.

2021 PROXY STATEMENT	83	JPMORGAN CHASE & CO.

APPROVAL OF AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN EFFECTIVE MAY 18, 2021 | EXECUTIVE COMPENSATION

Proposal 3: Approval of Amended and Restated Long-Term Incentive Plan effective May 18, 2021

We are seeking approval of our Amended and Restated Long-Term Incentive Plan (the “2021 Plan”), to renew the term of the 2018 Plan by four years, to a term date of May 31, 2025, and to authorize approximately 29 million additional shares, bringing the total number of shares authorized under the Plan to 85 million shares (which is unchanged from the shareholder-approved 2018 Plan). During our annual shareholder outreach program and discussion of our equity compensation practices, our shareholders indicated a preference for more frequent requests for approval of a smaller quantity of shares, as opposed to requesting larger quantities less frequently. As a result, the Compensation & Management Development Committee and the Board considered this feedback in determining the number of shares to request for authorization under the 2021 Plan.
The 2021 Plan would also continue to incorporate our compensation program for non-employee directors, with certain established retainers (both cash and equity) and certain limitations on future changes to those retainers (which are unchanged from the shareholder-approved 2018 Plan).

JPMORGAN CHASE & CO.	84	2021 PROXY STATEMENT

EXECUTIVE COMPENSATION | APPROVAL OF AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN EFFECTIVE MAY 18, 2021
Proposal 3: Approval of Amended and Restated Long-Term Incentive Plan effective May 18, 2021
Executive summary
JPMorgan Chase’s Long-Term Incentive Plan was last approved by shareholders on May 15, 2018 (the “2018 Plan”). On March 16, 2021, the Compensation & Management Development Committee (“CMDC”) adopted, subject to shareholder approval, the Amended and Restated JPMorgan Chase Long-Term Incentive Plan (the “2021 Plan”). The 2021 Plan would supersede the 2018 Plan and apply to awards granted on or after May 18, 2021.
We are submitting this proposal to our shareholders in response to feedback we received about our equity compensation practices during our annual shareholder outreach program. Our shareholders indicated a preference for more frequent requests for approval of a smaller quantity of shares, as opposed to requesting larger quantities less frequently. As a result, the CMDC and the Board considered this feedback in determining the number of shares to request for authorization under the 2021 Plan.
The primary purpose of the 2021 Plan is to:
•Renew the term of the 2018 Plan by four years, to a term date of May 31, 2025;
•Authorize an additional 29 million shares, bringing the total number of authorized shares to 85 million, which is unchanged from those approved by shareholders under the 2018 Plan; and
•Continue to incorporate our non-employee director compensation program (unchanged from the 2018 Plan), including:
–Annual cash retainer of $100,000 and, if the non-employee director is on the Board at the time when annual performance year equity awards are granted, an annual grant of deferred stock units valued at $250,000. The Board is authorized in its discretion to increase the cash retainer and/or the equity award by a combined total of up to $25,000, to decrease them, or to change their form; and
–Designated role cash retainers of: (i) $30,000 for serving as the Lead Independent Director; (ii) $25,000 for chairing the JPMorgan Chase Bank, N.A. (“Bank”) board, Audit Committee or Risk Committee; and (iii) $15,000 for chairing any other principal standing committee or for serving on any of the Bank board, Audit Committee or Risk Committee. The Board is authorized in its discretion to increase any of these retainers by up to $5,000, to decrease them, or to change their form.
The 2021 Plan maintains many of the governance practices and features of the 2018 Plan, including:
•The exclusion of our stock option/stock appreciation rights (“SARs”) recycling feature;
•The inclusion of a one year minimum vesting requirement on the 5% of shares that are exempt from the minimum three year vesting;
•The reduction of the maximum number of shares that can be granted as Incentive Stock Options from 20 million to 7 million; and
•The standard of review for actions under the 2021 Plan.
Why shareholders should approve the 2021 Plan
We believe that voting in favor of the 2021 Plan is important, as a well-designed equity program serves to strengthen the alignment of employees’ long-term economic interests with those of shareholders while not causing unreasonable dilution to shareholders. Without shareholder approval, the Firm will lose a critical shareholder alignment feature of our compensation framework. The Firm is seeking shareholder approval one year before the 2022 expiration of the 2018 Plan to ensure that our compensation program continues to be aligned with the interests of our shareholders.
Summary of the 2021 Plan
The following summary of the 2021 Plan sets forth its material terms. It is, however, a summary and is qualified in its entirety by reference to the complete text of the 2021 Plan, a copy of which is attached as an Appendix.
Purpose and Participation
The 2021 Plan is designed to encourage employees and non-employee members of the Board to acquire a proprietary and vested interest in the long-term growth and performance of JPMorgan Chase and its subsidiaries. The 2021 Plan also serves to attract and retain individuals of exceptional talent. All of our approximately 255,000 employees are eligible to participate in the 2021 Plan, as are our 9 non-employee Directors of the Board.

2021 PROXY STATEMENT	85	JPMORGAN CHASE & CO.

APPROVAL OF AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN EFFECTIVE MAY 18, 2021 | EXECUTIVE COMPENSATION
Administration
Unless otherwise determined by the Board of Directors, the 2021 Plan is administered by the Compensation & Management Development Committee of the Board. Subject to the provisions of the 2021 Plan, the CMDC has complete control over the administration of the 2021 Plan and has the authority in its sole discretion to:
•Construe, interpret and implement the 2021 Plan and all award agreements;
•Establish, amend and rescind any rules and regulations relating to the 2021 Plan;
•Grant awards under the 2021 Plan;
•Determine who shall receive awards, when such awards shall be made and the terms and provisions of award agreements;
•Establish plans supplemental to the 2021 Plan covering employees residing outside of the United States;
•Provide for mandatory or voluntary deferrals of awards under the 2021 Plan; and
•Make all other determinations in its discretion that it may deem necessary or advisable for the administration of the 2021 Plan.
The CMDC may delegate to officers of JPMorgan Chase responsibility for awards to officers and employees of our Firm not subject to Section 16 of the Securities Exchange Act of 1934. The CMDC’s determinations in the administration of the 2021 Plan will be final, and the Board and the CMDC will have no liability for any action taken under the 2021 Plan in good faith (including any action taken relating to awards to our non-employee directors).
The Governance Committee is responsible for reviewing and making recommendations to the Board regarding awards to our non-employee directors.
Number of shares
If this proposal is approved, a total of 85 million shares will be authorized for issuance under the 2021 Plan, including 56 million remaining shares from the 2018 Plan.
Awards
The forms of the awards that may be granted under the 2021 Plan are:
•Stock Options. May be awarded in the form of an “incentive” stock option or a nonqualified stock option. Stock options may not be exercisable later than 10 years after their date of grant. The CMDC will establish the option exercise price at the time the option is granted, provided that the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. The exercise price shall be paid in full at the time of such exercise, with the method and form of such payment determined by the CMDC from time to time.
•SARs. The CMDC may award SARs. Upon exercise, a SAR generally entitles a participant to receive an amount equal to the positive difference between the fair market value of a share of common stock on the date the SAR is exercised and the per share exercise price of the SAR, multiplied by the number of shares of common stock with respect to which the SAR is exercised. SARs may not be exercisable later than 10 years after the date they are granted. The exercise price per share of common stock covered by a SAR is determined by the CMDC at the time each SAR is granted; provided, however, that the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. SARs may be granted independently of any award of stock options or in conjunction with all or any part of a stock options award, either at the same time the award of stock options is granted or at any later time during the term of such options. If a SAR is granted in tandem with a stock option, the exercise price of the SAR will not be less than 100% of the fair market value of a share of common stock on the date of grant. A SAR or applicable portion thereof allocated to a stock option shall terminate and no longer be exercisable upon the termination or exercise of any related stock option. The CMDC will determine at the date of grant whether the SAR shall be settled in cash, common stock or a combination of cash and common stock.
•Other Stock-Based Awards. The CMDC may grant awards of common stock and other awards that are valued in whole or in part by reference to, or otherwise based on the fair market value of common stock (“Other Stock-Based Awards”). Other Stock-Based Awards include, without limitation: (i) shares of common stock; (ii) shares of common stock subject to restrictions on transfer until the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives (each as specified by the CMDC); (iii) shares of common stock issuable upon the completion of a specified period of service; (iv) restricted stock units distributed in the form of shares of common stock after the restrictions lapse; and (v) conditioning the right to an award upon the occurrence of an event or the attainment of one or more performance objectives. The CMDC shall determine at the time of grant whether Other Stock-Based Awards shall be settled in cash, common stock or a combination of cash and common stock.
•Performance Awards. The 2021 Plan provides that the CMDC may specify performance criteria or standards with respect to an award based upon one or more of the following criteria: stock price, shareholder value added, earnings per share, income before or after taxes (including income before interest, taxes, depreciation and amortization), return on common equity including return on tangible common equity, revenue growth, efficiency ratio, expense management, return on investment, ratio of non-performing assets to performing assets, return on

JPMORGAN CHASE & CO.	86	2021 PROXY STATEMENT

EXECUTIVE COMPENSATION | APPROVAL OF AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN EFFECTIVE MAY 18, 2021
assets, profitability or performance of identifiable business units, credit quality, or any other criteria as determined by the CMDC in its sole discretion. In addition, where relevant, the foregoing targets may be applied to JPMorgan Chase, one or more of its subsidiaries or one or more of JPMorgan Chase’s divisions or business units. The CMDC will determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given participant and, if they have, to ascertain the amount of the applicable performance award. The amount of the performance award actually paid to a given participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the CMDC, and the amount determined by the CMDC for a performance period shall be paid to the participant at such time as determined by the CMDC in its sole discretion after the end of such performance period.
•Dividends/Dividend Equivalents. The terms and conditions of Other Stock-Based Awards of restricted stock and restricted stock units may provide the participant with dividends or dividend equivalents payable prior to vesting; and awards of Other Stock-Based Awards of restricted stock may provide for voting rights prior to vesting. Notwithstanding the foregoing, with respect to awards of restricted stock and restricted stock units specifically designated in the award agreement as performance-based, dividends or dividend equivalents shall be accumulated and shall be paid to the participants only in an amount based on the number of shares, if any, that vest under the terms of the award.
Director compensation
Compensation to non-employee directors under the 2021 Plan includes:
•Annual cash retainer and equity award. For each calendar year for service on the Board, each Director shall receive a cash retainer of $100,000 and, if the Director is on the Board at the time when annual performance year equity awards are granted, an annual grant of deferred stock units valued at $250,000. During the 2021 Plan term, the Board is authorized in its discretion to increase the cash retainer and/or the equity award by a combined total of up to $25,000, to decrease them, or to change their form.
•Designated role retainers. For each calendar year, each Director who serves in the following designated roles shall receive an annual cash retainer of: (i) $30,000 for serving as the Lead Independent Director; (ii) $25,000 for chairing the Bank board, Audit Committee or Risk Committee; and (iii) $15,000 for chairing any other principal standing committee and for serving on any of the Bank board, Audit Committee or Risk Committee. During the 2021 Plan term, the Board is authorized in its discretion to increase any designated role retainers described in (i), (ii), and (iii) above by up to $5,000, to decrease any of them, or to change their form.
•Additional fees or retainers. The Board may at any time provide any Director with a retainer or other fee in addition to that provided for the aforementioned, including for service on a specific purpose committee or for any other special service, in each case determined in the discretion of the Board.
•Form of Director compensation. Any retainer or fee granted to Directors may be payable in the form of cash, an Other Stock-Based Award or any combination, as determined in the discretion of the Board, and shall have such terms and conditions as the Board may specify.
Minimum vesting periods
Other than awards to Directors, awards settled in shares of common stock under the 2021 Plan have a minimum vesting/exercise schedule of ratably over three years, except that the CMDC may grant awards of up to 5% of shares authorized under the 2021 Plan with a shorter vesting or exercise period (but not less than a one year period). However, these minimum vesting and exercise periods do not apply to awards that vest or become exercisable earlier due to (i) circumstances such as death, retirement or involuntary termination of employment, (ii) the achievement of performance objectives over a period of at least one year, (iii) standard vest date occurring within 10 days of the grant date anniversary or (iv) if the Firm determines for regulatory or other considerations to provide an equity award in excess of that which would have been awarded to the individual under the cash equity policy in effect for the performance year.
Amendments and Termination
The Board of Directors may amend, suspend or terminate the 2021 Plan or any portion thereof at any time without shareholder approval, except to the extent otherwise required by the Securities Exchange Act of 1934 or New York Stock Exchange listing requirements. Notwithstanding the foregoing, except in the case of an adjustment in connection with a capital structure change (as described below under “Adjustments”), any amendment by the Board of Directors shall be conditioned on shareholder consent if it increases (i) the number of shares authorized for grant under the 2021 Plan, (ii) the number of shares authorized for grant to individual participants under any form of award, or (iii) if such amendment eliminates restrictions applicable to the reduction of the exercise price of an option or SAR, or the surrender of an option and SAR in consideration for a new award with a lower exercise price.
No awards may be made under the 2021 Plan after May 31, 2025, or after the date the Board terminates the 2021 Plan, if sooner.

2021 PROXY STATEMENT	87	JPMORGAN CHASE & CO.

APPROVAL OF AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN EFFECTIVE MAY 18, 2021 | EXECUTIVE COMPENSATION
Adjustments
In the event there is a change in the outstanding shares of common stock by reason of any stock dividend or split, recapitalization, issuance of a new class of common stock, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to shareholders of common stock other than regular cash dividends, the CMDC will make such substitution or adjustment, if any, as it deems equitable, as to the number or kind of shares of common stock or other securities issued or reserved for issuance pursuant to the 2021 Plan, including, but not limited to, adjustments to the number of shares of common stock in the aggregate with respect to which awards may be granted under the 2021 Plan or the number of awards granted to any participant) and to make appropriate adjustments (including the number of shares and the exercise price) to any outstanding awards.
Federal income tax consequences
The following discussion summarizes the Federal income tax consequences to participants who may receive awards under the 2021 Plan and to JPMorgan Chase arising out of the granting of such awards. The discussion is based upon interpretations of the Internal Revenue Code in effect as of March 2021 and regulations promulgated thereunder as of such date.
This discussion is not intended to, and does not, provide or supplement tax advice to recipients of awards, and participants are advised to consult with their own personal independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of awards under the 2021 Plan, including, but not limited to, any state, local or foreign tax consequences and the effect, if any, of gift, estate and inheritance taxes.
Nonqualified Stock Option/Stock Appreciation Rights. Upon the grant of a nonqualified stock option or SAR, a participant will not be in receipt of taxable income. Upon exercise of either a nonqualified stock option or a SAR, a participant will be in receipt of ordinary income in an amount equal to the excess of the fair market value of the acquired shares of common stock (and/or cash) over the exercise price, and will be subject to FICA (Social Security and Medicare) tax in respect of such amounts. Gain or loss upon a subsequent sale of any common stock would be taxed to the participant as long- or short-term capital gain or loss depending on the holding period.
Incentive Stock Options. A participant will not be in receipt of taxable income upon the grant or exercise of an incentive stock option (“ISO”). Upon the exercise of an ISO, the amount by which the fair market value of the stock received on exercise exceeds the exercise price is generally a tax preference adjustment for the purpose of the alternative minimum tax. If the participant holds the shares acquired on the exercise of an ISO for the requisite ISO holding period set forth in the Internal Revenue Code, the participant generally will recognize a long-term capital gain or loss upon their subsequent sale or exchange measured by the difference between the sale price and the exercise price of the ISO. If a participant does not hold the shares acquired on the exercise of an ISO for the requisite holding period, the participant may be in receipt of ordinary income based upon a formula set forth in the Internal Revenue Code, generally the lesser of (i) the difference between the fair market value of the common stock on the date of exercise of the ISO over the exercise price of the ISO and (ii) the amount realized upon the disposition of the common stock acquired by the ISO over the exercise price of the ISO. To the extent that the amount realized on such sale or exchange exceeds the fair market value of the common stock on the date of the ISO exercise, the participant will generally recognize capital gains.
Other Stock-Based Awards. The income tax consequences of the Other Stock-Based Awards will depend on how such awards are structured. In the case of the grant of a restricted stock unit (whether time-vested or subject to achievement of performance goals), a participant will not be in receipt of taxable income. On delivery, a participant will be in receipt of ordinary income in an amount equal to the fair market value of the acquired shares of common stock (and/or cash). The participant will be subject to FICA (Social Security and Medicare) tax at the time any portion of a restricted stock unit is deemed vested for tax purposes. The fair market value of any acquired shares (if any) on the delivery date will be the participant’s tax basis for purposes of determining any subsequent gain or loss from the sale of the shares, and the participant’s holding period with respect to the shares will begin at the delivery date.
Deduction. Generally, JPMorgan Chase will be entitled to a tax deduction equal to the amount recognized as ordinary income (including on the exercise of a stock option or SAR or on delivery pursuant to a restricted stock unit). However, we will generally not be entitled to a tax deduction with respect to any amount that represents compensation in excess of $1 million paid to covered employees (other than awards pursuant to contracts entered into prior to the repeal of the exemption for qualified performance-based compensation under Section 162(m) of the Code that may remain eligible for such exemption). For this purpose, a “covered employee” means our chief executive officer, our chief financial officer and our three highest compensated employees other than the chief executive officer and the chief financial officer (based on compensation reported to our shareholders), and any individual who was previously a covered employee at any time on or after January 1, 2017. For the avoidance of doubt, we will not be entitled to any tax deduction with respect to an ISO, if the participant holds the shares acquired on the exercise of an ISO for the requisite ISO holding period.

JPMORGAN CHASE & CO.	88	2021 PROXY STATEMENT

EXECUTIVE COMPENSATION | APPROVAL OF AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN EFFECTIVE MAY 18, 2021
Our equity compensation program promotes shareholder interests
We believe our long-term incentive compensation program serves a fundamental role in motivating our employees to deliver sustained shareholder value by driving individual, line of business and Firmwide results.
In addition, our equity program was designed to attract and retain top talent, foster a shared success culture and be consistent with best practices, as set forth below:
•Strong share holding requirements – Operating Committee members are required to retain significant portions of net shares received from awards, which increases their share ownership over the long term
•Prudent evaluation of the use of SARs – Since 2014 the CMDC has eliminated the use of SARs from our broad based annual compensation program, resulting in less dilution to shareholders; however, the CMDC retains the discretion to award SARs in the future
•Multi-year vesting – Equity awards generally cannot vest any sooner than three years (ratably) from the grant date
•Anti-hedging/Anti-pledging policy – All employees are prohibited from hedging or pledging unvested RSUs, PSUs, unexercised options or SARs; Operating Committee members and directors may not hedge or pledge any shares
•Award limits – The 2021 Plan contains limits on the number of shares that may be granted to any individual employee
•Non-employee director pay limits – The 2021 Plan contains limits on the number of shares that may be granted to any individual non-employee director in a year
•No dividends paid on unearned performance share units – The terms of our 2021 Plan prohibit the payment of dividends on unearned PSUs
•No stock option/SAR reloads – Consistent with best practice, the 2021 Plan does not provide for the automatic reload of options or SARs
•No repricing on stock option/SAR – We expressly prohibit the repricing of both stock options and SARs
•No golden parachute agreements – We do not provide additional payments or equity acceleration as a result of a change-in-control
Our equity compensation program reinforces individual accountability
Our compensation program, including the 2021 Plan, is designed to hold individuals accountable, when appropriate, for material actions or items that negatively impact business performance in current or future years. The Firm has policies and procedures that enable it to take prompt and proportionate actions with respect to accountable individuals, including:
1.Reduce or altogether eliminate annual incentive compensation;
2.Cancel unvested awards (in full or in part);
3.Clawback/Recover previously paid incentive compensation (cash and/or equity);
4.Demotion, negative performance ration or other appropriate employment actions; and
5.Termination of employment.
For additional information about our control forums and how they promote accountability, please see “Risk, Controls and Conduct Review Process” and “Holding Individuals Accountable” on page 51 of this proxy statement.
Clawback and recovery provisions
We maintain clawback/recovery provisions on both cash incentives and equity awards which enable us to reduce or cancel unvested awards and recover previously paid compensation in certain situations. While equity incentive awards are intended and expected to vest according to their terms, the Firm's strong recovery provisions permit recovery of incentive compensation awards in appropriate circumstances.
The following table provides a summary of the extensive clawback provisions that apply to all employees, including our Operating Committee members.
Summary of Cancellation & Clawbacks

Trigger	Vested	Unvested
Restatement
Misconduct
Risk-related[1]
Protection-based[1]
1Certain risk-related and protection-based clawback provisions apply only to Operating Committee members and Designated Employees. See page 52 for more details on clawbacks.

2021 PROXY STATEMENT	89	JPMORGAN CHASE & CO.

APPROVAL OF AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN EFFECTIVE MAY 18, 2021 | EXECUTIVE COMPENSATION
Key data about our grant practices
We have historically demonstrated prudence in our use of shares for equity compensation, and have steadily reduced both our annual share usage (“Burn Rate”) and potential dilution levels under the Long-Term Incentive Plan in recent years. Furthermore, the Firm has demonstrated the value to shareholders of a disciplined compensation approach with one of the lowest compensation expense ratios amongst our primary financial services peers. For a description of our primary financial services peers, please see “Evaluating Market Practices” on page 45 of this proxy statement.

Historical Burn Rate[1]	Historical Total Potential Dilution[2]

1Burn Rate reflects the number of shares (including RSUs, PSUs and SARs) granted to employees and directors in a calendar year divided by the weighted average diluted shares outstanding.
2Total Potential Dilution reflects the number of employee and director shares outstanding (including RSUs, PSUs and SARs) plus the shares remaining in the LTIP pool divided by the number of common shares outstanding at year-end.
Historical Compensation Expense Ratio3
3Compensation Expense Ratio reflects Compensation & Benefits expenses divided by total net revenue for each company. JPMC revenue reflects results on a managed basis, please refer to Additional notes, Note 1, on page 114 for the definition of a managed basis. Source: Form 10-K filings.
Additional Information
The exhibit below provides additional information regarding the number of RSUs, PSUs, and Options/SARs outstanding, as well as the number of shares available for grant under the 2018 Plan, as of February 28, 2021.

Number of RSUs and PSUs Outstanding	Options/SARs			Shares remaining in Plan[4]	Common Shares Outstanding
	Number of Awards Outstanding	Weighted-average exercise price	Weighted-average remaining contractual life (in years)
47,366,985	2,597,844	$41.16	1.39	55,741,486	3,041,063,538
4Represents shares available for future issuance under the shareholder-approved 2018 Plan.
The closing price of our common stock on March 25, 2021, on the New York Stock Exchange was $152.55.

JPMORGAN CHASE & CO.	90	2021 PROXY STATEMENT

EXECUTIVE COMPENSATION | APPROVAL OF AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN EFFECTIVE MAY 18, 2021
New 2021 Plan Awards
Awards granted under the 2021 Plan will be determined in the CMDC’s discretion. As of the date of this proxy statement, the CMDC has not determined future awards or who might receive them. As a result, the benefits that will be awarded or paid under the 2021 Plan are not currently determinable.
The awards granted for the 2020 performance year would not have changed if the 2021 Plan had been in place and are set forth in the following table, as of February 28, 2021.

Name and Position	Number of Units[1]	Dollar Value
James Dimon, Chairman and CEO	179,521	$25,000,000
Daniel Pinto, Co-President and Co-Chief Operating Officer; CEO CIB	138,974	$16,259,710
Gordon Smith, Co-President and Co-Chief Operating Officer; CEO CCB	93,710	$13,050,000
Mary Callahan Erdoes, CEO AWM	87,248	$12,150,000
Jennifer Piepszak, CFO	48,472	$6,750,000
Current executive officers as a group (including NEOs)	840,049	$113,889,710
Current non-employee directors as a group[2]	16,157	$2,250,000
Employees other than current executive officers as a group	17,003,944	$2,335,459,645
1For participants other than non-employee directors, includes RSUs and PSUs granted in 2021 for 2020 performance. For the purposes of determining the number of RSUs and PSUs granted to Mr. Pinto, the Firm established a grant date fair value per unit that takes into account that these awards do not carry the right to dividends or dividend equivalents prior to vesting, in accordance with local regulations.
2Non-employee directors, who were on the Board at the time when annual performance year equity awards are granted, were each awarded $250,000 in deferred stock units.

2021 PROXY STATEMENT	91	JPMORGAN CHASE & CO.

Audit Matters

Proposal 4: Ratification of independent registered public accounting firm

The Audit Committee has appointed PwC as the Firm’s independent registered public accounting firm for the year ending December 31, 2021.	RECOMMENDATION: Vote FOR ratification of PwC

JPMORGAN CHASE & CO.	92	2021 PROXY STATEMENT

AUDIT MATTERS | EXECUTIVE SUMMARY
Overview
The Audit Committee is responsible for the appointment, retention, compensation, evaluation and oversight of the Firm’s independent registered public accounting firm. It is also responsible for assisting the Board in its oversight of the Firm’s Internal Audit function and of management’s responsibilities to assure that there is an effective system of controls in place reasonably designed to safeguard the assets and income of the Firm, assure the integrity of the Firm’s financial statements and maintain compliance with the Firm’s ethical standards and with laws and regulations. The Report of the Audit Committee on these matters can be found on pages 96-97.
The Audit Committee has appointed PwC as the Firm’s independent registered public accounting firm to audit the Consolidated Financial Statements of JPMorgan Chase and its subsidiaries for the year ending December 31, 2021. A resolution will be presented to our shareholders at the annual meeting requesting them to ratify PwC’s appointment. For more information on this resolution, see page 94. If the shareholders do not ratify the appointment of PwC, the Audit Committee will consider the appointment of another independent registered public accounting firm.

2021 PROXY STATEMENT	93	JPMORGAN CHASE & CO.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM | AUDIT MATTERS
Proposal 4 — Ratification of independent registered public accounting firm
Engagement of independent registered public accounting firm
The Audit Committee is responsible for the appointment, retention, compensation, evaluation and oversight of the Firm’s independent registered public accounting firm.
The Audit Committee has appointed PwC as the Firm’s independent registered public accounting firm to audit the Consolidated Financial Statements of JPMorgan Chase and its subsidiaries for the year ending December 31, 2021.
The Audit Committee annually reviews PwC’s qualifications, performance and independence in connection with its determination as to whether to retain PwC. For information on the factors reviewed by the Audit Committee, see the Audit Committee Report on pages 96-97.
The members of the Audit Committee and the Board believe that continued retention of PwC as the Firm’s independent external auditor is in the best interests of JPMorgan Chase and its shareholders. PwC and its predecessors have acted as our independent registered public accounting firm since 1965. The Board believes the Firm receives significant benefits from the extensive history PwC has with the Firm. These benefits include:
•the high quality of their audit work and accounting advice, as a result of their institutional knowledge of our businesses, global operations, key risks, accounting policies, financial systems and internal control framework;
•their audit efficiency and effectiveness, which results in a lower fee structure due to their history and familiarity with our businesses;
•the time and expense that would be avoided by management and staff in order to onboard a new auditor; and
•their commitment to maintaining their independence from the Firm.
A member of PwC will be present at the annual meeting and will have the opportunity to make a statement and respond to appropriate questions from shareholders.
Board oversight of PwC
The Audit Committee held six private sessions with PwC during 2020.
The Audit Committee assesses PwC’s independence throughout the year. This includes reviewing with PwC its practices for maintaining its independence. The Audit Committee has also established policies and procedures for approving services provided by PwC. It is JPMorgan Chase’s policy to use PwC only for audit and audit-related services, and tax services in certain circumstances. For more information see Audit Committee Approval Policies and Procedures on page 95.
No member of PwC’s audit team may be hired by the Firm for a period of one year after such person transferred from the Firm’s audit engagement to another role at PwC, or has terminated employment with PwC. Further, no former PwC employee who was a manager or partner may be hired by the Firm as the CFO, Principal Accounting Officer, General Auditor, Treasurer, Director of Tax or CFO or Controller of a LOB or Corporate function for a period of two years following his or her termination of employment with PwC.
In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years of service an individual partner may provide audit services to our Firm. The lead audit partner and quality review partner may provide services to our Firm for a maximum of five consecutive years. As a result of the rotation requirements, a new lead audit partner was selected to commence with the 2021 audit engagement. The Audit Committee was directly involved in the selection of the new lead audit partner.

JPMORGAN CHASE & CO.	94	2021 PROXY STATEMENT

AUDIT MATTERS | RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees paid to PricewaterhouseCoopers LLP
The Audit Committee is responsible for negotiating the terms and fees associated with the Firm’s retention of PwC, including the annual integrated audit of the Firm’s Consolidated Financial Statements.
Aggregate fees for professional services rendered by PwC for JPMorgan Chase and its subsidiaries for the years ended December 31, 2020 and 2019, were:

Year ended December 31, ($ in millions)	2020	2019 [1]
Audit	$75.1	$75.8
Audit-related	27.3	25.8
Tax	2.7	3.2
Total	$105.1	$104.8
1 Prior-period amounts have been revised to conform with the current presentation.
The amounts reported in the table above exclude all fees paid to PwC by investment companies and asset management funds (e.g., private equity, mutual and exchange-traded funds, and collective investment funds), and special purpose vehicles that are sponsored, managed or advised by subsidiaries of JPMorgan Chase but are not consolidated with the Firm.
Audit fees
For the years ended December 31, 2020 and 2019, fees for the annual integrated audit of the Firm’s Consolidated Financial Statements and of the Firm’s internal control over financial reporting, and quarterly reviews of the Firm’s Consolidated Financial Statements, were $40.3 million and $40.2 million, respectively. Fees for services related to statutory/subsidiary audits, attestation reports required by statute or regulation, and comfort letters and consents related to SEC filings and other similar filings with non-U.S. authorities were $34.8 million and $35.6 million, respectively.
Audit-related fees
Audit-related fees comprise assurance and related services that are traditionally performed by the independent registered public accounting firm. These services include attestation and agreed-upon procedures which address accounting, reporting and control matters relating to fiduciary, transaction processing, investment management and servicing activities; reviews related to investment and lending processes, and technology systems; and due diligence reviews related to acquisitions and divestitures. These services are normally provided in connection with the recurring audit engagement.
Tax fees
Fees for the years ended December 31, 2020 and 2019, for tax compliance and tax return preparation services were $2.5 million and $2.6 million, respectively. Fees for other tax services, including tax advisory and consultation on tax matters, were $0.2 million and $0.6 million, respectively.
Audit Committee approval policies and procedures
The Audit Committee’s policies and procedures require the Audit Committee to pre-approve a list of specified audit, audit-related and tax services, and review and approve the terms and fees for the annual integrated audit of the Consolidated Financial Statements. All requests for audit, audit-related and tax services that are not on the pre-approved list of specified services must be approved by the Audit Committee. JPMorgan Chase’s pre-approval policy does not provide for a de minimis exception under which the pre-approval requirement may be waived.
Pre-approved services to be performed by PwC with estimated costs in excess of $250,000 are approved by the Chair of the Audit Committee; and pre-approved services with estimated costs less than or equal to $250,000 are delegated to the Firmwide Controller’s office for approval.

2021 PROXY STATEMENT	95	JPMORGAN CHASE & CO.

AUDIT COMMITTEE REPORT | AUDIT MATTERS
Audit Committee report
The Audit Committee of the Board of Directors of JPMorgan Chase is comprised of three non-management directors. The Board has determined that each member of our committee has no material relationship with the Firm under the Board’s director independence standards and that each member is independent under the listing standards of the NYSE, where the Firm’s securities are listed, and under the SEC’s standards relating to the independence of audit committees. The Board has also determined that each member is financially literate and is an audit committee financial expert as defined by the SEC.
Charter
The Audit Committee operates under a written charter adopted by the Board, which is available on our website at jpmorganchase.com/about/governance/board-committees/audit-committee, under the heading “Audit Committee” located under Board Committees, which is in the Governance section of the Who We Are tab. We annually review our charter and our practices. We have determined that our charter and practices are consistent with the listing standards of the NYSE and the provisions of the Sarbanes-Oxley Act of 2002. The purpose of the Audit Committee is to assist the Board in its oversight of:
•the independent registered public accounting firm’s qualifications and independence,
•the performance of the Firm's internal audit function and the independent registered public accounting firm, and
•management’s responsibilities to assure that there is in place an effective system of controls reasonably designed to safeguard the assets and income of the Firm; assure the integrity of the Firm’s financial statements; and maintain compliance with the Firm’s ethical standards, policies, plans and procedures, and with laws and regulations.
Audit communications and fees
We discussed with PwC the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, including PwC’s overall audit scope and audit approach as set forth in the terms of their engagement letter; PwC’s overall audit strategy for significant audit risks identified by them; and the nature and extent of the specialized skills necessary to perform the planned audit. We have established procedures to receive and track the handling of issues regarding accounting and reporting, internal control and auditing matters. In addition, we monitor the audit, audit-related and tax services provided by PwC. The Audit Committee has also evaluated and concluded that audit-related and tax services provided by PwC do not impair PwC’s independence.
Details of the fees paid to PwC for its services, as well as the Audit Committee’s “pre-approval policy” for such services, can be found on page 95.
Assessment of PwC
The Audit Committee annually reviews PwC’s qualifications, performance and independence in connection with its determination as to whether to retain PwC. In conducting our review we considered, among other things:
•the professional qualifications of PwC, and that of the lead audit partner, quality review partner and other key engagement partners;
•PwC’s current and historical performance on the Firm’s audit, including the extent and quality of its communications with the Audit Committee and the Firm’s management;
•PwC’s demonstrated professional skepticism and objectivity, including fresh perspectives brought through the required periodic rotation of the lead audit partner, the quality review partner and other partners who play a significant role in the audit engagement;
•PwC’s demonstrated capability, expertise and efficiency in which it handles the breadth and complexity of the Firm’s global operations, including the use of technology, specialists, and subject matter experts;
•PwC’s depth of institutional knowledge and understanding of the Firm’s global businesses, operations and systems, the financial services industry, including the global regulatory environment, U.S. and international accounting standards, the potential effect on the financial statements of the significant risks and exposures facing the Firm, and the Firm’s internal control over financial reporting;
•external data relating to PwC’s audit quality and performance, including recent PCAOB reports on PwC (including its global network of firms), and the results of peer review and self-review examinations;
•an analysis of PwC’s known legal risks and significant proceedings that could impair PwC’s ability to perform the Firm’s annual audit;
•PwC’s tenure as the Firm’s independent auditor;
•the appropriateness of PwC’s fees, both on an absolute basis and as compared with fees paid by certain peer banking firms; and
•the advisability and potential impact of selecting a different independent registered public accounting firm, including the additional costs and inefficiencies associated with hiring a new independent registered public accounting firm.

JPMORGAN CHASE & CO.	96	2021 PROXY STATEMENT

AUDIT MATTERS | AUDIT COMMITTEE REPORT
PwC provided us the written disclosures and the letter required by PCAOB’s Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and we discussed and confirmed with PwC their independence.
As a result of this evaluation, we believe PwC has the capability to provide the necessary expertise, independence and professional skepticism to continue to audit the Firm’s businesses on a global basis, and we approved the appointment of PwC as JPMorgan Chase’s independent registered public accounting firm for 2021, subject to shareholder ratification.
Management is responsible for the Firm’s internal control over financial reporting, the financial reporting process and JPMorgan Chase’s Consolidated Financial Statements. PwC is responsible for performing an independent audit of JPMorgan Chase’s Consolidated Financial Statements and of the effectiveness of internal control over financial reporting in accordance with auditing standards promulgated by the PCAOB. The Firm’s Internal Audit function, under the direction of the General Auditor, is independent of the Firm’s businesses and the Independent Risk Management function. Internal Audit reports directly to the Audit Committee (and administratively to the Firm’s CEO) and is responsible for preparing an annual audit plan and conducting internal audits intended to independently test and evaluate the Firm’s governance, risk management and internal controls. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing; as noted above, the Audit Committee’s responsibility is to monitor and oversee these processes.
The Audit Committee regularly meets and holds discussions with the Firm’s management, internal auditors and with PwC, and also holds private sessions with the General Auditor and with PwC without members of management present. These discussions include issues encountered during the audit, the Firm’s quarterly earnings materials, and Quarterly and Annual Reports on Form 10-Q and Form 10-K, respectively, prior to filing with the SEC; as well as actions the Audit Committee has taken during the prior year.
Management represented to us that JPMorgan Chase’s Consolidated Financial Statements were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). We reviewed and discussed JPMorgan Chase’s Consolidated Financial Statements with management, the General Auditor and PwC. We also reviewed and discussed with PwC the quality of the Firm’s significant accounting principles, the reasonableness of critical accounting estimates and judgments, critical audit matters PwC identified during the audit, and the disclosures in JPMorgan Chase’s Consolidated Financial Statements, including disclosures relating to significant accounting policies. We relied, without independent verification, on the information provided to us and on the representations made by management, internal auditors and the independent auditor. Based on our review of the reports given to us by PwC and our discussions with the Firm’s management, internal auditors and PwC, as well as their respective representations to us, we recommended to the Board, and the Board approved, inclusion of the audited Consolidated Financial Statements in the 2020 Annual Report on Form 10-K, as filed with the SEC.
Dated as of March 15, 2021
Audit Committee
Timothy P. Flynn (Chair)
Michael A. Neal
Phebe N. Novakovic

2021 PROXY STATEMENT	97	JPMORGAN CHASE & CO.

Shareholder proposals1:

1 The names, addresses and beneficial holdings of the proponents and any co-sponsors to a proposal are available to shareholders upon request by writing to the Secretary at the address listed on page 112.

PROPOSAL 5: Improve shareholder written consent	99

PROPOSAL 6: Racial equity audit and report	101

PROPOSAL 7: Independent board chairman	103

PROPOSAL 8: Political and electioneering expenditure congruency report	105

RECOMMENDATION: Vote AGAINST shareholder proposals, if presented

JPMORGAN CHASE & CO.	98	2021 PROXY STATEMENT

SHAREHOLDER PROPOSALS
Proposal 5 — Improve shareholder written consent
John Chevedden has advised us that he intends to introduce the following resolution:
Shareholders request that our board of directors take the steps necessary to enable 10% of shares to request a record date to initiate written consent.
Currently it takes the formal backing 27% of all shares that normally cast ballots at the annual meeting to do so little ask for a record date for written consent. Requiring the formal backing 27% of shares to do so little ask for a record date cuts shareholders off at the knees.
Why would anyone use written consent when the same 27% of shares can call a special meeting?
Plus at a special meeting one does not need a 70%-vote.
And any action taken by written consent would still need 70% supermajority approval from the shares that normally cast ballots at the annual meeting. This 70% vote requirement gives overwhelming supermajority protection to management status quo mentality in a rapidly changing business environment that will remain unchanged.
Enabling 10% of shares to apply for a record date for written consent makes sense because scores of companies do not even require 01% of stock ownership to do so little as request a record date.
Taking action by written consent is a means shareholders can use to raise important matters outside the normal annual meeting cycle like the election of a new director. For instance shareholders might determine that a poor performing director is in need of replacement.
Mr. Lee Raymond was rejected by 338 million votes in 2020. These 338 million rejection votes were 40-times the rejection votes received by Ms. Linda Bammann.
Now more than ever shareholders need a more viable option to take action outside of a shareholder meeting since online shareholder meetings are a shareholder engagement wasteland.
With the near universal use of online annual shareholder meetings, which can be only 10-minutes of stilted formalities, shareholders no longer have the right for engagement with other shareholders, management and directors at a shareholder meeting. Special shareholder meetings can now be online meetings which has an inferior format to even a free Zoom meeting.
Shareholders are also severely restricted in making their views known at online shareholder meetings because all challenging questions and comments can be screened out by management.
For example the Goodyear online shareholder meeting was spoiled by a trigger-happy management mute button that was used to quash constructive shareholder criticism. AT&T, with 3000 institutional shareholders, would not even allow shareholders to speak at its online shareholder meeting.
And even if management pledges to follow best practices in conducting an online shareholder meeting management can change abruptly when storm clouds appear due to subpar management performance.
Now more than ever shareholders need a more viable option to take action outside of a shareholder meeting since online shareholder meetings are a shareholder engagement wasteland.
Proposal 5 - Improve Shareholder Written Consent
Board Response to Proposal 5
The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

•JPMorgan Chase already provides shareholders the ability to take action by written consent.
•Shareholders approved our existing written consent provisions with an overwhelming majority of 97% of votes cast in favor.
•Only 31% of S&P 500 companies have any charter or bylaw provisions that provide shareholders the right to act by written consent.
•The current written consent provisions strike the right balance between protecting the interests of the Firm and all our shareholders, and avoiding a waste of resources to address narrowly supported interests.
•The Firm's approach to written consent is part of our overall strong governance practices.

JPMorgan Chase already provides for shareholder initiated written consent in our Certificate of Incorporation ("Written Consent Provisions"). Shareholders approved our existing Written Consent Provisions, including the ownership threshold required to seek action by written consent, by an overwhelming majority of 97% of votes cast in favor.
The Firm’s Written Consent Provisions provide a shareholder a right only 31% of S&P 500 companies provide. In addition, in the context of the Firm’s strong corporate governance practices, the Board believes that the existing Written Consent Provisions strike the right balance between enabling our shareholders to initiate corporate action and safeguarding against the substantial administrative and financial burden required to effect written consent solicitations that may only be relevant to narrow constituencies.
Our strong corporate governance practices include the shareholder rights available under the Firm’s Certificate of Incorporation and By-Laws, and the Firm’s commitment to shareholder engagement. Under the Firm’s Certificate of Incorporation and By-Laws, shareholders have the right to

2021 PROXY STATEMENT	99	JPMORGAN CHASE & CO.

SHAREHOLDER PROPOSALS
proxy access, call a special meeting and annually elect directors by majority vote. More information about shareholder rights can be found on page 34 of this Proxy. The Firm’s corporate governance practices also allow shareholders to engage directly with our Board, hold the Board accountable and, if necessary, take action to support their interests. The Firm also actively engages with shareholders on a wide variety of topics throughout the year. Every year, the Firm conducts a comprehensive formal shareholder outreach program. In 2020, through this program, the Firm reached out to over 100 of the Firm's largest shareholders, together representing over 50% of the Firm's outstanding common stock. Also in 2020, senior management hosted approximately 40 investor meetings and presented at approximately 10 investor conferences as well as the Firm's 2020 Investor Day. More information about our shareholder engagement can be found on page 30 of this Proxy. In addition, our virtual annual meeting format provided shareholders with the opportunity to hear from and ask questions of the Board. More than 400 shareholders attended our virtual annual meeting in 2020, representing an increase of more than 800% from the previous annual meeting.
Contrary to the proposal's claim regarding a 27% threshold, the current Written Consent Provisions allow shareholders who own at least 20% of our outstanding shares of common stock and who satisfy the other requirements set forth in the Certificate of Incorporation to seek corporate action by written consent. Also contrary to the proposal's claim regarding a supermajority approval requirement, any action taken by written consent is decided by the vote of a simple majority of votes cast by the shareholders present and entitled to vote.
The Firm already has Written Consent Provisions that strike the right balance between shareholder rights and appropriate safeguards and is committed to strong corporate governance practices that promote long-term shareholder value. The Board believes that this proposal is unnecessary and will not further shareholder interests.

The Board of Directors recommends a vote AGAINST this proposal.

JPMORGAN CHASE & CO.	100	2021 PROXY STATEMENT

SHAREHOLDER PROPOSALS
Proposal 6 – Racial equity audit and report
The CtW Investment Group has advised us that it intends to introduce the following resolution:
RESOLVED that shareholders of JPMorgan Chase & Co. (“JPMorgan”) urge the Board of Directors to oversee a racial equity audit analyzing JPMorgan’s adverse impacts on nonwhite stakeholders and communities of color. Input from civil rights organizations, employees, and customers should be considered in determining the specific matters to be analyzed. A report on the audit, prepared at reasonable cost and omitting confidential or proprietary information, should be publicly disclosed on JPMorgan’s website.
SUPPORTING STATEMENT
High-profile police killings of Black people—most recently George Floyd—have galvanized the movement for racial justice. That movement, together with the disproportionate impacts of the COVID-19 pandemic have focused the attention of the media, the public and policy makers on systemic racism, racialized violence and inequities in employment, health care, and the criminal justice system. In October 2020, JPMorgan committed $30 billion over five years to further racial equity.
JPMorgan has a conflicted history when it comes to addressing racial injustice within the communities it serves. The company has faced several lawsuits related to discriminatory lending practices against communities of color, including a federal lawsuit that settled for $55 million related to mortgage discrimination. JPMorgan has closed numerous branches in majority-Black communities, reducing its number of branches to 22.8% from 2010 to 2018. A widely publicized 2019 New York Times article documented JPMorgan’s overt discriminatory practices against both its clients and employees, including the belittling of a Black client as “somebody who is coming from Section 8.”1 More recently, by the end of the first round of the Paycheck Protection Program (“PPP”), 70% of the loans issued by JPMorgan, the nation’s largest PPP issuer, went to majority white congressional districts.
The company also faces several lawsuits from Black and Hispanic employees alleging they were assigned poorer, less profitable locations or lower income branches. In early 2020, a proposed class action was filed alleging JPMorgan had a “segregated employment policy” that placed Black personal bankers in lower income branches and offered them fewer promotional opportunities. That case has been stayed pending arbitration. The company also faces a pending suit related to claims made by a long-time Black secretary of being subject to repeated bullying and microaggressions by other JPMorgan employees.
JPMorgan’s charitable contributions are not fully aligned with its public statements. JPMorgan has contributed to police foundations in New York and New Orleans, which bypass normal procurement processes to buy equipment for police departments, including surveillance technology that has been used to target communities of color and nonviolent protestors.
A racial equity audit would help JPMorgan identify, prioritize, remedy and avoid adverse impacts on nonwhite stakeholders and communities of color. We urge JPMorgan to assess its behavior through a racial equity lens in order to obtain a complete picture of how it contributes to, and could help dismantle, systemic racism.
1 Emily Flitter, New York Times, “This is what racism sounds like in the banking industry,” December 14, 2019, available at https://www.nytimes.com/2019/12/11/business/jpmorgan-banking-racism.html.
Board Response to Proposal 6
The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

•The Firm is committed to maintaining a culture of respect and inclusion and to advancing racial equity, and we have taken significant steps to combat systemic racism in the communities in which we are present.
•In developing our commitments to advance racial equity, we considered the impact of our businesses, products and services on all our stakeholders, including our employees, customers and suppliers, and the communities in which we are present.
•Our commitments include continued extensive engagement with stakeholders who are impacted by our activities.
•We have developed a formal accountability process which considers feedback from our partners at both the national and local level, and strengthens the way we incorporate diversity, equity and inclusion priorities and progress into year-end performance evaluations and compensation decisions.
•We believe our Board provides effective oversight of culture and human capital management, in addition to our lending and charitable contributions practices.

The Firm is committed to maintaining a culture of respect and inclusion and to advancing racial equity, and we have taken significant steps to combat systemic racism in the communities in which we work. Integrity, fairness and responsibility are foundational principles at JPMorgan Chase & Co. We believe there is no place for racism, prejudice or discrimination within the Firm or elsewhere. Where we have challenges, or can improve, we seek to do better. We have made and continue to make substantial commitments to advance racial equity and combat systemic racism. These include:
•Committing $30 billion through business, community and policy solutions to close the racial wealth divide, support employees and break down barriers of systemic racism (for

2021 PROXY STATEMENT	101	JPMORGAN CHASE & CO.

SHAREHOLDER PROPOSALS
more information, please see page 6 of this proxy and our website at jpmorganchase.com/impact/path-forward;
•Increasing diversity, equity and inclusion and equality across leadership, underrepresented groups and at the Company, overall;
•Continuing investments in Advancing Black Pathways in an effort to strengthen the economic foundation of the Black community (for more information on Advancing Black Pathways, see page 60 of this proxy); and
•Building on the Firm's supplier diversity efforts by spending an additional $750 million with Black and Latinx suppliers.
In developing our commitments to advance racial equity, we considered the impact of our businesses, products and services on all our stakeholders, including our employees, customers and suppliers, and the communities in which we are present. We reviewed data and conducted an analysis of the Firm’s existing commitments and programs and additional actions the Firm could take to make meaningful advances in equity and inclusion for the Firm. In addition to our ongoing engagement with stakeholders, we solicited input and sought feedback from more than 65 external organizations, local community groups and philanthropic partners, as well as employees and customers to define priority areas of focus and goals.
Our commitments include continued extensive engagement with stakeholders who are impacted by our activities, and we have developed a formal accountability process which considers feedback from our external partners at both the national and local level and regularly provides updates on progress. Through the Chase Advisory Panel program, our senior executives engage with national civil rights organizations and consumer policy groups to discuss issues related to the Firm’s products, policies, customer facing practices and communications, and public policy issues. On a local level, in each of the 25 cities we have targeted for our racial equity efforts, we engage community stakeholders, including a diverse set of nonprofits, advocacy organizations and local community groups, to understand local needs and develop recommendations that shape local investments. Through this effort, we expect to engage this year with nearly 300 national and local organizations. Regular meetings will provide transparency, as we report our progress, respond to feedback and remain accountable to our stakeholders to address the problems we set out to solve.
We have established an executive accountability framework, which strengthens the way JPMorgan Chase incorporates diversity, equity and inclusion priorities and progress into year-end performance evaluations and compensation decisions for members of the Operating Committee and their direct reports. It will also position the Firm to drive additional accountability to managers throughout the Firm. Additionally, we believe that transparency will enable all of our stakeholders to hold us accountable. Details about our commitments are available on our website jpmorganchase.com/impact/path-forward.

One example of how we are applying a racial equity lens is our hiring process. We are intentionally focused on hiring diverse talent and have launched initiatives focused on underrepresented ethnic groups, as well as women, people with disabilities, veterans and others. Through our Advancing Black Pathways initiative, we strive to increase representation of Black talent across the Firm and have committed to hiring more than 4,000 black students over five years for apprenticeships, internships and post-graduation roles.
We believe our Board provides effective oversight of culture and human capital management, in addition to our lending and charitable contributions practices. It is deeply committed to advancing racial equity and has set expectations for achievement. The full Board provides rigorous oversight of our efforts and receives regular detailed updates on our progress, and the CMDC and PRC consider racial equity relevant to their respective oversight responsibilities.
We believe we are taking appropriate action to address the issues raised in the proposal, particularly with respect to identifying, prioritizing, remedying and avoiding adverse impacts of our business, and we have embarked on an effective path forward. The work to advance racial equity is complex and we are determined to get it right. Conducting a racial equity audit at this point in time would not provide us with useful additional information. We believe our shareholders would be better served by the Firm’s vigilant focus on building on current momentum to maintain a culture of respect and inclusion and advance racial equity.

The Board of Directors recommends a vote AGAINST this proposal.

JPMORGAN CHASE & CO.	102	2021 PROXY STATEMENT

SHAREHOLDER PROPOSALS
Proposal 7 – Independent board chairman
John Chevedden, on behalf of Kenneth Steiner, has advised us that he intends to introduce the following resolution:
Shareholders request that our Board of Directors adopt as policy, and amend the bylaws as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. This policy could be phased in for the next CEO transition.
If the Board determines that a Chair is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is temporarily waived if in the unlikely event no independent director is available and willing to serve as Chair.
This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. Boeing adopted this proposal topic in June 2020.
The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.
•The role of the CEO and management is to run the company.
•The role of the Board of Directors is to provide independent oversight of management and the CEO.
•There is potential conflict of interest for a CEO to have the oversight role of Chairman.
It is more important to have an independent Chairman of the Board since our 2020 Lead Director, Mr. Lee Raymond, at age 82, has 20-years long-tenure. Long-tenure in a director is the opposite of independence and independence can be the most important attribute for a director — especially a Lead Director. Plus Mr. Raymond serves on no other major Board of Directors to keep his skills up to date.
Shareholders are becoming impatient with Mr. Raymond and he was rejected by more votes than any other director in 2020. Mr. Raymond was rejected by 3-times as many votes as Mr. James Dimon and 40-times as many votes as Ms. Linda Bammann.
A Lead Director has a risk management role. Mr. Raymond spent most of his long Exxon Mobil career covering up the enormous risk of climate change. Mr. Dimopn's [sic] role in selecting Mr. Raymond as Lead Director reflects poorly on Mr. Dimon and shows that Mr. Dimon's goal is to have a lap dog Lead Director as long as possible.
This proposal topic won our 41%-support at the 2020 JPM annual meeting. This was probably close to 51%-support from the shares that have access to independent proxy voting advice. Unfortunately most retail shareholders do not have access to independent proxy voting advice.
This 41%-support in 2020 was in spite of JPM management having its hand on the scale by forcing JPM shareholders to pay for lavish advertising against this proposal topic. Shareholders can check on EDGAR a week before the annual meeting to see if management repeats this frequent JPM hand-on-the scale practice in 2021.
Please vote yes:
Independent Board Chairman — Proposal 7
Board Response to Proposal 7
The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

•In exercising its fiduciary duty, the Board believes it is important to retain the flexibility to determine the leadership structure that will best serve shareholders' interests.
•The combined Chairman and CEO role currently provides the Firm and the Board with strong leadership and continuity of expertise.
•The Lead Independent Director provides an independent counterbalance to the Chairman.
•The Board annually reviews its leadership structure.
•The Board's leadership structure is consistent with the majority of top U.S. public companies.

The Board believes its responsibilities to shareholders are best fulfilled by retaining flexibility to determine the right leadership structure for the circumstances. Any decision to separate the Chairman and CEO roles should not be mechanical; it should be contextual based on the composition of the Board, the individual serving as CEO and the needs and opportunities of the Firm. The Board has separated the Chairman and CEO positions in the past and will do so again if it believes that it is in the best interests of shareholders. The proposed policy would restrict the Board's discretion to use its experience, judgment, and ongoing shareholder feedback, to make the best-informed decision on its leadership structure.
The Firm’s Corporate Governance Principles require that the independent directors annually determine whether the Chairman and CEO positions should be held by the same individual. If the independent directors conclude that an independent Chairman is in the best interests of our shareholders, they will appoint one. If they determine that the roles should be held by one person, they will appoint a Lead Independent Director, providing for strong independent oversight.

2021 PROXY STATEMENT	103	JPMORGAN CHASE & CO.

SHAREHOLDER PROPOSALS
The Lead Independent Director provides an independent counterbalance to the Chairman by focusing on the Board's priorities and promoting open dialogue among the independent directors during and between Board meetings in executive sessions. The role is robust and includes the authority to call Board and independent director meetings and to approve Board agendas. The Lead Independent Director guides discussions regarding the Chairman and CEO's annual performance, compensation and discussions regarding CEO succession.
In March 2021, in the independent directors' annual review of Board leadership structure, they determined that a combined Chairman and CEO, with a robust Lead Independent Director role, continues to provide the Board with strong leadership and independent oversight of management and serves to protect shareholder interests. In making this determination, they considered the factors described on page 23, the Firm’s governance practices, which include executive sessions of independent directors as part of each regularly scheduled Board meeting, and the directors' frequent and open interactions with senior management including management presentations to the Board and its committees, Board dinners, annual senior leaders' meetings and informal sessions with members of the Operating Committee and other senior leaders.
In connection with the determination of its leadership structure, the Board re-appointed Stephen B. Burke to serve as Lead Independent Director, taking into account his background and experience, including his in-depth knowledge of the Firm and its businesses, and strong interpersonal skills, demonstrated independent judgment and financial and operational track record as former CEO of NBCUniversal. These attributes allow Mr. Burke to act as a robust and independent counterbalance to the Chairman and CEO.
While we recognize there are different views, a majority of the Firm's shareholders supported the Board's ability to determine its leadership structure, as evidenced by repeated votes against proposals that would mandate a separation of the Chairman and CEO roles and eliminate Board discretion. Further, the Board’s position is consistent with the practices of other large companies. According to Shearman & Sterling’s 2020 Corporate Governance & Executive Compensation Survey, of the top 100 U.S. public companies, only 39 have a separate chairman and CEO, and even fewer, only 25 of those board chairs are independent. These statistics support the Board’s view that it should retain the flexibility to determine the leadership structure that will best serve the interests of the Firm and its shareholders.

The Board of Directors recommends a vote AGAINST this proposal.

JPMORGAN CHASE & CO.	104	2021 PROXY STATEMENT

SHAREHOLDER PROPOSALS
Proposal 8 – Political and electioneering expenditure congruency report
Rhia Ventures on behalf of Jonathan Weinstock has advised us that it intends to introduce the following resolution:
Whereas:
The Public Responsibility Committee of our company’s Board of Directors reviews significant policies and practices regarding political contributions, major lobbying priorities and principal trade association memberships, including their continued relevance to our company’s public policy objectives. The Government Relations and Public Policy (GRPP) group of JP Morgan & Co. (“JP Morgan”) directs our company’s political spending for both the corporate treasury and our political action committees (PACs).
However, some of JP Morgan's politically focused expenditures appear to undermine the company's values and interests.
JP Morgan has affirmed its support for the Paris Climate Accord and sponsors multiple operational and financial initiatives to support a transition to a lower-carbon economy. Our company has implemented exemplary LGBTQ workplace policies and is a recognized friend and ally to that community. Our Women on the Move initiative provides a platform for networking and career development at all levels of the company and is expanding credit and opportunity to female clients and customers as well. Management is working to expand supportive policies to working parents and their families.
However, in contrast to these stated and implied values, JP Morgan has:
•Repeatedly contributed to a 527 organization that has led efforts to prevent enforcement of the EPA's Clean Power Plan;
•Consistently made direct donations to candidates opposing LGBTQ equality, and given more than $185,000 in five recent election cycles (2010 — 2018) to a 527 organization that uses these donations to fund politicians who have attacked LGBTQ equality and also worked to undermine women's reproductive rights;
•Contributed over the last three election cycles (2016 — 2020) at least $2.8 million to anti-choice candidates and political committees from the corporate treasury and company-sponsored political action committees, according to an analysis conducted by the Sustainable Investments Institute.
The GRPP does not provide transparent explanations as to why J.P. Morgan's politically focused expenditures appear to be misaligned with the company's values and interests.
Proponents believe that JP Morgan should establish policies and reporting systems that minimize risk to the firm's reputation and brand by addressing possible missteps in corporate electioneering and political spending that contrast with our company's stated and implied values.
Resolved:
JP Morgan publish an annual report, at reasonable expense, analyzing the congruency of political and electioneering expenditures during the preceding year against publicly stated company values and policies.
Supporting Statement:
Proponents recommend that such report also contain management's analysis of risks to our company's brand, reputation, or shareholder value of expenditures in conflict with publicly stated company values. "Expenditures for electioneering communications" means spending, from the corporate treasury and from the PACs, directly or through a third party, at any time during the year, on printed, internet or broadcast communications, which are reasonably susceptible to interpretation as in support of or opposition to a specific candidate.
Board Response to Proposal 8
The Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:

•JPMorgan Chase has long been engaged in the political process, and believe it is in shareholders' best interest that we do so.
•Governance and transparency are important components of our approach. Our lobbying and political activities, as well as our governance and oversight practices, are described in detail on the Political Engagement and Public Policy Statement page of our website.
•The Firm has paused all giving from its PAC to evaluate our overall PAC mission, governance and giving strategies. We intend to maintain an employee political engagement program moving forward and will continue to provide detailed public disclosure about our activities and expenditures.

JPMC has long been engaged in the political process, and we believe it is in shareholders’ best interest that we do so. Because of the potential impact public policy can have on our businesses, employees, communities and customers, we believe it is important to engage with policymakers in order to advance and protect the long-term interests of the Firm.
Governance and transparency are important components of our approach. Our lobbying and political activities, as well as our governance and oversight practices, are described in detail on the Political Engagement and Public Policy Statement page of our website, which also includes our annual Political Engagement Reports and information about our trade association memberships and payments. Our policies prohibit the use of corporate funds to contribute to candidates, political party committees and PACs. The Firm does not use corporate funds to make independent political expenditures or electioneering communications, and restricts

2021 PROXY STATEMENT	105	JPMORGAN CHASE & CO.

SHAREHOLDER PROPOSALS
trade associations to which we belong from using our membership dues for any such election-related activity.
The Firm’s political engagement and public policy activities are managed by our global Government Relations and Public Policy team ("GRPP") which pre-approves and manages all Firm-sponsored political activity and expenditures, in accordance with the Firm’s Code of Conduct. The GRPP team reports to the Head of Corporate Responsibility who regularly reports to the PRC of the Board regarding the Firm’s political activity, expenditures and engagement. At least once per year, the PRC reviews the Firm's significant policies and practices regarding political contributions, major lobbying priorities and principal trade association memberships, including their continued relevance to the Firm's public policy objectives. This organization and leadership helps us focus the Firm’s political engagement efforts on those public policy issues most relevant to the long-term interests of the Firm and our clients and shareholders. Given our prudent policies and practices described above and in our Policy Statement, we received a “Trendsetter” ranking (scoring 90 percent or higher, with a score of over 97 percent) for political disclosure and accountability by the most recent Center for Political Accountability-Zicklin Index of Corporate Political Accountability and Disclosure, which ranks the political spending disclosure of S&P 500 companies.
The JPMorgan Chase PAC is funded entirely by voluntary contributions from eligible employees. They support candidates, parties and committees whose views on specific issues are consistent with the Firm’s priorities, prioritizing candidates that represent communities we serve, serve in leadership positions and demonstrate support for policies of importance to the Firm. Contributions are made on a bi-partisan basis and are not made to candidates running for U.S. president.
More recently, the violence at the U.S. Capitol on January 6, 2021 prompted us to pause all giving from the JPMorgan Chase PAC. This will give us an opportunity to evaluate our overall PAC mission, governance and giving strategies.
We believe participation in the political process is essential and intend to maintain an employee political engagement program moving forward.
We will continue to provide detailed public disclosure about our activities and expenditures.

The Board of Directors recommends a vote AGAINST this proposal.

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INFORMATION ABOUT THE ANNUAL SHAREHOLDER MEETING
Information about the annual shareholder meeting
General
Why am I receiving these materials?
You are invited to attend JPMorgan Chase’s Annual Meeting of Shareholders and vote on the proposals described in this proxy statement because you were a JPMorgan Chase shareholder on March 19, 2021 (the “Record Date”). JPMorgan Chase is soliciting proxies for use at the annual meeting, including any postponements or adjournments.
Even if you plan on attending the annual meeting through our virtual meeting site, we encourage you to vote your shares in advance using one of the methods described in this proxy statement to ensure that your vote will be represented at the annual meeting.
When and where is our annual meeting?
We will hold our annual meeting on Tuesday, May 18, 2021, at 10:00 a.m. Eastern Time.
The annual meeting will be held in a virtual meeting format only. To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/JPM2021 and enter the 16-digit control number included on your proxy card, voting instruction form or Notice you previously received.
If you have any questions about accessing the virtual meeting website for the annual meeting, please contact the Office of the Secretary by sending an email to corporate.secretary@jpmchase.com or calling (212) 270-6000 by May 14, 2021.
If you encounter any technical difficulties with the virtual meeting during the log in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page.
We encourage you to vote your shares prior to the annual meeting.
What is included in our proxy materials?
Our proxy materials, which are available on our website at jpmorganchase.com/ir/annual-report, include:
•Our Notice of 2021 Annual Meeting of Shareholders;
•Our Proxy Statement; and
•Our 2020 Annual Report to Shareholders
If you received printed versions of these materials by mail (rather than through electronic delivery), the materials also included a proxy card or voting instruction form. For further information, see “Information about paper and electronic delivery of proxy materials” on page 110.
Attending and voting at the annual meeting
Can I attend our annual meeting?
Shareholders as of the close of business on the Record Date and/or their authorized representatives are permitted to attend our annual meeting virtually by following the procedures in this proxy statement.
How can I ask questions pertinent to meeting matters?
Shareholders may submit questions either before the meeting, from May 3 to May 14, 2021, or during a portion of the meeting. If you wish to submit a question before the meeting, you may log into www.proxyvote.com using your 16-digit control number and follow the instructions to submit a question. Alternatively, if you wish to submit a question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/JPM2021 using the 16-digit control number and follow the instructions to submit a question.
Questions pertinent to meeting matters will be answered during the meeting, subject to time limitations. Rules of Conduct including procedures for shareholder questions will be posted on the virtual meeting platform.
Who can vote at our annual meeting?
You can vote your shares of common stock at our annual meeting if you were a shareholder at the close of business on the Record Date.
At the close of business on the Record Date, there were 3,032,108,169 shares of common stock outstanding, each of which entitles the holder to one vote for each matter to be voted on at our annual meeting.

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INFORMATION ABOUT THE ANNUAL SHAREHOLDER MEETING
How do I vote?
To be valid, your vote by Internet, telephone or mail must be received by the deadline specified on the proxy card or voting instruction form, as applicable.

	If you are a shareholder of record	If you are a beneficial owner of shares held in street name
Through the virtual meeting site during the meeting	Complete and submit a ballot online during the meeting at www.virtualshareholdermeeting.com/ JPM2021.	Complete and submit a ballot online during the meeting at www.virtualshareholdermeeting.com/ JPM2021.
Online (24 hours a day) — Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date.	Go to www.proxyvote.com and follow the instructions.	Go to www.proxyvote.com and follow the instructions.
By Telephone (24 hours a day) — Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date.	1-800-690-6903	1-800-454-8683 The availability of voting by telephone may depend on the voting process of the organization that holds your shares.
By Mail	Return a properly executed and dated proxy card in the pre-paid envelope we have provided or return it to JPMorgan Chase & Co., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717	Return a properly executed and dated voting instruction form using the method(s) your bank, brokerage firm, broker-dealer or other similar organizations make available.
Can I change my vote after I have voted?
You can revoke your proxy and change your vote at any time before the closing of the polls at our annual meeting, subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable.
You can revoke your vote:
•During the virtual meeting. If you attend the annual meeting at www.virtualshareholdermeeting.com/ JPM2021, you may revoke your proxy and change your vote by voting online during the meeting. Your attendance at the annual meeting will not automatically revoke your proxy unless you properly vote at the annual meeting.
•In writing. You may request that your prior proxy be revoked by delivering a written notice of revocation prior to the annual meeting via email to corporate.secretary@jpmchase.com or to the Office of the Secretary, JPMorgan Chase & Co., 4 New York Plaza, New York, NY 10004-2413.
•Online at www.proxyvote.com. You may change your vote at www.proxyvote.com until 11:59 P.M. Eastern Time the day before the meeting date, in which case only your latest Internet proxy submitted prior to the annual meeting will be counted.
•Telephone. You may change your vote using the phone voting method described above, in which case only your latest telephone proxy submitted prior to the annual meeting will be counted.
•Mail. You may revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, in which case only your latest proxy card or voting instruction form received prior to the annual meeting will be counted.
How are shares voted?
All shares represented by valid ballots or valid proxies received prior to the taking of the vote at the annual meeting will be voted. If you do not vote at the annual meeting, the persons named as proxies on the proxy card, will vote your shares as you have instructed.
How will my shares be voted if I do not give specific voting instructions?
Shareholder of Record: If you are a shareholder of record and do not return a proxy card, or if you sign, date and return a proxy card but do not give specific voting instructions, then the persons named as proxies on the proxy card will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement. In addition, the proxies may determine in their discretion how to vote your shares regarding any other matters properly presented for a vote at our annual meeting.
Although our Board does not anticipate that any of the director nominees will be unable to stand for election as a director nominee at our annual meeting, if this occurs, the persons named as proxies on the proxy card will vote your shares in favor of such other person or persons as may be recommended by our Governance Committee and designated by the Board.
Beneficial Owner of Shares Held in Street Name: If you are a beneficial owner of shares held in street name and the organization holding your shares does not receive specific voting instructions from you, how your shares may be voted

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INFORMATION ABOUT THE ANNUAL SHAREHOLDER MEETING
will depend on whether the proposal is considered “routine” or “non-routine”, as described below.
Participants in the 401(k) Savings Plan: The trustee of the JPMorgan Chase 401(k) Savings Plan (“Plan”) will vote the shares held in the Common Stock Fund as of the Record Date. If you have an interest in the JPMorgan Chase Common Stock Fund through the Plan, your vote will provide voting instructions to the trustee. If no voting instructions are given, the trustee will vote uninstructed shares in the same proportion as voted shares.
Which proposals are considered “routine” or “non-routine”?
The ratification of the appointment of the independent registered public accounting firm is considered to be a “routine” matter under NYSE rules. A bank, brokerage firm, broker-dealer or other similar organization may generally vote in their discretion on routine matters, if specific voting instructions are not received from a beneficial owner.
All other proposals are considered “non-routine” under NYSE rules and are therefore “non-discretionary” matters. This means your bank, brokerage firm, broker-dealer or other similar organization may not vote your shares without instructions from you. If the organization that holds your shares does not receive instructions from you on how to vote on one of these non-routine matters, it will so inform the inspector of election. This is generally referred to as a “broker non-vote.”
What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?
Shareholder of Record: If your shares of JPMorgan Chase common stock are registered directly in your name with our transfer agent, Computershare, you are considered a “shareholder of record” of those shares.
Beneficial Owner of Shares Held in Street Name: If your shares are held in an account at a bank, brokerage firm, broker-dealer or other similar organization, you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials, as well as a voting instruction form, from the organization holding your shares and, as a beneficial owner, you have the right to direct the organization as to how to vote them. Most individual shareholders are beneficial owners of shares held in street name.
What is the voting requirement to approve each of the proposals?
Quorum Requirement: Before any business can be transacted at our annual meeting, a quorum must be present. Holders of a majority of the shares entitled to vote at the annual meeting, present at the meeting or represented by proxy, will constitute a quorum. Abstentions and broker non-votes are treated as present for quorum purposes.
Requirements for each proposal: What is the voting requirement for each proposal?

Proposal	Voting options	Vote requirement	Effect of abstentions[1]	Effect of broker non-votes[2]
Corporate Governance:
– Election of Directors[3]	FOR, AGAINST or ABSTAIN (for each director nominee)	Majority of the votes cast FOR or AGAINST (for each director nominee)	No effect — not counted as a vote cast	No effect — broker non-votes are not permitted
Executive Compensation:
– Advisory Vote on Compensation[4]	FOR, AGAINST or ABSTAIN	Majority of the shares present or represented by proxy	Counts as a vote AGAINST	No effect — broker non-votes are not permitted
– Approval of amended and restated Long-Term Incentive Plan	FOR, AGAINST or ABSTAIN	Majority of the shares present or represented by proxy	Counts as a vote AGAINST	No effect - broker non-votes are not permitted
Audit Matters:
Ratification of Independent Auditor	FOR, AGAINST or ABSTAIN	Majority of the shares present or represented by proxy	Counts as a vote AGAINST	N/A — the organization that holds shares of beneficial owners may vote in their discretion
Shareholder Proposals:
Voting requirements for each proposal are the same	FOR, AGAINST or ABSTAIN	Majority of the shares present or represented by proxy	Counts as a vote AGAINST	No effect — broker non-votes are not permitted
1For election of directors, abstentions have no effect because the required vote is determined as follows: votes FOR divided by the sum of votes FOR plus votes AGAINST. For all other proposals (management and shareholder), abstentions are counted as a vote AGAINST the proposal because the required vote is determined as follows: votes FOR divided by the sum of votes FOR plus votes AGAINST plus votes ABSTAINING.
2For all proposals (management and shareholder) other than ratification of the independent auditor, broker non-votes have no effect because they are not considered shares entitled to vote on the proposal.
3If, in a non-contested election of directors, an incumbent nominee for director is not re-elected by a majority of votes cast, such nominee must tender their resignation, and the Board of Directors, through a process managed by the Governance Committee, will decide whether to accept the resignation at its next regular meeting. Unless the Board decides to reject the offer or to postpone the effective date, the resignation shall become effective 45 days after the date of the election.
4The result of the advisory vote on compensation is not binding on the Board, whether or not the resolution is passed under the standard described above.

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INFORMATION ABOUT THE ANNUAL SHAREHOLDER MEETING
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. JPMorgan Chase will not disclose the proxy instructions or ballots of individual shareholders except to those recording the vote, or as may be required in accordance with appropriate legal process, or as authorized by the shareholder.
Could other matters be decided at the 2021 annual meeting?
We do not know of any matters that will be considered at the annual meeting other than those described above. If a shareholder proposal that was properly excluded from this proxy statement or is otherwise not properly presented at the meeting is nevertheless brought before the meeting, the Chairman will declare such a proposal out of order, and it will be disregarded. If any other matters arise at the annual meeting that are properly presented at the meeting, the proxies will be voted at the discretion of the proxy holders.
What happens if the meeting is postponed or adjourned?
Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.
Who counts the votes cast at our annual meeting?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes cast at our annual meeting, and American Election Services, LLC will act as the independent inspector of election.
Where can I find the voting results of our annual meeting?
We expect to announce the preliminary voting results at our annual meeting. The final voting results will be reported on a Current Report on Form 8-K that will be filed with the SEC and be available on our website.
Who is paying the costs of this proxy solicitation?
JPMorgan Chase is paying the costs of the solicitation of proxies. JPMorgan Chase has retained MacKenzie Partners, Inc. to assist in the distribution of proxy materials and the solicitation of proxies from brokerage firms, banks, broker-dealers and other similar organizations representing beneficial owners of shares. We have agreed to pay MacKenzie Partners a fee of approximately $50,000 plus reimbursement of certain out-of-pocket expenses.
JPMorgan Chase must also pay brokerage firms, banks, broker-dealers and other similar organizations representing beneficial owners certain fees associated with:
•Forwarding the Notice of Internet Availability to beneficial owners;
•Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and
•Obtaining beneficial owners’ voting instructions.
In addition to solicitations by mail, the persons who will be serving as the proxies and JPMorgan Chase’s directors, officers and employees may solicit, without additional compensation, proxies on JPMorgan Chase’s behalf in person, by phone or by electronic communication.
How do I inspect the list of shareholders of record?
A list of shareholders of record as of March 19, 2021 will be available for inspection during ordinary business hours at our offices at 383 Madison Avenue, New York, NY 10017-0001, from May 8, 2021, to May 17, 2021. Please contact the Office of the Secretary by sending an email to corporate.secretary@jpmchase.com if you wish to inspect the list prior to the annual meeting. To access the list during the annual meeting, please visit www.virtualshareholdermeeting.com/JPM2021.
Information about paper and electronic delivery of proxy materials
JPMorgan Chase uses the SEC rule commonly known as “Notice and Access” that permits companies to furnish proxy materials to our shareholders over the Internet. This process enables us to expedite delivery of materials to our shareholders and reduces the costs to us of printing and mailing paper proxy materials.
In accordance with the Notice and Access rules, on or about April 7, 2021, we sent those current shareholders of record on March 19, 2021, the Record Date for the annual meeting, a Notice. The Notice contains instructions on how to access our proxy statement and annual report online. If you received a Notice, you will not receive a printed copy of the proxy materials in the mail.
If you received a Notice, and would like to receive copies of our proxy materials in print by mail, or electronically by email, please follow the instructions in the Notice.
Shareholders who do not receive the Notice will receive either by mail a paper, or by email an electronic, copy of our proxy statement and 2020 Annual Report to Shareholders, which will be sent on or about April 7, 2021.
How can I obtain an additional proxy card?
Shareholders of record can contact the Office of the Secretary by sending an email to corporate.secretary@jpmchase.com or calling (212) 270-6000.
If you hold your shares of common stock in street name, contact your account representative at the bank, brokerage firm, broker-dealer or similar organization through which you hold your shares.

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INFORMATION ABOUT THE ANNUAL SHAREHOLDER MEETING
How do I sign up for electronic delivery of proxy materials?
This proxy statement and our 2020 Annual Report to Shareholders are available on our website at: jpmorganchase.com. If you would like to help reduce the environmental impact of our annual meetings and our costs of printing and mailing future materials, you can agree to access these documents in the future over the Internet rather than receiving printed copies in the mail. For your convenience, you may find links to sign up for electronic delivery for both shareholders of record and beneficial owners who hold shares in street name at https://enroll. icsdelivery.com/jpm.
Once you sign up, you will continue to receive proxy materials electronically until you revoke this preference.
I share an address with another shareholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?
JPMorgan Chase has adopted a procedure called “householding”. Under this procedure, JPMorgan Chase may deliver a single copy of the proxy statement and annual report to multiple shareholders who share the same address, unless we have received contrary instructions from one or more of the shareholders. Each shareholder continues to receive a separate proxy card. This procedure reduces the environmental impact of our annual meetings and our printing and mailing costs.
If your household received a single set of proxy materials, but you prefer to receive a separate copy of the proxy statement and 2020 Annual Report, you may contact the Secretary via email at corporate.secretary@jpmchase.com, via mail at JPMorgan Chase & Co., Office of the Secretary, 4 New York Plaza, New York, NY 10004-2413, or by phone at 212-270-6000 and these documents will be delivered to you promptly upon receiving the request.
Alternatively, if you are receiving more than one copy of the proxy materials at a single address and would like to participate in “householding”, please contact Broadridge Financial Services at 1-866-540-7095. If you are a beneficial owner who holds shares in street name, contact your bank, brokerage firm, broker-dealer or similar organization to request information about householding.
You may change your householding preferences at any time, by contacting Broadridge Financial Services at 1-866-540-7095 or by sending a written request to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or by contacting the bank, brokerage firm, broker-dealer or similar organization through which you hold your shares.
Other
How do I obtain more information about JPMorgan Chase?
The Governance Principles, Code of Conduct, Code of Ethics for Finance Professionals, Business Principles, How We Do Business – The Report, the Political Engagement and Public Policy Statement, ESG Report, Corporate Responsibility Report, and the By-laws and charters of our principal standing Board committees are posted on our website at jpmorganchase.com. These documents will also be made available to any shareholder who requests them by writing to the Secretary at corporate.secretary@jpmchase.com, or JPMorgan Chase & Co., Office of the Secretary, 4 New York Plaza, New York, NY 10004-2413.
Information that the Firm is required to disclose under Disclosure & Transparency Rule 7.2 (Corporate Governance Statements) of the U.K. Financial Conduct Authority may be found in this proxy statement under the headings “Corporate Governance” and “Audit Committee report”.

2021 PROXY STATEMENT	111	JPMORGAN CHASE & CO.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2022 ANNUAL MEETING
Shareholder proposals and nominations for the 2022 annual meeting
How do I submit a proposal for inclusion at the 2022 Annual Meeting of Shareholders?
For a shareholder proposal to be included in the proxy materials and be distributed by us in connection with our 2022 Annual Meeting of Shareholders, the proposal must be received by the Secretary of JPMorgan Chase no later than December 8, 2021. Such proposals must comply with all requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission.
How can I submit nominees for inclusion in the proxy materials for the 2022 Annual Meeting?
The Firm’s By-laws provide for a right of proxy access. This By-law enables shareholders, under specified conditions, to include their nominees for election as directors in the Firm’s proxy statement. Under By-law Section 1.10, a shareholder (or group of up to 20 shareholders) who has continuously owned at least 3% of the Firm’s outstanding shares for at least three consecutive years may nominate up to 20% of the Board (but in any event at least two directors) and have such nominee(s) included in the Firm’s proxy statement, if the shareholder(s) and the nominee(s) satisfy the applicable requirements set forth in the Firm’s By-laws.
If a shareholder is seeking to have one or more nominees included in the Firm’s 2022 proxy statement, the notice required by the Firm’s By-laws must be received by the Secretary of JPMorgan Chase not later than December 8, 2021, and not earlier than November 8, 2021.
How can I submit proposals (including nominations for election of director) at our 2022 Annual Meeting of Shareholders, that are not to be included in the proxy materials?
Our By-laws govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but that are not included in JPMorgan Chase’s proxy statement for that meeting.
Under our By-laws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a shareholder who is entitled to vote and complies with other applicable requirements set forth in the Firm's By-laws. The notice must contain the information required by the Firm's By-laws and must be received by the Secretary of JPMorgan Chase not later than the close of business on February 17, 2022, and not earlier than January 18, 2022.
These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a nominee or proposal included in the proxy statement.
A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the advance-notice By-law provisions described above, subject to applicable rules of the SEC.
How can I obtain a copy of JPMorgan Chase’s By-laws?
Copies of our By-laws are available on our website at: jpmorganchase.com/about/governance or may be obtained from the Secretary.
Where should a shareholder send his or her proposals?
Shareholder proposals (including nominees for director pursuant to the Firm’s proxy access By-laws) should be emailed to the Office of the Secretary at corporate.secretary@jpmchase.com; a copy may be mailed to the Secretary at JPMorgan Chase & Co., Office of the Secretary, 4 New York Plaza, New York, NY 10004-2413.
John H. Tribolati
Secretary

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NOTES ON NON-GAAP FINANCIAL MEASURES
Notes on non-GAAP financial measures
1.TCE, ROTCE and TBVPS are each non-GAAP financial measures. TCE represents the Firm’s common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than mortgage servicing rights), net of related deferred tax liabilities. ROTCE measures the Firm’s net income applicable to common equity as a percentage of average TCE. TBVPS represents the Firm’s TCE at period-end divided by common shares at period-end. TCE, ROTCE and TBVPS are utilized by the Firm, as well as investors and analysts, in assessing the Firm’s use of equity. The following tables provide reconciliations and calculations of these measures for the periods presented.
Non-GAAP reconciliations

	Average
	December 31,
(in millions, except ratio data)	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
Common stockholders’ equity	$173,266	$184,352	$196,409	$207,400	$215,690	$224,631	$230,350	$229,222	$232,907	$236,865
Less: Goodwill	48,632	48,176	48,102	48,029	47,445	47,310	47,317	47,491	47,620	47,820
Less: Other intangible assets	3,632	2,833	1,950	1,378	1,092	922	832	807	789	781
Add: Certain deferred tax liabilities(a)	2,635	2,754	2,885	2,950	2,964	3,212	3,116	2,231	2,328	2,399
Tangible common equity	$123,637	$136,097	$149,242	$160,943	$170,117	$179,611	$185,317	$183,155	$186,826	$190,663
Net income applicable to common equity	$18,327	$20,606	$17,081	$20,620	$22,927	$23,086	$22,778	$30,923	$34,844	$27,548
Return on common equity(b)	11%	11%	9%	10%	11%	10%	10%	13%	15%	12%
Return on tangible common equity(c)	15	15	11	13	13	13	12	17	19	14

	Period-end
	December 31,
(in millions, except ratio data)	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
Common stockholders’ equity	$175,514	$194,727	$199,699	$211,664	$221,505	$228,122	$229,625	$230,447	$234,337	$249,291
Less: Goodwill	48,188	48,175	48,081	47,647	47,325	47,288	47,507	47,471	47,823	49,248
Less: Other intangible assets	3,207	2,235	1,618	1,192	1,015	862	855	748	819	904
Add: Certain deferred tax liabilities(a)	2,729	2,803	2,953	2,853	3,148	3,230	2,204	2,280	2,381	2,453
Tangible common equity	$126,848	$147,120	$152,953	$165,678	$176,313	$183,202	$183,467	$184,508	$188,076	$201,592
Common shares	3,772.7	3,804.0	3,756.1	3,714.8	3,663.5	3,561.2	3,425.3	3,275.8	3,084.0	3,049.4
Book value per share(d)	$46.52	$51.19	$53.17	$56.98	$60.46	$64.06	$67.04	$70.35	$75.98	$81.75
Tangible book value per share(e)	33.62	38.68	40.72	44.60	48.13	51.44	53.56	56.33	60.98	66.11
(a)Represents deferred tax liabilities related to tax-deductible goodwill and to identifiable intangibles created in nontaxable transactions, which are netted against goodwill and other intangibles when calculating TCE.
(b)Represents net income applicable to common equity / average common stockholders’ equity.
(c)Represents net income applicable to common equity / average TCE.
(d)Represents common stockholders’ equity at period-end / common shares at period-end.
(e)Represents TCE at period-end / common shares at period-end.
2.On December 22, 2017, the TCJA was signed into law. The Firm’s results for the year ended December 31, 2017, included a $2.4 billion decrease to net income, as a result of the enactment of the TCJA, as well as a legal benefit of $406 million (after-tax) related to a settlement with the FDIC receivership for Washington Mutual and with Deutsche Bank as trustee to certain Washington Mutual trusts. Adjusted net income, adjusted ROTCE and adjusted earnings per share, which exclude the impact of these significant items, are each non-GAAP financial measures. Management believes these measures help investors understand the effect of these items on reported results.

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NOTES ON NON-GAAP FINANCIAL MEASURES
Additional notes
1.The Firm reviews the results of the lines of business on a “managed” basis. The Firm’s definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm (and each of the reportable business segments) on a fully taxable-equivalent basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue from year-to-year arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business.
2.The Basel III common equity Tier 1 (“CET1”) ratio became fully phased-in effective January 1, 2019. This measure is used by management, bank regulators, investors and analysts to assess and monitor the Firm’s capital position. Refer to Capital Risk Management on pages 91–101 of the 2020 Form 10-K for additional information on this measure.
3.Represents total JPMorgan Chase revenue from investment banking products sold to Commercial Banking Clients. Please refer to page 65 of the Firm’s 2020 Form 10-K for a discussion of revenue sharing agreements that are reflected within business segment results.
4.In the fourth quarter of 2020, the Firm transferred certain assets, liabilities, revenue, expense and headcount associated with certain wealth management clients from AWM to the J.P. Morgan Wealth Management business unit within CCB.

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APPENDIX
Appendix

JPMORGAN CHASE & CO. AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN, EFFECTIVE MAY 18, 2021

1.Purpose. The JPMorgan Chase & Co. Long-Term Incentive Plan (the “Plan”) is an amendment and restatement, effective May 18, 2021, subject to shareholder approval on that date, of the JPMorgan Chase & Co. Long-Term Incentive Plan as amended and restated effective May 15, 2018. The Plan allows the Company to provide stock-based incentives for designated employees to acquire a proprietary interest in the growth, performance and long-term sustainable health of the Company and to have an increased incentive in contributing to the Company’s future success and prosperity. It is also designed to enhance the Company’s ability to attract, retain and reward employees of exceptional talent and allows the Company to respond to a changing business environment in a flexible manner while aligning employees’ interests with those of the Company’s shareholders. The Plan also provides a mechanism to establish the compensation of Directors.
2.Definitions. For purposes of the Plan, the following terms shall have the meanings set forth in this Section 2:
(a)“Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
(b)“Award” shall mean any type of award granted pursuant to the Plan.
(c)“Award Agreement” means the document by which each Award is evidenced, as described in Section 13.
(d)“Board” shall mean the Board of Directors of JPMC; provided that any action taken by a duly authorized committee of the Board within the scope of authority delegated to such committee by the Board shall be considered an action of the Board for purposes of this Plan.
(e)“JPMC” shall mean JPMorgan Chase & Co., and, except as otherwise specified in this Plan in a particular context, any successor thereto, whether by merger, consolidation, purchase of all or substantially all its assets or otherwise.
(f)“Code” shall mean the Internal Revenue Code of 1986, as from time to time amended.

(g)“Committee” shall mean the Compensation & Management Development Committee of the Board (or any successor committee) or any subcommittee thereof composed of not fewer than two directors, each of whom is a “non-employee director” as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Act, or any successor definition adopted by the Commission.
(h)“Common Stock” shall mean the common stock of JPMC, par value $1 per share.
(i)“Company” shall mean JPMC and its Subsidiaries.
(j)“Director” shall mean a member of the Board of Directors of JPMC excluding any member who is an officer or Employee of the Company.
(k)“Employee” shall mean any employee of the Company.
(l)“Fair Market Value” shall mean (unless the Committee specifies a different valuation method) per share of Common Stock, the average of high and low sale prices of the Common Stock as reported on the New York Stock Exchange (“NYSE”) composite tape on the applicable date, or, if there are no such sale prices of Common Stock reported on the NYSE composite tape on such date, then the average price of the Common Stock on the last previous day on which high and low sale prices are reported on the NYSE composite tape.
(m)“Other Stock-Based Award” shall mean any of those Awards described in Section 9 hereof.
(n)“Participant” shall mean an Employee or Director who has been granted an Award under the Plan.
(o)“Subsidiary” shall mean any corporation that at the time qualifies as a subsidiary of JPMC under the definition of “subsidiary corporation” in Section 424(f) of the Code, as amended from time to time. Notwithstanding the foregoing, the Committee, in its sole and absolute discretion, may determine that any entity in which JPMC has a significant equity or other interest is a “Subsidiary.”

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APPENDIX
3.Shares subject to the Plan.
(a)The stock subject to provisions of the Plan shall be shares of authorized but unissued Common Stock and authorized and issued shares of Common Stock held as treasury shares. Subject to adjustment as provided in Sections 3(b) and 17, the number of shares of Common Stock with respect to which Awards may be granted under the Plan from its term commencing May 18, 2021 and ending May 31, 2025, shall be 85 million shares of Common Stock; provided that not more than 7 million shares may be issued as Awards of incentive stock options as defined by Section 422 of the Code.
(b)In addition to the number of shares of Common Stock provided for in Section 3(a), there shall be available for Awards under the Plan:
(i)shares representing Awards that are canceled, surrendered, forfeited, or terminated (other than shares representing Awards of stock appreciation rights or stock options), shares withheld to satisfy withholding tax obligations of any Award (other than tax withholdings associated Awards of stock appreciation rights and stock options),
(ii)shares granted through assumption of, or in substitution for, outstanding awards previously granted by an employing company to individuals who become Employees as the result of a merger, consolidation, acquisition or other corporate transaction involving the employing company and the Company, or shares granted to such Employees (x) pursuant to contractual obligations with respect to such merger, consolidation, acquisition or other corporate transaction or (y) as retention awards in connection with such transactions, and
(iii)Awards which by their terms may be settled only in cash.
(c)For purposes of calculating the number of shares of Common Stock available for issuance under the Plan, only the maximum number of shares that could be issued under Awards granted in tandem shall reduce the number specified in Section 3(a), provided that the Award Agreement provides that the exercise of one right under an Award reduces the number of shares of Common Stock available under the other Award. For avoidance of doubt, as provided in Section 3(b)(i), with respect to Awards of stock appreciation rights and options, all shares underlying such Awards, whether or not actually issued to plan participants, will count against the share limit.
4.Eligibility. Any Employee selected by the Committee is eligible to be a Participant in the Plan. In addition, as provided in Section 12, any Director shall be eligible to be a Participant in the Plan.
5.Limitations.
(a)The Committee may not grant Awards under the Plan to any Participant in excess of 7.5 million shares, including, but not limited to, the number of shares represented by Awards of stock options and stock appreciation, during the term of the Plan.
(b)Other than Awards to Directors, Awards settled in shares of Common Stock shall have a minimum vesting/exercise schedule of ratably over three years, provided that the Committee can grant Awards of up to 5% of shares authorized under the Plan with a shorter vesting or exercise period but not less than a one year period. These minimum vesting and exercise periods do not apply to Awards that vest or become exercisable earlier due to (i) circumstances such as death, retirement, or involuntary termination of employment, (ii) the achievement of performance objectives over a period of at least one year, (iii) standard vest date occurring within 10 days of the grant date anniversary, or (iv) a determination by the Firm for regulatory or other considerations to provide an equity award in excess of that which would have been awarded to the individual under the cash equity policy in effect for the performance year.
6.Administration. Unless otherwise determined by the Board, the Plan shall be administered by the Committee. As to the selection of, and Awards to, Participants who are not subject to Section 16 of the Act, the Committee may delegate any or all of its responsibilities to officers or employees of the Company.
Subject to the provisions of the Plan, the Committee shall have complete control over the administration of the Plan and shall have the authority in its sole discretion to (a) construe, interpret and implement the Plan and all Award Agreements, (b) establish, amend, and rescind any rules and regulations relating to the Plan, (c) grant Awards, (d) determine who shall receive Awards, when such Awards shall be made and the terms and provisions of Award Agreements, (e) establish plans supplemental to this Plan covering Employees residing outside of the United States, (f) provide for mandatory or voluntary deferrals of Awards and (g) make all other determinations in its discretion that it may deem necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan or any such Award Agreement into effect.

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APPENDIX
Notwithstanding anything herein to the contrary, the Committee’s determinations under the Plan and the Award Agreements are not required to be uniform. By way of clarification, the Committee shall be entitled to make non-uniform and selective determinations under Awards Agreements and Plan.
The determinations of the Committee in the administration of the Plan, as described herein, shall be final, and the Board and the Committee will have no liability for any action taken under or pursuant to the Plan in good faith (including any action taken under Section 12).
7.Stock options.
(a)Subject to the provisions of the Plan, the Committee shall have the sole and absolute discretion to determine to whom and when Awards of stock options will be made, the number of options to be awarded and all other terms and conditions of such Awards. Such terms and conditions may include one or more of the performance criteria or standards described in Section 10.
(b)In the case of incentive stock options, the terms and conditions of such grants shall be subject to and comply with such requirements as may be prescribed by Section 422 of the Code, and any implementing regulations.
(c)The Committee shall establish the option exercise price at the time each stock option is granted, which exercise price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant; provided that the per share exercise price of any Award of stock options may not be decreased after it has been granted (other than as provided for in Section 17); provided, further, that an Award of stock options may not be surrendered as consideration in exchange for the grant of a new Award under this Plan if such Award were to have a lower per share exercise price. Stock options may not be exercisable later than 10 years after their date of grant.
(d)The option exercise price of each share of Common Stock as to which a stock option is exercised shall be paid in full at the time of such exercise. The method and form of such payment shall be determined by the Committee from time to time.
8.Stock appreciation rights.
(a)Subject to the provisions of the Plan, the Committee shall have the sole and absolute discretion to determine to whom and when Awards of stock appreciation rights will be made, the number to be awarded and all other terms and conditions of such Awards. Such terms and conditions may include one or more of the performance criteria or standards described in Section 10.
(b)The Committee shall establish the stock appreciation right exercise price at the time each stock appreciation right is granted, which exercise price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant; provided that the per share exercise price of any Award of stock appreciation rights may not be decreased after it has been granted (other than as provided for in Section 17); provided, further, that an Award of stock appreciation rights may not be surrendered as consideration in exchange for the grant of a new Award under this Plan if such Award were to have a lower per share exercise price. Stock appreciation rights may be granted independent of any Award of stock options or in conjunction with all or any part of any Award of stock options, either at the same time as the Award of stock options is granted or at any later time during the term of such options; provided that the exercise price of a stock appreciation right granted in tandem with a stock option shall not be less than 100% of the Fair Market Value at the date of the grant of such option.
(c)Upon exercise, a stock appreciation right shall entitle the Participant to receive from the Company an amount equal to the positive difference between the Fair Market Value of a share of Common Stock on the exercise date of the stock appreciation right and the per share exercise price, multiplied by the number of shares of Common Stock with respect to which the stock appreciation right is exercised. The Committee shall determine at the date of grant whether the stock appreciation right shall be settled in cash, Common Stock or a combination of cash and Common Stock.

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APPENDIX
(d)A stock appreciation right or applicable portion thereof allocated to a stock option shall terminate and no longer be exercisable upon the termination or exercise of any related stock option. Stock appreciation rights may not be exercisable later than 10 years after their date of grant.
9.Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee shall have the sole and absolute discretion to determine to whom and when “Other Stock-Based Awards” will be made, the number of shares of Common Stock to be awarded under (or otherwise related to) such Other Stock-Based Awards and all other terms and conditions of such Awards. Other Stock-Based Awards are Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of Common Stock. Other Stock-Based Awards shall be in such form as the Committee shall determine, including without limitation, (i) shares of Common Stock, (ii) shares of Common Stock subject to restrictions on transfer until the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives, each as specified by the Committee, (iii) shares of Common Stock issuable upon the completion of a specified period of service, (iv) restricted stock units distributed in the form of shares of Common Stock after the restrictions lapse and (v) conditioning the right to an Award upon the occurrence of an event or the attainment of one or more performance objectives, as more fully described in Section 10. The Committee shall determine at date of grant whether Other Stock-Based Awards shall be settled in cash, Common Stock or a combination of cash and Common Stock.
10.Performance-Based Awards. The Committee may from time to time, establish performance criteria or standards with respect to an Award (a “Performance-Based Award”). The performance goals may be based upon one or more of the following criteria: (i) income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) earnings per share; (iii) return on common equity including return on tangible common equity; (iv) expense management; (v) return on investment; (vi) stock price; (vii) revenue growth; (viii) efficiency ratio; (ix) credit quality; (x) ratio of non-performing assets to performing assets; (xi) shareholder value added; (xii) return on assets; (xiii) profitability or performance of identifiable business units; or (xiv) any other criteria as determined by the Committee in its sole discretion. Additionally, the foregoing criteria may relate to JPMC, one or more of its Subsidiaries or one or more of its divisions or units. In addition, the performance goals may be calculated without regard to extraordinary items.
The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to ascertain the amount of the applicable Performance-Based Award. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period.
11.Dividends, equivalents and voting rights. The terms and conditions of Other Stock-Based Awards of restricted stock and restricted stock units may provide the Participant with dividends or dividend equivalents payable prior to vesting; and Awards of Other Stock-Based Awards of restricted stock may provide for voting rights prior to vesting. Notwithstanding the foregoing, with respect to Awards of restricted stock or restricted stock units specifically designated in the award agreement as performance-based, dividends shall be accumulated and shall be paid to the Participants only in an amount based on the number of shares, if any, that vest under the terms of the Award.
12.Director compensation.
(a)For each calendar year for service on the Board, each Director shall receive an annual cash retainer of $100,000 and, if the Director is on the Board at the time when annual performance year equity awards are granted, an annual grant of deferred stock units valued at $250,000. During the term set forth in Section 3(a), with respect to which Awards may be granted under the Plan, the Board is specifically authorized in its discretion to increase the cash retainer and/or the equity award described in this Section 12(a) by a combined total of up to $25,000 or to decrease them.
(b)For each calendar year, each Director who serves in the following designated roles shall receive an annual cash retainer of: (i) $30,000 for serving as the Lead Independent Director; (ii) $25,000 for chairing the JPMorgan Chase Bank, N.A. (“Bank”) board, Audit Committee or Risk Committee; and (iii) $15,000 for chairing any other principal standing committee and for serving on any of the Bank board, Audit Committee or Risk Committee. During the terms set forth in Section 3(a), with respect to which Awards may be granted under the Plan, the Board is specifically authorized in its discretion to increase any retainer described in this Section 12(b) by up to $5,000 or to decrease them.
(c)The Board may at any time provide any Director with a retainer or other fee in addition to those provided for in Sections 12(a) and (b), including for service, on a specific purpose committee or for

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APPENDIX
any other special service, in each case determined in the discretion of the Board. The Board also may decrease any retainer provided for in Sections 12(a) and (b).
(d)Any retainer or fee pursuant to this Section 12 may be payable in the form of cash, an Other Stock-Based Award or any combination, as determined in the discretion of the Board, and shall have such terms and conditions as the Board may specify and any Award of restricted stock units shall provide for dividend equivalents that shall be payable as additional restricted stock units.
(e)Unless the Board determines otherwise in its discretion, the Corporate Governance & Nominating Committee of the Board (or any successor committee) is delegated the authority of the Board under this Section 12.
13.Award agreements. Each Award under the Plan shall be evidenced by a document setting forth the terms and conditions, not inconsistent with the provisions of the Plan, as determined by the Committee, which shall apply to such Award. Such document may be delivered by mail or electronic means, including the internet. The Committee may amend any Award Agreement to conform to the requirements of law.
14.Withholding and right of offset.
(a)The Company shall have the right to deduct from all amounts paid to any Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld therefrom. In the case of payments of Awards in the form of Common Stock, at the Committee’s discretion, the Participant may be required to pay, in such form as the Committee may specify, to the Company the amount of any taxes required to be withheld with respect to such Common Stock prior to its receipt, or, in lieu thereof, the Company shall have the right to retain the number of shares of Common Stock the Fair Market Value of which equals the amount required to be withheld.
(b)To the extent that any amounts hereunder are not deferred compensation within the meaning of Section 409A of the Code, the Company shall have the right to offset against its obligation to deliver shares of Common Stock or cash under the Plan or any Award Agreement any amounts (including, without limitation, travel and entertainment expenses or advances, loans, credit card obligations, repayment obligations under any Awards, or amounts repayable pursuant to tax equalization, housing, automobile or other employee programs), the Participant then owes to the Company. Additionally, in situations where such amounts are owed to the Company or the amount owed has not been determined in full, the Company may preclude a Participant from exercising an Award of stock options or stock appreciation rights until such amount is paid or established in full.
15.Nontransferability. No Award shall be assignable or transferable, and no right or interest of any Participant in any Award shall be subject to any lien, obligation or liability of the Participant, except by will, the laws of descent and distribution, or as otherwise set forth in the Award agreement; provided that with respect to Awards (other than an Award of an incentive stock option), the Committee may, in its sole discretion, permit certain Participants or classes of Participants to transfer Awards of nonqualified stock options and stock appreciation rights or Other Stock-Based Awards to such individuals or entities as the Committee may specify.
16.No right to employment or continued participation in plan. No person shall have any claim or right to the grant of an Award prior to the date that an Award agreement is delivered to such person and the satisfaction of the appropriate formalities specified in the Award agreement, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or to be eligible for any subsequent Awards. Further, the Company expressly reserves the right to dismiss at any time a Participant free from any liability or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

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APPENDIX
17.Adjustment of and changes in common stock. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, issuance of a new class of common stock, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to shareholders of Common Stock other than regular cash dividends, the Committee will make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan, including, but not limited to, adjustments with respect to the limitations imposed by Sections 3 and 5 and to make appropriate adjustments (including the number of shares and the exercise price) to outstanding Awards (without regard to the re-pricing restrictions set forth in Sections 7 and 8).
18.Amendment. The Board may amend, suspend or terminate the Plan or any portion hereof at any time without shareholder approval, except to the extent otherwise required by the Act or New York Stock Exchange listing requirements. Notwithstanding the foregoing, except in the case of an adjustment under Section 17, any amendment by the Board shall be conditioned on shareholder approval if it increases (i) the number of shares of Common Stock authorized for grant under Section 3, (ii) the number of shares authorized for grant to individual participants under any form of an Award as set forth in Section 5, or (iii) if such amendment eliminates restrictions applicable to the reduction of the exercise price of an option or stock appreciation right or the surrender of such Award in consideration for a new Award with a lower exercise price as set forth in Sections 7 and 8.

19.Unfunded status of plan. The Plan is intended to constitute an “unfunded” plan for long-term incentive compensation. Nothing herein shall be construed to give any Participant any rights with respect to unpaid Awards that are greater than those of a general unsecured creditor of JPMC.
20.Successors and assigns. The Plan and Awards made thereunder shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
21.Governing law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York without reference to principles of conflict of laws.
22.Effective date. The effective date of this Plan is May 18, 2021. No Awards shall be granted under the Plan after May 31, 2025, or the date the Plan is earlier terminated by the Board; provided, however, that the termination of the Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date the Plan terminates.

JPMORGAN CHASE & CO.	120	2021 PROXY STATEMENT

Glossary of selected terms and acronyms
2018 Plan: Amended and Restated Long-Term Incentive Plan approved by shareholders on May 15, 2018
2020 Form 10-K: JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2020
2021 Plan: Amended and Restated Long-Term Incentive Plan
ABL: Advancing Black Leaders
ABP: Advancing Black Pathways
AEF: Asian Executive Forum
AsPIRE: Asians & Pacific Islanders Reaching for Excellence
AUM: Assets under management
AWM: Asset & Wealth Management
Bank: JPMorgan Chase Bank, National Association
BEF: Black Executive Forum
BlackRock: BlackRock, Inc. and affiliated entities
BOLD: Black Organization for Leadership Development
BRG: Business resource group
Business Principles: How We Do Business Principles
BVPS: Book value per share
CB: Commercial Banking
CCAR: Comprehensive Capital Analysis and Review
CCB: Consumer & Community Banking
CCBSI: Corporate client banking & specialized industries
CCT: Center for Carbon Transition
CD&A: Compensation discussion and analysis
CEO: Chief Executive Officer
CET1: Common equity Tier 1
CFO: Chief Financial Officer
CIB: Corporate & Investment Bank
CMDC: Compensation & Management Development Committee
COO: Chief Operating Officer
Designated Employees: Tier 1 Employees, Identified Staff, or other employees who are material risk-takers identified under other similar standards
EMEA: Europe, Middle East, and Africa
EPS: Earnings per share
ESG: Environmental, social and governance
E.U.: European Union
Federal Reserve: Board of Governors of the Federal Reserve System
Firm: JPMorgan Chase & Co.
Governance Committee: Corporate Governance & Nominating Committee
Governance Principles: Corporate Governance Principles
HEF: Hispanic Executive Forum
HR: Human Resources
IB: Investment Banking
Identified Staff: Employees who are material risk-takers identified under U.K. and/or European Union standards
IHC: JPMorgan Chase Holdings LLC, an intermediate holding company
JPMorgan Chase: JPMorgan Chase & Co.
LGBT+: Lesbian, Gay, Bisexual, Transgender plus
LOB: Line of business
LTIP: Long-Term Incentive Plan
MMBSI: Middle market banking & specialized industries
NEO: Named Executive Officer
Notice: Notice of Internet Availability of Proxy Material
NYSE: New York Stock Exchange
OC: Operating Committee
ODI: Office of Disability Inclusion
PAC: Political Action Committee
PCAOB: Public Company Accounting Oversight Board
PPP: Paycheck Protection Program
PRC: Public Responsibility Committee
PSU: Performance share unit
PwC: PricewaterhouseCoopers LLP
ROE: Return on common equity
ROTCE: Return on tangible common equity
RSU: Restricted stock unit
SAR: Stock appreciation rights
SBA: Small Business Administration
SCT: Summary compensation table
SEC: United States Securities and Exchange Commission
TBVPS: Tangible book value per share
TCE: Tangible common equity

2021 PROXY STATEMENT	121	JPMORGAN CHASE & CO.

TCFD: Task Force on Climate-related Financial Disclosures
TCJA: Tax Cuts and Jobs Act
Tier 1 Employees: Employees who are material risk-takers identified under Federal Reserve standards
TSR: Total shareholder return
U.K.: United Kingdom
U.S.: United States of America
U.S. GAAP: Accounting principles generally accepted in the U.S.
Vanguard: The Vanguard Group and affiliated entities
VETS: Voices for Employees that Served
WOTM: Women on the Move

JPMORGAN CHASE & CO.	122	2021 PROXY STATEMENT

© 2021 JPMorgan Chase & Co. All rights reserved. Printed in U.S.A. on paper that contains recycled fiber with soy ink.

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VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to JPMorgan Chase & Co., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	Your voting instructions are confidential.
E19087-P87837 KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

JPMORGAN CHASE & CO.
The Board of Directors recommends you vote FOR the following proposals:							The Board of Directors recommends you vote AGAINST the following shareholder proposals:
1.	Election of Directors		For	Against	Abstain				For	Against	Abstain
	1a. Linda B. Bammann		☐	☐	☐	5.	Improve shareholder written consent		☐	☐	☐
	1b. Stephen B. Burke		☐	☐	☐	6.	Racial equity audit and report		☐	☐	☐
	1c. Todd A. Combs		☐	☐	☐	7.	Independent board chairman		☐	☐	☐
	1d. James S. Crown		☐	☐	☐	8.	Political and electioneering expenditure congruency		☐	☐	☐
	1e. James Dimon		☐	☐	☐		report
	1f. Timothy P. Flynn		☐	☐	☐
	1g. Mellody Hobson		☐	☐	☐
	1h. Michael A. Neal		☐	☐	☐
	1i. Phebe N. Novakovic		☐	☐	☐
	1j. Virginia M. Rometty		☐	☐	☐
2.	Advisory resolution to approve executive compensation		☐	☐	☐
3.	Approval of Amended and Restated Long-Term Incentive		☐	☐	☐
Plan effective May 18, 2021

4.	Ratification of independent registered public accounting		☐	☐	☐
firm

									Yes	No

						Please indicate if you plan to attend this meeting.			☐	☐

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)		Date

JPMorgan Chase & Co.
2021 Annual Meeting of Shareholders
Tuesday, May 18, 2021 10:00 a.m. Eastern Time
www.virtualshareholdermeeting.com/JPM2021

If you plan to attend the meeting at www.virtualshareholdermeeting.com/JPM2021, you will be required to enter the control number found on your proxy card, voting instruction form or Notice you previously received. The Annual Meeting will be held in a virtual meeting format only. For more information see “Information about the annual shareholder meeting” in the proxy statement.
Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at https://www.jpmorganchase.com/ir/annual-report
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E19088-P87837

JPMORGAN CHASE & CO.

    This proxy is solicited from you by the Board of Directors for use at the Annual Meeting of Shareholders of JPMorgan Chase & Co. on May 18, 2021.

    You, the undersigned shareholder, appoint each of John Tribolati and Jennifer Piepszak, your attorney-in-fact and proxy, with full power of substitution, to vote on your behalf shares of JPMorgan Chase common stock that you would be entitled to vote at the 2021 Annual Meeting, and any adjournment of the meeting, with all powers that you would have if you were personally present at the meeting. The shares represented by this proxy will be voted as instructed by you on the reverse side of this card with respect to the proposals set forth in the proxy statement, and in the discretion of the proxies on all other matters which may properly come before the 2021 Annual Meeting and any adjournment thereof. If the card is signed but no instructions are given, shares will be voted in accordance with the recommendations of the Board of Directors.

    Participants in the 401(k) Savings Plan: If you have an interest in JPMorgan Chase common stock through an investment in the JPMorgan Chase Common Stock Fund within the 401(k) Savings Plan, your vote will provide voting instructions to the trustee of the plan to vote the proportionate interest as of the record date. If no instructions are given, the trustee will vote unvoted shares in the same proportion as voted shares.

    Voting Methods: If you wish to vote by mail, please sign your name exactly as it appears on this proxy and mark, date and return it in the enclosed envelope. If you wish to vote by Internet or telephone, please follow the instructions on the reverse side.

Continued and to be signed on reverse side